 United States

Securities and Exchange Commission

Washington, D.C. 20548

SCHEDULE 14A

(Rule 14a-101)

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ExlService Holdings, Inc.

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280 Park Avenue, 38th Floor

New York, New York 10017

(212) 277-7100

April 27, 2018

Dear Stockholder:

On behalf of the board of directors of ExlService Holdings, Inc., we are pleased to invite you to the 2018 Annual Meeting of Stockholders, which will be held on June 15, 2018 in New York, New York.

The Annual Meeting will begin with discussion and voting on the matters set forth on the accompanying Notice of the Annual Meeting and Proxy Statement, followed by discussion of other business matters properly brought before the Annual Meeting.

Pursuant to rules promulgated by the Securities and Exchange Commission, we are providing access to our proxy materials over the Internet. On or about April 27, 2018, we will mail a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) to each of our stockholders of record and beneficial owners at the close of business on April 23, 2018, the record date for the Annual Meeting. On the date of mailing of the Internet Notice, all stockholders and beneficial owners will have the ability to access all of the proxy materials on a website referred to in the Internet Notice. These proxy materials will be available free of charge.

Even if you choose to attend the Annual Meeting in person, you are encouraged to review the proxy materials and vote your shares in advance of the meeting by Internet or phone. The Internet Notice will contain instructions to allow you to request copies of the proxy materials to be sent to you by mail. Any proxy materials sent to you will include a proxy card that you may use to cast your vote by completing, signing and returning the proxy card by mail (or voting instruction form, if you hold shares through a broker). Your vote is extremely important, and we appreciate you taking the time to vote promptly. If you attend the Annual Meeting, you may withdraw your proxy should you wish to vote in person.

The board of directors and management look forward to seeing you at the Annual Meeting.

Sincerely,

Garen K. Staglin	Rohit Kapoor
Chairman	Vice Chairman and CEO

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

You are cordially invited to the 2018 Annual Meeting of Stockholders of ExlService Holdings, Inc., a Delaware corporation (the “Company”). The Annual Meeting will be held at the New York offices of the Company, 280 Park Avenue, 38th Floor, New York, New York 10017 on June 15, 2018 at 8:30 AM, Eastern Time, for the purposes of voting on the following matters:

1.the election of three Class III members of the board of directors of the Company for a term of three years each;

2.the ratification of the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for fiscal year 2018;

3.the approval, on a non-binding advisory basis, of the compensation of the named executive officers of the Company;

4.the approval of the 2018 Omnibus Incentive Plan; and

5.the transaction of such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

If you are a stockholder of record at the close of business on April 23, 2018, you are entitled to vote at the Annual Meeting. A list of stockholders as of the record date will be available for examination for any purpose germane to the Annual Meeting, during ordinary business hours, at the Company’s executive offices at 280 Park Avenue, 38th Floor, New York, New York 10017, for a period of 10 days prior to the date of the Annual Meeting and at the Annual Meeting itself.

Whether or not you expect to attend the Annual Meeting in person, the Company encourages you to promptly vote and submit your proxy by (i) Internet (by following the instructions provided in the Internet Notice), (ii) by phone (by following the instructions provided in the Internet Notice) or (iii) by requesting that proxy materials be sent to you by mail that will include a proxy card that you can use to vote by completing, signing, dating and returning the proxy card in the prepaid postage envelope provided. Voting by proxy will not deprive you of the right to attend the Annual Meeting or to vote your shares in person. You can revoke a proxy at any time before it is exercised by voting in person at the Annual Meeting, by delivering a subsequent proxy or by notifying the inspector of elections in writing of such revocation prior to the Annual Meeting. YOUR SHARES CANNOT BE VOTED UNLESS YOU EITHER (I) VOTE BY USING THE INTERNET, (II) VOTE BY PHONE, (III) REQUEST PROXY MATERIALS BE SENT TO YOU BY MAIL AND THEN USE THE PROXY CARD PROVIDED BY MAIL TO CAST YOUR VOTE BY COMPLETING, SIGNING AND RETURNING THE PROXY CARD BY MAIL OR (IV) ATTEND THE ANNUAL MEETING AND VOTE IN PERSON.

By Order of the Board of Directors

Nancy Saltzman

Executive Vice President,

General Counsel and Secretary

New York, New York

April 27, 2018

PROXY STATEMENT

2018 PROXY STATEMENT SUMMARY

Summary

Below is a summary of selected key components of this proxy statement, including information regarding this year’s stockholder meeting, nominees for our board of directors, summary of our business, performance highlights and selective executive compensation information. This summary does not contain all of the information that you should consider prior to submitting your proxy, and you should review the entire proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (the “2017 Form 10-K”).

Annual Meeting Information
Time and Date: 8:30 AM (Eastern Time) June 15, 2018
Record Date: April 23, 2018
Place: ExlService Holdings, Inc. 280 Park Avenue, 38th Floor New York, New York 10017
Voting: Stockholders as of the record date are entitled to vote

Meeting Agenda, Voting Matters and Recommendations

The Board of Directors recommends a vote FOR the following proposals:
1.the election of three Class III members of the board of directors of the Company for a term of three years each (page 70);
2.the ratification of the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for fiscal year 2018 (page 71);
3.the approval, on a non-binding advisory basis, of the compensation of the named executive officers of the Company (page 74);
4.the approval of the 2018 Omnibus Incentive Plan (page 75); and
5.the transaction of such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Board and Corporate Governance Highlights

(Based on current board profile and practices)

Board of Directors Composition

Gender Diversity
Number of Directors
5
4
3
2
1
0
25%
Women

>Eight directors, all of whom are independent except for our Vice Chairman & CEO

>Independent board chairman

>Standing board committees composed solely of independent chairs and members

>Seasoned board of directors, with diverse experience, including in insurance, healthcare, utilities, banking and financial services, finance/accounting, global business and technology

>Diversity in age, gender and other important characteristics

Board Accountability

>Majority voting standard for uncontested elections

>Annual board- and committee-level evaluations

>Regularly-held executive session of non-management directors

>Robust executive and director equity ownership guidelines

>Independent board of directors evaluation of CEO performance and compensation

Director Qualifications

Our board of directors reflects an effective and diverse mix of skills and experience appropriate for our Company and industry. Our directors have the following attributes:

Executive Leadership	Board Experience
Finance and Accounting	Client and Industry Expertise
Global Experience	Risk Oversight / Management

Class III Board Nominations
Name (Year Joined Board)	Principal Occupation*	Committee Membership
Deborah Kerr (January 2015)	Independent Director; senior advisor to Warburg Pincus; former Executive Vice President, Chief Product and Technology Officer at Sabre Corporation (NASDAQ:SABR)	Audit Committee Compensation Committee
Nitin Sahney (January 2016)	Independent Director; Member-Manager and Chief Executive Officer, PharmaCord, LLC; former President and CEO of Omnicare, Inc.	Audit Committee Nominating and Corporate Governance Committee
Garen Staglin (June 2005)	Independent Director and Chairman of the Board; former Chief Executive Officer of eONE Global LP and former Chief Executive Officer of Safelite Auto Glass	Compensation Committee Nominating and Corporate Governance Committee

*A complete list of each nominee’s business experience and directorships is listed below beginning on page 14.

Our Business

We are an operations management and analytics company that helps businesses enhance revenue growth and improve profitability. Using our proprietary platforms, methodologies and our full range of digital capabilities, we look deeper to help companies transform their businesses, functions and operations, to help them deliver better customer experience and business outcomes, while managing risk and compliance. We serve our customers in the insurance, healthcare, travel, transportation and logistics, banking and financial services and utilities industries, among others. Headquartered in New York, we have approximately 27,800 employees in locations throughout the United States, Europe, Asia (primarily India and the Philippines), Latin America, Australia and South Africa.

Performance Highlights for 2017

	Company 3 Year Performance Revenue and Segment Information ($ in millions)
	Revenue (Year-over-year growth %)
	2015	YOY%	2016	YOY%	2017	YOY%
Insurance Segment	$199.9	32.1%	$206.3	3.2%	$234.8	13.8%
Healthcare Segment	55.2	28.7%	68.7	24.4%	77.0	12.2%
Travel, Transportation and Logistics Segment	62.2	30.9%	69.4	11.4%	71.0	2.3%
Finance and Accounting Segment	78.5	-14.7%	79.4	1.2%	86.5	9.0%
All Other	110.5	10.5%	96.5	-12.7%	83.1	-13.9%
Analytics	122.2	86.3%	165.7	35.7%	209.9	26.7%
Consolidated	$628.5	25.9%	$686.0	9.1%	$762.3	11.1%

We improved our annual revenues to $762.3 million in fiscal year 2017 from $686.0 million in fiscal year 2016, an increase of 11.1%. We also achieved the following:

>We completed the acquisition of substantially all the assets of Health Integrated, Inc., a healthcare company that specializes in providing care management on behalf of health plans.

>We acquired a minority stake in Corridor Platforms, Inc., a proprietary big data risk management platform in analytics.

>We opened a state-of-the-art Digital Experience Center in Jersey City, N.J., which is an experiential laboratory where clients and partners can actively work with technologies such as advance automation, robotics, analytics, machine learning and natural language processing.

>We opened new delivery centers in Chennai and Hyderabad in India and in Richmond, VA, Dallas TX, Kansas City, MO, and Tampa, FL.

>We won 42 new clients across all of our industry verticals.

>We received numerous awards and industry recognition.

>We launched LifePRO® Version 19, our administration platform for life, health and annuity insurers with enhanced management of complex annuities.

For more information regarding these and other business highlights, please see page 30 below and the 2017 Form 10-K.

The graphs below compare our 1-year, 3-year and 5-year total stockholder return (“TSR”) with that of the companies comprising Nasdaq, S&P 500 and our peer group. As shown in the table, our TSR outperformed all but one of our market benchmarks.

(1)Cumulative growth rate as of December 31, 2017.

(2)Peer group TSR data excludes Solera Holdings, which was taken private in March 2016, and Ciber Inc., which filed for bankruptcy in April 2017.

2017 Compensation Highlights

Named Executive Officers
Name	Title
Rohit Kapoor	Vice Chairman and CEO
Vishal Chhibbar	Executive Vice President and CFO
Pavan Bagai	President and Chief Operating Officer
Nagaraja Srivatsan	Executive Vice President and Chief Growth Officer
Nalin Miglani	Executive Vice President and Chief Human Resources Officer

2017 Standard Annual Compensation
Compensation Component	Rohit Kapoor	Vishal Chhibbar	Pavan Bagai	Nagaraja Srivatsan	Nalin Miglani
Salary	$620,000	$400,000	$296,139	$415,000	$410,000
Non-Equity Incentive Plan Compensation	$591,028	$252,608	$265,561	$302,701	$249,083
Equity Awards	$3,145,687	$717,639	$1,134,418	$651,057	$705,312
Other Compensation(1)	$41,413	$8,990	$72,266	$8,490	$8,490
Total	$4,398,128	$1,379,237	$1,768,384	$1,377,248	$1,372,885

(1)For each named executive officer, this category includes, if applicable, his perquisites and personal benefits, changes in pension value, Company-paid life insurance premiums and Company contributions to our 401(k) plan. A detailed discussion of the compensation components for each named executive officer for fiscal year 2017 is provided in the “Summary Compensation Table for Fiscal Year 2017” beginning on page 47.

On an annual basis, we submit to our stockholders a vote to approve, on a non-binding advisory basis, the compensation of our named executive officers as described in this proxy statement. We refer to this vote as “say-on-pay”. Please refer to our Compensation Discussion and Analysis, starting on page 30 for a complete description of our 2017 compensation program.

Below are a few highlights of our executive compensation:

>98.4% Say-on-Pay Approval of 2016 Compensation: At our 2017 Annual Meeting of Stockholders, our stockholders approved, on a non-binding advisory basis, the compensation paid to our named executive officers for fiscal year 2016. Approximately 98.4% of the votes present in person or by proxy voted in favor of fiscal year 2016 compensation.

>Annual Bonus Program Based Upon Financial Performance Criteria: Our Compensation Committee approved the continued use of our annual bonus program, which was based upon the following performance criteria:

–Company Wide Metrics – Adjusted earnings per share (EPS) and revenue

–Business Line Metrics – Revenues, new client revenues and margin achievement

–Individual Metrics – Linked to areas of performance that are specific to each executive

>Long-Term Equity Incentive Program: We also continued our equity incentive program, which includes granting a mix of time-vested restricted stock units and performance-based restricted stock units. The performance-based restricted stock units were comprised of:

–Relative total stockholder return-linked restricted stock units, and

–Revenue-linked restricted stock units.

>2017 Performance: We delivered solid revenue and Adjusted EPS performance in 2017.

–Annual Incentive Program: As measured under our annual incentive plan, we delivered 101.7% of our Adjusted EPS target and fell just short of our revenue performance target achieving 98.1% of target.

–Equity Incentive Program: This was the third and final performance year for the 2015 performance-based restricted stock units. We achieved 98.3% of the revenue target for the revenue-linked restricted stock units resulting in 82.9% of target funding of those grants. The Company’s TSR performance was at the 93rd percentile amongst its peer group, resulting in the executives earning 200% of the 2015 relative TSR-linked restricted stock units pursuant to the terms of the original grant.

Compensation Mix:

Auditor Matters

As a matter of good corporate practice, we are seeking your ratification of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2018. The following sets forth fees of Ernst & Young LLP, who served as our independent registered public accounting firm for fiscal year 2017.

2017 (in thousands)
Audit Fees	$1,479
Audit-Related Fees	475
Tax Fees	71
All Other Fees	—
Total	$2,025

For more information on our auditors, including individual components of 2017 audit fees and our change in auditors, see page 71.

INFORMATION CONCERNING VOTING AND SOLICITATION

This Proxy Statement is being furnished to you in connection with the solicitation by the board of directors of ExlService Holdings, Inc., a Delaware corporation (“us,” “we,” “our” or the “Company”), of proxies to be used at our 2018 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the New York offices of the Company, 280 Park Avenue, 38th Floor, New York, New York, 10017 on June 15, 2018, at 8:30 AM, Eastern Time, and any adjournments or postponements thereof.

In accordance with rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each stockholder of record, the Company furnishes proxy materials via the Internet. If you received a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) by mail, you will not receive a printed copy of our proxy materials other than as described herein. Instead, the Internet Notice will instruct you as to how you may access and review all of the important information contained in the proxy materials. The Internet Notice also instructs you as to how you may submit your proxy over the Internet or by phone. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting proxy materials included in the Internet Notice.

It is anticipated that the Internet Notice will be sent to stockholders on or about April 27, 2018. This proxy statement and the form of proxy relating to the Annual Meeting will be made available via the Internet to stockholders on or prior to the date that the Internet Notice is first sent.

Who Can Vote

Only stockholders who own shares of our common stock at the close of business on April 23, 2018, the record date for the Annual Meeting, can vote at the Annual Meeting. As of the close of business on April 23, 2018, the record date, we had 34,550,878 shares of common stock outstanding and entitled to vote. Each holder of common stock is entitled to one vote for each share held as of the record date for the Annual Meeting. There is no cumulative voting in the election of directors.

How You Can Vote

If your shares are registered directly in your name with Computershare Trust Company, N.A., our transfer agent (which means you are a “stockholder of record”), you can vote your proxy by (i) Internet, (ii) by phone or (iii) by requesting that proxy materials be sent to you by mail that will include a proxy card that you can use to vote by completing, signing, dating and returning the proxy card in the prepaid postage envelope provided. Please refer to the specific instructions set forth in the Internet Notice. You will not be able to vote your shares unless you use one of the methods above to designate a proxy or by attending the Annual Meeting.

If you are the beneficial owner of shares held in the name of a brokerage, bank, trust or other nominee as a custodian (also referred to as shares held in “street name”), your broker, bank, trustee or nominee will provide you with materials and instructions for voting your shares. In addition to voting by mail, a number of banks and brokerage firms participate in a program provided through Broadridge Financial Solutions, Inc. (“Broadridge”) that offers telephone and Internet voting options. Votes submitted by telephone or by using the Internet through Broadridge’s program must be received by 11:59 p.m. Eastern Time, on June 14, 2018.

Voting at the Annual Meeting

Voting by Internet, phone or mail will not limit your right to vote at the Annual Meeting if you decide to attend in person. Our board of directors recommends that you vote by Internet, phone or mail as it is not practical for most stockholders to attend the Annual Meeting. If you are a “stockholder of record,” you may vote your shares in person at the Annual Meeting. If you hold your shares in “street name,” you must obtain a proxy from your broker, bank, trustee or nominee giving you the right to vote the shares at the Annual Meeting or your vote at the Annual Meeting will not be counted.

Revocation of Proxies

You can revoke your proxy at any time before it is exercised in any of the following ways:

>by voting in person at the Annual Meeting;

>by submitting written notice of revocation to the inspector of elections prior to the Annual Meeting; or

>by submitting another properly executed proxy of a later date to the inspector of elections prior to the Annual Meeting.

Required Vote; Effect of Abstentions and Broker Non-Votes

Quorum

A quorum, which is a majority of the issued and outstanding shares of our common stock as of April 23, 2018, must be present, in person or by proxy, to conduct business at the Annual Meeting. A quorum is calculated based on the number of shares represented by the stockholders attending the Annual Meeting in person and by their proxy holders. If you indicate an abstention as your voting preference for all matters to be acted upon at the Annual Meeting, your shares will be counted toward a quorum but they will not be voted on any matter.

Proposal 1: Election of Directors

Under our Fourth Amended and Restated By-Laws (our “by-laws”), directors who are standing for election at the Annual Meeting will be elected by the affirmative vote of a majority of votes cast (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee) by stockholders in person or represented by proxy and entitled to vote at the Annual Meeting. If any incumbent nominee for director receives a greater number of votes “against” his or her election than votes “for” such election, our by-laws provide that such person shall tender to the board of directors his or her resignation as a director. You may cast your vote in favor of electing all of the nominees as directors, against one or more nominees, or abstain from voting your shares. For purposes of the vote on Proposal 1, abstentions and broker non-votes (as described below) will have no effect on the results of the vote.

Other Proposals

The ratification of the appointment of our independent registered public accounting firm, the advisory (non-binding) approval of the compensation of our named executive officers, the approval of the 2018 Omnibus Incentive Plan and each other item to be acted upon at the Annual Meeting will require the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting. You may cast your vote in favor of or against these proposals or you may abstain from voting your shares. For purposes of the vote on Proposals 2 (ratification of the appointment of our independent registered public accounting firm), 3 (advisory (non-binding) vote on executive compensation), 4 (approval of the 2018 Omnibus Incentive Plan), or such other items properly presented and to be acted upon at the Annual Meeting, abstentions will have the effect of a vote against these proposals. Broker non-votes will have the effect of a vote against Proposals 3 and 4, but because Proposal 2 is a “routine” proposal where brokers have discretionary authority to vote in the absence of instruction, there will be no broker non-votes.

If you submit your proxy, but do not mark your voting preference, the proxy holders will vote your shares (i) FOR the election of the nominees for director, (ii) FOR the ratification of the appointment of our independent registered public accounting firm, (iii) FOR the approval on an advisory (non-binding) basis of the compensation of our named executive officers, (iv) FOR the approval of the 2018 Omnibus Incentive Plan, and (v) as described below, in the judgment of the proxy holder on any other matters properly presented at the Annual Meeting.

Shares Held in “Street Name” by a Broker

If you are the beneficial owner of shares held in “street name” by a broker, then your broker, as the record holder of the shares, must vote those shares in accordance with your instructions. If you fail to provide instructions to your broker, under the New York Stock Exchange rules (which apply to brokers even though our shares are listed on the NASDAQ Stock Market), your broker will not be authorized to exercise its discretion and vote your shares on “non-routine” proposals, including the election of directors, approval on an advisory (non-binding) basis of the compensation of our named executive officers and approval of the 2018 Omnibus Incentive Plan. As a result, a “broker non-vote” occurs. However, without your instructions, your broker would have discretionary authority to vote your shares only with respect to “routine” proposals, which at the Annual Meeting is the ratification of the appointment of our independent registered public accounting firm.

Other Matters to Be Acted Upon at the Meeting

Our board of directors presently is not aware of any matters, other than those specifically stated in the Notice of Annual Meeting, which are to be presented for action at the Annual Meeting. If any matter other than those described in this proxy statement is presented at the Annual Meeting on which a vote may properly be taken, the shares represented by proxies will be voted in accordance with the judgment of the person or persons voting those shares.

Adjournments and Postponements

Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

Solicitation of Proxies

We will pay the cost of printing and mailing proxy materials and posting them on the Internet. Upon request, we will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of shares of our common stock.

Internet Availability of Proxy Materials

Our Notice of Annual Meeting, proxy statement and form of proxy card are each available at www.proxyvote.com. You may access these materials and provide your proxy by following the instructions provided in the Internet Notice.

Important

Please promptly vote and submit your proxy by (i) Internet (by following the instructions provided in the Internet Notice), (ii) by phone (by following the instructions provided in the Internet Notice) or (iii) by requesting that proxy materials be sent to you by mail that will include a proxy card that you can use to vote by completing, signing, dating and returning the proxy card in the prepaid postage envelope provided. This will not limit your right to attend or vote at the Annual Meeting. All Annual Meeting attendees may be asked to present valid, government-issued photo identification (federal, state or local), such as a driver’s license or passport, and proof of beneficial ownership if you hold your shares through a broker, bank, trust or other nominee, before entering the Annual Meeting. Attendees may be subject to security inspections. Video and audio recording devices and other electronic devices will not be permitted at the Annual Meeting.

If you have any further questions about voting your shares or attending the Annual Meeting, please call our Investor Relations Department at (212) 624-5913.

OUR BOARD OF DIRECTORS

Our board of directors currently consists of eight directors divided into three classes, with each director serving a three-year term and one class being elected at each year’s annual meeting of stockholders. The current composition of our board of directors is as follows:

Class I (Term expires 2019)	Class II (Term expires 2020)	Class III (Term expires 2018)
Rohit Kapoor	David Kelso	Deborah Kerr
Anne Minto	Som Mittal	Nitin Sahney
	Clyde Ostler	Garen Staglin

2018 Nominees

Class III Nominees
Deborah Kerr Independent Director

Nitin Sahney Independent Director

Garen Staglin Independent Director and Chairman of the Board

Upon the recommendation of our Nominating and Governance Committee, we are pleased to propose our three (3) existing Class III directors as nominees for re-election as directors at the Annual Meeting.

If elected, each of the Class III director nominees will serve on our board of directors until our 2021 Annual Meeting of Stockholders or until their successors are duly elected and qualified in accordance with our by-laws.

We believe that our director nominees and continuing directors, individually and together as a whole, possess the requisite skills, experience and qualifications necessary to maintain an effective board to serve the best interests of the Company and its stockholders.

Director Qualifications

Key Skills and Attributes We Look for in Board Nominees

> Strategic sense

> Critical and innovative thinking

> High ethical standards and integrity

> Mutual respect for other Board members

> Ability to debate constructively

> Candid, assertive, open minded

> Availability and commitment to serve

The board of directors considers it paramount to achieving excellence in corporate governance to assemble a board of directors that, taken together, has the skills, qualifications, experience and attributes appropriate for functioning as the board of directors of our Company and working productively with management. The Nominating and Governance Committee of the Board is responsible for recommending nominees that are qualified and that bring a diverse set of skills and qualifications to oversee the Company effectively.

The Nominating and Governance Committee has not formally established any minimum qualifications for director candidates. However, in light of our business, the primary areas of experience, qualifications and attributes typically sought by the Nominating and Governance Committee in director candidates include, but are not limited to, the following primary areas:

Executive Leadership Experience holding significant leadership positions, including as a CEO or head of a significant business, to help us drive business strategy, growth and performance.
Finance and Accounting Experience with finance, accounting or financial reporting processes, to help drive financial performance.
Global Experience Experience working outside of the United States or with multinational companies, to help facilitate our global expansion.
Board Experience Understanding of public company board of director and fiduciary duties, to help provide perspective on corporate governance best practices and related matters.

Client and Industry Expertise

Experience with our key client industries, including insurance, healthcare, banking and financial services, finance/accounting, and our other capabilities, to help deepen our knowledge of our key industry verticals and markets in which we do business.

Risk Oversight / Management Experience assessing and overseeing the overall risk profile of multinational public companies.

Board of Directors

The names, ages and principal occupations (which have continued for at least the past five years unless otherwise indicated) and other information, including the specific experience, qualifications, attributes or skills that led to the conclusion that such person should serve as a director of the Company, with respect to each of the nominees and continuing directors are set forth below. There are no family relationships among any of our directors or executive officers.

Class III Directors (Terms Expiring at the Annual Meeting)

Deborah Kerr | Director since January 2015	Independent: Yes

Deborah Kerr—Age: 46—is a proven technology leader in the software industry with more than 25 years of diverse management experience. Ms. Kerr’s business experience and directorships are detailed below. The Company has concluded, based in part on Ms. Kerr’s experience driving business through innovative technology solutions and more than 25 years of diverse management experience, that Ms. Kerr should serve as a director.

Committees: Audit, Compensation

Business Experience

•Senior Advisor, Warburg Pincus, a private equity firm (2017 – present)

•Executive Vice President and Chief Product and Technology Officer, Sabre Corporation (NASDAQ: SABR), a global technology company (2013 – 2017)

•Executive Vice President, Chief Product and Technology Officer, Fair Isaac Corporation (FICO), an analytics software company (2009 – 2012)

•Prior senior leadership roles with Hewlett Packard, Peregrine Systems and NASA’s Jet Propulsion Laboratory

Public Directorships during Past Five Years

•Director and member of the audit committee, NetApp (NASDAQ: NTAP), a hybrid cloud and data services company (2017 – present)

•Director and member of the corporate governance and nominating committee, Chico’s FAS, Inc., a specialty retailer of women’s apparel (NYSE: CHS) (2017 – present)

•Director, D+H Corporation (TSX: DH), a provider of technology solutions and products to the financial industry (2013 – 2017)

Other Directorships

•Director and chair of the technology committee, Mitchell International Inc., a provider of technology solutions and services to the property and casualty industry (2010 – 2013)

Nitin Sahney | Director since January 2016	Independent: Yes

Nitin Sahney—Age: 55—is a leader in the healthcare industry with over 25 years of experience across all areas of healthcare. Mr. Sahney’s business experience and directorships are detailed below. The Company has concluded, based in part on Mr. Sahney’s experience as CEO of Omnicare, Inc. and his expertise in the healthcare industry garnered from more than two decades of experience, that Mr. Sahney should serve as a director.

Committees: Audit, Compensation

Business Experience

•Founder, Member-Manager and Chief Executive Officer, Pharmacord, LLC, a company that helps biopharma manufacturers address product access hurdles (2016 – present)

•Operating Advisor, Clayton Dubilier & Rice Funds, a private equity firm (2016 – 2017)

•President and CEO (2014 – 2015) and President and COO (2012 – 2014) of Omnicare Inc., a former New York Stock Exchange-listed Fortune 500 company in the long-term care and specialty care industries

•Manager of a healthcare investment fund (2008 – 2010)

•Founder and CEO of RxCrossroads, a specialty pharmaceutical company (2001 – 2007)

•Prior leadership positions with Cardinal Healthcare, a global healthcare services and products company

Other Relevant Experience

•Member of the Board of Trustees, University of Louisville (2017 – present)

Garen K. Staglin | Director since June 2005, Chairman of the Board since February 2014	Independent: Yes

Garen K. Staglin—Age: 73—has over 40 years of experience in the financial services and technology industries. Mr. Staglin’s business experience and directorships are detailed below. The Company has concluded, based in part on Mr. Staglin’s experience in the financial services and technology industries and his past experience as a member of public company boards of directors, that Mr. Staglin should serve as a director.

Committees: Compensation, Nominating and Corporate Governance

Business Experience

•Chief Executive Officer of eONE Global LP, an emerging payments company (2001-2004)

•Chief Executive Officer of Safelite Auto Glass, a provider of glass claim solutions (1993-1999)

Public Directorships during Past Five Years

•Director and member of the compensation and governance committee, SVB Financial Group (NASDAQ:SIVB), a financial services provider (2011 – present)

Other Directorships

•Senior Advisor and Advisory Director, FTV Capital, a private global investment company (2004 – present)

•Vice Chairman, Profit Velocity Solutions, a manufacturing analytics firm (2007 – present)

•Chairman, Nvoice Payments, an electronic payment service provider (2010 – present)

•Advisory Director, Specialized Bicycle, a manufacturer of cycling equipment (1995-2014)

•Other directorships completed prior to 2014 include: Bottomline Technologies, a provider of payment and invoice automation software and services (2007 – 2012); Solera Holdings, a public automotive insurance software service provider (2005 – 2011); First Data Corporation, a payments solutions provider (1992-2003); and Global Document Solutions, a private document processing outsourcing company (2005-2010).

Other Relevant Experience

•Co-Founder and Co-Chairman, One Mind (1995 – present)

•Founder and President, BringChange2Mind (2009 – 2014)

•Co-Chairman, UCLA Centennial Capital Campaign (2014 – present)

Class I Directors (Terms Expiring in 2019)

Rohit Kapoor | Director since November 2002, Vice Chairman and CEO since April 2012	Independent: No

Rohit Kapoor—Age: 53—co-founded EXL Inc. in April 1999 and has served as our Vice Chairman and CEO since April 2012 and as a director since November 2002. He previously served as our President and CEO from May 2008 to March 2012. Mr. Kapoor’s business experience and directorships are detailed below. The Company has concluded that, in connection with Mr. Kapoor’s experience as a founder and current role as CEO of the Company, Mr. Kapoor should serve as a director.

Committees: N/A

Business Experience at the Company

•Vice Chairman and CEO (2012 – present)

•President and CEO (2008 – 2012)

•Various senior leadership roles, including CFO and COO (2000 – 2008)

Other Business Experience

•Business head, Deutsche Bank, a financial services provider (1999-2000)

•Various capacities at Bank of America in the United States and Asia, including India (1991-1999)

Public Directorships during Past Five Years

•Director and member of the audit committee, CA Technologies, Inc., a software services company (NASDAQ: CA) (2002 – present)

Other Relevant Experience

•Chairman, National Association of Software and Services Companies (“NASSCOM”) BPM Council.

•Member, Board of Directors, America India Foundation (AIF)

Anne E. Minto | Director since March 2013	Independent: Yes

Anne E. Minto—Age: 64—is a qualified lawyer and member of the Law Society of Scotland. Ms. Minto’s business experience and directorships are detailed below. The Company has concluded, based in part on Ms. Minto’s extensive experience as a member of international company boards and of management in the human resources field, together with her knowledge and experience of the European business and regulatory environment, that Ms. Minto should serve as a director.

Committees: Compensation (Chair), Nominating and Governance

Business Experience

•Lawyer and member of Law Society of Scotland

•Former Group Director, Human Resources and member of the executive committee, Centrica plc, an energy and services company (2002 – 2011)

•Prior senior management roles at Shell UK and Smiths Group plc

Public Directorships During the Past Five Years

•Director, chairman of the remuneration committee and member of the nomination and governance committee, Shire plc, a global biopharmaceutical company (NASDAQ: SHPG, LSE: SHP) (2010 – present)

•Director, chairman of the remuneration committee and member of the audit and nomination committees, Tate & Lyle plc, a global provider of specialty foods (LSE: TATE) (2012 – present)

Other Relevant Experience

•Non-executive director, Court of the University of Aberdeen

•Chairman, University of Aberdeen Development Trust

•Fellow, Chartered Institute of Personnel & Development and the City and Guilds of London Institute

•Fellow, Chartered Institute of Management

Class II Directors (Terms Expiring in 2020)

David Kelso| Director since July 2006	Independent: Yes

David B. Kelso—Age: 65—is a financial advisor for Kelso Advisory Services, a company he started in 2003. Mr. Kelso’s business experience and directorships are detailed below. The Company has concluded, based in part on Mr. Kelso’s business experience with Inductis, his management and operating experience at major public companies, his expertise in finance, strategy and investments, and his board and committee service at other global companies, that Mr. Kelso should serve as a director.

Committees: Audit*, Nominating and Corporate Governance (Chair)

Business Experience

•Financial Advisor, Kelso Advisory Services (2003 – present)

•Senior Advisor, Inductis, Inc., a strategy and analytics company, until its acquisition by the Company (June 2004 – June 2006)

•Chairman, Aetna Life Insurance Co., Executive Vice President, Strategy and Finance and member of the Office of the Chairman for Aetna, Inc., a managed healthcare company (2001 – 2003)

•Executive Vice President, Chief Financial Officer and Managing Director, Chubb Corporation, a property and casualty insurer (1996-2001)

Public Directorships During Past Five Years

•Director and member of audit committee and finance & investment committee, Assurant, Inc., a global provider of risk management products and services (NYSE: AIZ) (2007 – 2015)

Other Directorships

•Lead independent director and chair of the audit, nominating and valuation committees, Sound Shore Fund, an equity mutual fund (2006 – present)

•Director, Aspen Holdings Limited, a property and casualty reinsurance company (2005 – 2011)

Other Relevant Experience

•Board of Trustees, Darden School Foundation of the University of Virginia Darden School of Business

*Audit committee financial expert under applicable SEC rules and regulations.

Som Mittal | Director since December 2013	Independent: Yes

Som Mittal—Age: 66—has held various corporate leadership roles in the IT industry since 1989 and extensive experience in the engineering and automotive sectors. His business experience and directorships are detailed below. The Company has concluded, based in part on Mr. Mittal’s business experience as President of NASSCOM and his knowledge of the outsourcing industry, that Mr. Mittal should serve as a director.

Committees: Compensation, Nominating and Corporate Governance

Business Experience

•Chairman and President, NASSCOM, a trade body for the IT and business process management industries in India (2008 – 2014)

•Prior leadership roles at Wipro, and at Digital, Compaq and HP

•Prior executive roles at Larsen & Toubro, Escorts and Denso

Public Directorships During Past Five Years

•Director and chairman of customer service committee, member of nomination and remuneration committee and other committees, Axis Bank, Ltd., a financial services company (NSE:Axis) (2011 – present)

•Director and member of audit and risk management committee, Cyient Ltd., an engineering design services company (NSE:CYIENT) (2014 – present)

•Director and chairman of nomination and remuneration committee, Sheela Foam Ltd., a manufacturing company (NSE: SFL) (2016 – present)

Other Directorships

•Tata SIA Airlines, Ltd., an Indian domestic airline (2015 – present)

Other Relevant Experience

•Prior member, Board of Governors, Indian Institute of Corporate Affairs

•Prior Committee Member, Indian Prime Minister’s National e-Governance Program

•Member/trustee of educational institutions and non-governmental organizations

Clyde Ostler | Director since December 2007	Independent: Yes

Clyde W. Ostler—Age: 71—is a retired executive of Wells Fargo and during his 40-year tenure held numerous senior leadership positions within that organization. The Company has concluded, based in part on Mr. Ostler’s business experience through his positions at Wells Fargo & Company, that Mr. Ostler should serve as a director.

Committees: Audit (Chair)*, Compensation

Business Experience

•Leadership positions within Wells Fargo including: Group Executive Vice President, Wells Fargo & Co., Vice Chairman, Wells Fargo Bank California NA, President, Wells Fargo Family Wealth, Vice Chairman in the Office of the President, Chief Financial Officer, Chief Auditor, Head of Retail Branch Banking, Head of Information Technology, Head of Institutional and Personal Investments and Head of Internet Services

•Served on the Senior Management Committee of Wells Fargo for over 25 years

Public Directorships During the Past Five Years

•Director, member of the audit committee and compensation committee, McClatchy Company, a publishing company (NYSE: MNI) (2013 – present)

Other Directorships

•Advisory Director Emeritus, FTV Capital, a private global investment company

*Audit committee financial expert under applicable SEC rules and regulations.

CORPORATE GOVERNANCE

Director Independence

In determining director independence, the board of directors considered the transactions and relationships set forth below under “Certain Relationships and Related Person Transactions—Related Party Transactions.” Based on its review of all applicable relationships, our board of directors has determined that all of the members on our board of directors, other than Mr. Kapoor, meet the independence requirements of the Nasdaq Stock Market and federal securities laws.

Meeting Attendance

Our directors are expected to attend all board of directors meetings and meetings of committees on which they serve. Directors are also expected to spend sufficient time and meet as frequently as necessary to discharge their responsibilities properly. Each member of our board of directors attended at least 75% of the aggregate meetings of our board of directors and the committees on which they served during 2017. It is our policy that all of our directors should attend our Annual Meetings of Stockholders absent exceptional cause. All of the persons who were members of the board of directors at the time of our 2017 Annual Meeting of Stockholders attended such meeting.

2017 Meetings
Board	6
Audit	9
Compensation	7
Nominating and Governance	6

28 Total Board and Committee Meetings in 2017

Board Leadership Structure

Our board of directors is currently led by Garen K. Staglin, our Chairman, and Rohit Kapoor, our Vice Chairman and CEO.

Independent Chairman	Garen K. Stalin
Vice Chairman & CEO	Rohit Kapoor

Our by-laws provide that our Chairman or, in the absence of our Chairman, our Lead Director (if there is a Lead Director serving at such time), or in the absence of both our Chairman and Lead Director, our CEO, shall call meetings of our board of directors to order and shall act as the chairman thereof. In the absence of our Chairman, our Lead Director (if there is a Lead Director serving at such time), and our CEO, a majority of our directors present may elect as chairman of the meeting any director present. Independent directors meet at least quarterly in executive session without any management directors or members of the Company’s management present. The Lead Director or, in the absence of the Lead Director, a director chosen by the directors meeting in executive session, presides at all executive sessions.

Consolidating the Vice Chairman and CEO positions allows our CEO to contribute his experience and perspective regarding management and leadership of the Company towards the goals of improved corporate governance and greater management accountability. In addition, the presence of our Chairman ensures that the board can retain sufficient delineation of responsibilities, such that our Chairman and our Vice Chairman and CEO may each successfully and effectively perform and discharge their respective duties and, as a corollary, enhance our prospects for success. The Company will thus benefit from the ability to integrate the collective leadership and corporate governance experience of our Chairman and our Vice Chairman and CEO, while retaining the ability to facilitate the functioning of the board of directors independently of our management and to focus on our commitment to corporate governance. For the foregoing reasons, our board of directors has determined that its leadership structure is appropriate and in the best interests of our stockholders at this time.

Majority Voting in Director Elections

Under our by-laws, directors who are standing for election in an uncontested election are elected by the affirmative vote of a majority of votes cast (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee) in person or represented by proxy and entitled to vote at the meeting. If any incumbent nominee for director in an uncontested election receives a greater number of votes “against” his or her election than votes “for” such election, our by-laws provide that such person shall tender to the board of directors his or her resignation as a director. (In contested elections, directors will be elected by the affirmative vote of a plurality of votes cast in person or represented by proxy and entitled to vote at the Annual Meeting.) An uncontested election means an election in which the number of nominees for director is not greater than the number to be elected.

Committees

Our board of directors currently has three standing committees: the Audit Committee, the Nominating and Governance Committee and the Compensation Committee.

Audit Committee.

Audit Committee Profile
Oversight Responsibilities
Clyde Ostler, Chair* David Kelso* Deborah Kerr Nitin Sahney

>Accounting and financial reporting processes.

>Our independent registered public accounting firm’s appointment and independence.

>The audit of our financial statements and internal audit function.

>Other key areas including cybersecurity, litigation, compliance and regulatory enforcement matters.

*Audit committee financial expert under applicable SEC rules and regulations.

9 Committee Meetings in 2017

Our Audit Committee oversees and assists our board of directors in fulfilling its oversight responsibilities with respect to our accounting and financial reporting processes, including the integrity of the financial statements and other financial information provided by us to our stockholders, the public, stock exchanges and others; our compliance with legal and regulatory requirements; our independent registered public accounting firm’s qualifications and independence; the audit of our financial statements; the performance of our internal audit function and independent registered public accounting firm; and the Company’s cyber security program and cyber strategy-related risks.

Our Audit Committee has direct responsibility for the appointment, compensation, retention (including termination) and oversight of our independent registered public accounting firm, and our independent registered public accounting firm reports directly to our Audit Committee. Our Audit Committee also reviews and approves specified related-party transactions as required by the rules of the Nasdaq Stock Market, and oversees the Company’s cyber security program and cyber strategy-related risks. The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the

“Exchange Act”). Our Audit Committee annually reviews and assesses the adequacy of the Audit Committee charter and its own performance. A copy of our Audit Committee charter can be found on our website at www.exlservice.com. Information on our website referred to in this proxy statement does not constitute a part of this proxy statement.

The members of our Audit Committee are appointed by our board of directors. All members of our Audit Committee must also be recommended by our Nominating and Governance Committee. Our board of directors has determined that all of the members of the Audit Committee meet the independence and experience requirements of the Nasdaq Stock Market and the federal securities laws for audit committee membership.

Nominating and Governance Committee.

Nominating and Corporate Governance Committee Profile
Responsibilities
David Kelso, Chair Anne Minto Som Mittal Nitin Sahney Garen Staglin	>Identifying and recommending board candidates. >Developing and recommending governance practices, including our Corporate Governance Guidelines. >Overseeing board and management evaluations.

6 Committee Meetings in 2017

Our Nominating and Governance Committee is responsible for: (i) identifying and recommending candidates for election to our board of directors using selection criteria approved by our board of directors, (ii) developing and recommending to our board of directors Corporate Governance Guidelines that are applicable to us, and (iii) overseeing our board of director and management evaluations. A copy of our Nominating and Governance Committee charter can be found on our website at www.exlservice.com.

Our Nominating and Governance Committee has a policy, reflected in such committee’s charter, of considering director candidates recommended by our stockholders. Candidate recommendations should be sent to our Nominating and Governance Committee, c/o ExlService Holdings, Inc., 280 Park Avenue, 38th Floor, New York, New York 10017, Attention: Corporate Secretary. Our Nominating and Governance Committee evaluates all candidates in the same manner regardless of the source of the recommendation. Our Nominating and Governance Committee, in making its selection of director candidates, considers the appropriate skills and personal characteristics required in the light of the then-current makeup of our board of directors and in the context of our perceived needs at the time. The Nominating and Governance Committee considers a number of factors in selecting director candidates, including, among others, ethical standards and integrity; independence; diversity of professional and personal backgrounds; skills and experience; other public company directorships; and financial literacy and expertise; communication skills; and ability and willingness to comply with Company policies and procedures.

Our Nominating and Governance Committee reviews written and oral information provided by and about candidates and considers any additional criteria it feels is appropriate to ensure that all director nominees possess appropriate skills and experience to serve as a member of our board of directors.

Although our Nominating and Governance Committee does not have a formal policy with regard to diversity of board members, pursuant to our Corporate Governance Guidelines, our board of directors seeks members from diverse professional and personal backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. This assessment includes an individual’s independence, as well as consideration of diversity, age, skills and experience in the context of the needs of the board of directors. Our Nominating and Governance Committee reviews and makes recommendations regarding the composition of our board of directors in order to ensure that the board has an appropriate breadth of expertise and its membership consists of persons with sufficiently diverse and independent skill sets and backgrounds. The Nominating and Governance Committee also oversees our director onboarding and training program, which provides new directors with training regarding the Company’s policies and procedures and specific requirements that may be needed based on the director’s committee memberships. Our Nominating and Governance Committee annually reviews and assesses the adequacy of the Nominating and Governance Committee charter and its own performance.

The members of our Nominating and Governance Committee are appointed by our board of directors. Our board of directors has determined that all of the members of the Nominating and Governance Committee meet the independence requirements of the Nasdaq Stock Market and federal securities laws.

Compensation Committee.

Compensation Committee Profile
Responsibilities
Anne Minto, Chair Deborah Kerr Som Mittal Clyde Ostler Garen Staglin

>Reviewing and recommending compensation and benefits of directors, officers and employees.

>Overall compensation risk management, including recommending incentive compensation plans.

>Retention of advisors or other compensation consultants.

7 Committee Meetings in 2017

Our Compensation Committee reviews and recommends policies relating to compensation and benefits of our directors, officers and employees and is responsible for approving the compensation of our Vice Chairman and CEO and other executive officers. Our Compensation Committee also reviews, evaluates and makes recommendations to our board of directors with respect to our incentive compensation plans and equity-based plans and administers the issuance of awards under our equity incentive plans. Our Compensation Committee charter permits the committee to form and delegate authority to subcommittees when appropriate, provided that the subcommittees are composed entirely of directors who satisfy the applicable independence requirements of the Nasdaq Stock Market. Any such subcommittee must have a published committee charter.

Our Compensation Committee charter also permits the committee to retain advisors, consultants or other professionals to assist the Compensation Committee to evaluate director, Vice Chairman and CEO or other senior executive compensation and to carry out its duties. For 2017, our Compensation Committee retained the services of Frederick W. Cook & Co., Inc. (“FW Cook”), a qualified and independent compensation consultant, to aid the Compensation Committee in performing its review of executive compensation including executive compensation benchmarking and peer group analysis. Our Compensation Committee annually reviews and assesses the adequacy of the Compensation Committee charter and its own performance. Additional information regarding our Compensation Committee’s processes and procedures for considering executive compensation are addressed in the Compensation Discussion and Analysis below. A copy of our Compensation Committee charter can be found on our website at www.exlservice.com.

The members of our Compensation Committee are appointed by our board of directors. All new members of our Compensation Committee must be recommended by our Nominating and Governance Committee. Our board of directors has determined that all members of the Compensation Committee meet the independence requirements of the Nasdaq Stock Market and federal securities laws for compensation committee membership.

Risk Oversight

Our board of directors provides risk oversight. Our management assists the board in identifying strategic and operating risks that could affect the achievement of our business goals and objectives, assessing the likelihood and potential impact of these risks and proposing courses of action to mitigate and/or respond to these risks. These risks are reviewed and discussed periodically with the full board of directors as part of the business and operating review.

Key Risk Oversight Framework

>Board provides risk oversight.

>Management is responsible for day-to-day risks.

>Audit Committee oversees risk management and cyber security risks.

>We have implemented Risk Appetite Guidelines with qualitative and quantitative thresholds.

Our management is responsible for management of our day-to-day risks, and, because we are exposed to financial risks in multiple areas of our business, day-to-day risk management activities and processes are performed by multiple members of our senior and other management. Our board of directors primarily relies on the Audit Committee for oversight of our risk management and cyber security risk. The Audit Committee regularly reviews and discusses with management our major financial risk and cyber security exposures and the steps management has taken to monitor, control and manage such exposures, including our risk assessment and risk management guidelines and policies. In addition, our management maintains, as part of our disclosure controls and procedures, a separate disclosure committee that, as part of its review of our quarterly and annual reports, helps facilitate understanding by the Audit Committee and our full board of directors of new or changing risks affecting us. Once a year, the full board receives a report from management on the Company’s readiness and capability to prevent, detect and respond to a cyber-attack.

In addition, we have implemented our Risk Appetite Guidelines that describe certain categories of risk and qualitative and quantitative thresholds considered by the Company to be consistent with its strategic objectives. These guidelines are designed to serve as a reference in assessing and implementing strategy, and to be actionable by management such that they are meaningful from an operational perspective.

Compensation Committee Interlocks and Insider Participation

Ms. Kerr, Ms. Minto, Mr. Mittal, Mr. Ostler and Mr. Staglin are the members of our Compensation Committee.

During 2017, none of our executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers who serve on our board of directors or Compensation Committee.

Other Directorships

The Board maintains a practice whereby our directors disclose to the Board any offers to be a director of any other organization, which is then evaluated by the Board for potential business and other conflicts.

Code of Conduct and Ethics; Corporate Governance Guidelines

Our board of directors has adopted a Code of Conduct and Ethics that is applicable to our directors, officers and employees and which outlines the high ethical standards that we support and details how our directors, officers and employees should conduct themselves when dealing with fellow employees, clients, suppliers, competitors and the general public. Our Code of Conduct and Ethics is reviewed annually by the Audit Committee. A copy of our Code of Conduct and Ethics can be found on our website at www.exlservice.com.

Our board of directors has also adopted a set of Corporate Governance Guidelines to assist our board of directors in the exercise of its responsibilities. The Corporate Governance Guidelines reflect the commitment of our board of directors to monitor the effectiveness of policy and decision-making, both at the board and senior management levels, and to enhance stockholder value over the long term. A copy of our Corporate Governance Guidelines can be found on our website at www.exlservice.com.

Communications with the Board

Stockholders interested in contacting our board of directors, our Chairman or any individual director are invited to do so by writing to:

Board of Directors of ExlService Holdings, Inc.

c/o Corporate Secretary

ExlService Holdings, Inc.

280 Park Avenue, 38th Floor

New York, New York 10017

All other stockholder communications addressed to our board of directors will be referred to our Chairman and tracked by our Corporate Secretary. Stockholder communications specifically addressed to a particular director will be referred to that director.

Complaints and concerns relating to our accounting, internal accounting controls or auditing matters should be communicated to our Audit Committee, which consists solely of non-employee directors. Any such communication may be anonymous and may be reported to our Audit Committee through our General Counsel by writing to:

Audit Committee of the Board of Directors

ExlService Holdings, Inc.

280 Park Avenue, 38th Floor

New York, New York 10017

Attn: General Counsel

All such concerns will be reviewed under Audit Committee direction and oversight by our General Counsel, our Head of Internal Audit or such other persons as our Audit Committee determines to be appropriate. Confidentiality will be maintained to the fullest extent possible, consistent with the need to conduct an adequate review. Prompt and appropriate corrective action will be taken when and as warranted in the judgment of our Audit Committee. We prepare periodic summary reports of all such communications for our Audit Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Forms 3, 4 and 5 with the SEC. Officers and directors are required to furnish us with copies of all Forms 3, 4 and 5 they file. Based solely on a review of the reports furnished to us, or written representations from reporting persons that all reportable transaction were reported, the Company’s officers, directors and greater than ten percent owners timely filed all reports they were required to file under Section 16(a) with respect to transactions during fiscal year 2017.

OUR EXECUTIVE OFFICERS

Name	Position	Biographical Information
Rohit Kapoor (age 53)	Vice Chairman and CEO	See section entitled “Our Board of Directors” above.
Pavan Bagai (age 56)	President and Chief Operating Officer

Mr. Bagai has served as our President and Chief Operating Officer since April 2012, as our Chief Operating Officer from May 2008 to March 2012 and as Vice President, Head of Outsourcing Services of EXL India from June 2006 until April 2008. He previously served as Vice President, Research and Analytics of EXL India from December 2004 to May 2006, as Vice President, Operations of EXL India from November 2003 to November 2004 and as Vice President, Strategic Businesses of EXL India from July 2002 to November 2003. Prior to joining us, Mr. Bagai served in various capacities in several business areas across markets in Europe and Asia, including India, at Bank of America beginning in 1985.

Vikas Bhalla (age 46)	Executive Vice President and Head of Insurance

Mr. Bhalla has served as our Executive Vice President and Head of Insurance since January 2014, and as our Head of Outsourcing since November 2009. He previously served as Vice President, Operations of EXL India from June 2006 to October 2009 and as Vice President, Migrations, Quality and Process Excellence of EXL India from April 2002 to June 2006 and as Director, Quality Initiatives of EXL India from May 2001 to March 2002. From May 1998 to May 2001, Mr. Bhalla served in various capacities at General Electric, including as the Quality Leader and E-Business Leader for GE Plastics India.

Vishal Chhibbar (age 50)	Executive Vice President and CFO

Mr. Chhibbar has served as our Executive Vice President and CFO since April 2012 and as our CFO since June 2009. He has over 25 years of professional experience in finance. Prior to joining us, Mr. Chhibbar was with GE Capital in various leadership roles. Since 2005, Mr. Chhibbar has served as the Regional Head, Group Financial Planning for Strategy and Treasury for GE Capital, Australia and New Zealand. In 2004 and 2005, Mr. Chhibbar was Chief Financial Officer for GE Capital, South Korea. From 1998 to 2004, Mr. Chhibbar was the Chief Financial Officer for GE Capital, Indonesia and Malaysia. Mr. Chhibbar is a Chartered Accountant and an Associate Member of CPA, Australia.

Rembert de Villa (age 61)	Executive Vice President, Head of Healthcare

Mr. de Villa has served as our Executive Vice President, Head of Healthcare since January 2014 and also as our Chief Strategy Officer from April 2012 to January 2014. He previously served as our Global Head of Client Management and Chief Strategy Officer from September 2010 to April 2012 and as our Managing Principal and Head of Transformation Services from April 2008 to August 2010. Prior to joining us, Mr. de Villa served as Global Practice Leader, Strategic Services at MasterCard Advisors from December 2005 through April 2008 and as Vice President and Financial Services Practice Leader for North America at Capgemini Ernst & Young from March 2003 to December 2005. Prior to his time at Capgemini Ernst & Young, Mr. de Villa was a Partner at A.T. Kearney’s Global Financial Institutions Group.

Name	Position	Biographical Information
Nalin Miglani (age 57)	Executive Vice President and Chief Human Resource Officer

Mr. Miglani has served as our Executive Vice President, Chief Human Resource Officer since December 2014. Mr. Miglani is responsible for the global human resources function at the Company. Prior to joining the Company, he was the Chief HR and Corporate Development Officer for Nutreco, based in Amsterdam, Netherlands, from March 2013 to November 2014. Mr. Miglani also served as the Chief HR and Communications Officer for Tata Global Beverages Company, London, UK, from June 2008 to February 2013. In addition, Mr. Miglani held various global and regional HR leadership roles around the world during his career at The Coca-Cola Company and British American Tobacco.

Nancy Saltzman (age 52)	Executive Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary

Ms. Saltzman has served as our Executive Vice President and General Counsel since April 2014. Ms. Saltzman also serves as Corporate Secretary of the Company. In July 2016, Ms. Saltzman was appointed as the Company’s Chief Compliance Officer. Prior to joining us, Ms. Saltzman was Senior Vice President, General Counsel and Corporate Secretary for Westcon Group, Inc. from January 2005 to April 2014. Prior to joining Westcon Group, Inc., Ms. Saltzman was a Senior Associate with the law firm of Dewey Ballantine LLP from October 1998 to April 2000, the Associate General Counsel and Vice President Investor Relations at Chartwell Re Corporation from October 1995 to October 1998 and prior to that an Associate with the law firm of Dewey Ballantine LLP from September 1992 to October 1995.

Nagaraja Srivatsan (age 51)	Executive Vice President and Chief Growth Officer

Mr. Srivatsan joined the Company as Executive Vice President and Chief Growth Officer in December 2016. Mr. Srivatsan is responsible for overseeing our sales and marketing, consulting, and strategy functions. Previously, he worked at Cognizant Technology Services beginning in 2002, where he served as Senior Vice President and Venture Partner, working with emerging businesses and ventures in the healthcare and life science industry. Mr. Srivatsan was Senior Vice President of Client Solutions at Silverline Technologies from 2001 to 2002, Chief technology Officer and Executive Vice President of Global Delivery at SeraNova from 1998 to 2001, and a Director at SEI Information Technology from 1992 to 1998.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Named Executive Officers

As determined in accordance with SEC rules, our “named executive officers” for 2017 are:

>Rohit Kapoor, our Vice Chairman and CEO;

>Vishal Chhibbar, our Executive Vice President and CFO;

>Pavan Bagai, our President and Chief Operating Officer;

>Nagaraja Srivatsan, our Executive Vice President and Chief Growth Officer; and

>Nalin Miglani, our Executive Vice President and Chief Human Resources Officer.

Executive Summary

2017 Financial Highlights

We improved our annual revenues to $762.3 million in fiscal year 2017 from $686.0 million in fiscal year 2016 (an increase of over 11%) and improved our Adjusted EPS to $2.65 in fiscal year 2017 from $2.33 in fiscal year 2016 (an increase of over 13%).

Our Compensation Committee paid bonuses as a result of our achievement of 98.1% of our revenue target and 101.7% of our Adjusted EPS target as described below.

Total Stockholder Return

The graphs below compare our 1-year, 3-year and 5-year total stockholder return (“TSR”) with that of the companies comprising Nasdaq, S&P 500 and our peer group. As shown in the table, our TSR outperformed all but one of our market benchmarks.

(1)Cumulative growth rate as of December 31, 2017.

(2)Peer group TSR data excludes Solera Holdings, which was taken private in March 2016, and Ciber Inc., which filed for bankruptcy in April 2017.

Acquisitions, Finance and Equity Transactions

>We completed the acquisition of substantially all the assets of Health Integrated, Inc., a healthcare company that specializes in providing care management on behalf of health plans.

>We acquired a minority stake in Corridor Platform Inc., a proprietary big data risk management platform in analytics.

>We entered into a Credit Agreement with Citibank, N.A., PNC Bank, N.A., JPMorgan Chase Bank, N.A., Bank of America, N.A. and the lenders party thereto providing for a $200.0 million revolving credit facility with an option to increase the commitments under the Credit Agreement by up to $100.0 million.

Awards and Industry Recognition

>We continued to receive numerous industry recognitions and awards, pointing to our commitment to innovation and excellence.

Clients and Operations

>In 2017 we won 42 new clients compared to the 40 new clients we won in 2016.

>We opened a state-of-the-art Digital Experience Center in Jersey City, N.J., which is an experiential laboratory where clients and partners can actively work with technologies such as advance automation, robotics, analytics, machine learning and natural language processing.

>We opened new delivery centers in Chennai and Hyderabad in India and in Richmond, VA, Dallas, TX, Kansas City, MO and Tampa, FL.

>We launched LifePRO® Version 19, our administration platform for life, health and annuity insurers with enhanced management of complex annuities.

Summary of Key Compensation Considerations & Decisions in 2017

The following highlights the Compensation Committee’s key considerations and compensation decisions in 2017 and with respect to performance for 2017.

Considerations and Decisions
>Say on Pay Approval: 98.4% of our stockholders approved, on a non-binding basis (excluding broker non-votes), of our compensation of our named executive officers.
>Base Salaries: We decided to hold base salaries constant in 2017.

>Annual Bonuses: We continued to base annual bonuses on achievement of company (Adjusted EPS & revenue), business unit (total revenues, new client revenues & margin achievement) and personal performance goals.

>Equity Incentives: We continued to grant a mix of time-based and performance-based restricted stock units (revenue & TSR linked performance goals).
>Vice Chairman & CEO’s Continued Services: We secured the services of Mr. Kapoor for 3 additional years by entering into a new employment agreement with him.

Key Corporate Governance Features

Our compensation programs, practices and policies are reviewed and re-evaluated periodically and are subject to change from time to time. Our executive compensation philosophy is focused on pay for performance and is designed to reflect appropriate governance practices aligned with the needs of our business. Listed below are some of the Company’s more significant practices and policies that were in effect during fiscal 2017, which were adopted to drive performance and to align our executives’ interests with those of our stockholders.

What We Do
✔Align Our Executive Pay with Performance

Link a significant portion of each NEO’s total compensation to the achievement of specific performance goals, as described below.

Variable compensation is “at-risk” and rewards performance and contributions to both short- and long-term financial performance.

✔Use Appropriate Peer Groups When Establishing Compensation

Established a peer group to help us review market practices and design a competitive compensation program. The criteria for peer group selection include similar market capitalization, scope of operations, potential mobility of talent and industry alignment.

Set compensation of our executive officers at levels we believe are appropriate relative to the compensation paid to similarly situated officers of our peers, giving consideration to market and other factors.

✔Ensure Equity Compensation Best Practices

Design equity incentives to encourage our executives to maintain a long-term view of stockholder value creation, to encourage retention & to ensure a portion of the award is based on our performance.

Hold dividends accrued under our equity awards until the recipient vests in the underlying shares or units.

✔Maintain an Independent Compensation Committee

Compensation decisions for our NEOs are approved by an independent Compensation Committee.

Compensation Committee is advised by an independent consultant who reports directly to the Compensation Committee & provides no other services to the Company or management.

✔Mitigate Risks	Mix and design of our compensation programs serves to mitigate operational, financial, legal, regulatory, strategic & reputational risks.
✔Maintain a Clawback Policy

Maintain a compensation recovery policy that allows the Company to recover compensation (including both cash and/or equity awards) previously paid to one or more officers in the event of a financial restatement caused by noncompliance with reporting requirements that impacts the applicable performance metric if, in the opinion of our Board or Compensation Committee, the identified executive’s misconduct was a material factor causing the restatement.

✔Maintain a Robust Stock Ownership Policy

Maintain a stock ownership policy that requires our CEO to maintain stock ownership equal to at least six times his base salary and that requires the other members of our executive committee to maintain stock ownership of at least two times their respective base salaries. Covered executives have five years from Dec. 2014 (or, if later, their hire date) to attain the required stock ownership levels.

We maintain a similar stock ownership policy for our non-employee directors that requires directors to maintain stock ownership of at least five times their respective annual retainers.

As of December 31, 2017, all covered executives and directors were in compliance with the stock ownership policy.

What We Don’t Do
✗No Option Repricing	We prohibit option repricing without stockholder approval.
✗No Excessive Overhang or Dilution	We do not have excessive overhang or dilution from equity grants.
✗No Excessive Perquisites

We provide our named executive officers with only limited perquisites and personal benefits that serve an important business purpose in addition to the regular benefits offered to all employees.

We consider the perquisites and personal benefits that we offer to our executives in India to be customary benefits which allow us to remain competitive for top talent.

✗No Tax Gross-Ups

We do not provide “gross-ups” to any of our named executive officers, including gross-ups for any excise taxes imposed with respect to Section 280G (change-in-control payments) or Section 409A (nonqualified deferred compensation) of the U.S. Internal Revenue Code of 1986, as amended (which we refer to as the “Code”).

✗No Hedging or Pledging

We maintain a policy that prohibits our officers and directors subject to the requirements of Section 16 of the Exchange Act, which includes our executive officers, from engaging in any hedging transactions with respect to Company stock directly or indirectly owned by any of them.

In addition, under this policy, Reporting Persons are only permitted to pledge shares of our stock that exceed those required to be owned under our Stock Ownership Policy described above.

Overview of Compensation Policies and Philosophies

We believe that the long-term success of companies that provide outsourcing, transformation and analytics services globally is linked to their ability to recruit, train, motivate and retain employees at every level. There is significant competitive pressure in our industry for qualified managers with a track record of achievement. It is critical that we recruit, train, motivate and retain highly talented individuals at all levels of the organization who are committed to our core values of innovation, collaboration, excellence, integrity and mutual respect. We believe that our executive compensation programs are integral to achieving this end.

Our Compensation Committee bases its executive compensation programs on the following objectives, which guide us in establishing all of our compensation programs:

Compensation based on responsibility and performance

>Compensation should be based on the level of job responsibility, individual performance and our performance. As employees progress to higher levels in the organization, they are able to more directly affect our results and strategic initiatives, and therefore an increasing proportion of their pay should be linked to our performance and tied to creation of stockholder value. Our programs should deliver top-tier compensation in return for top-tier individual and company performance; conversely, where individual performance and/or our performance falls short of expectations, the programs should deliver lower-tier compensation. In addition, the objectives of pay-for-performance and retention must be balanced. Even in periods of temporary downturns in our performance, the programs should continue to ensure that successful, high-achieving employees remain motivated and committed.

Compensation should balance long-term and short-term objectives

>Compensation should balance long-term focus that is linked to stockholder value as well as short-term financial objectives. Consistent with this philosophy, equity-based compensation should be higher for persons with higher levels of responsibility and greater influence on long-term results, thereby making a significant portion of their total compensation dependent on long-term stock price appreciation. In addition, compensation should focus management on achieving short-term performance goals in a manner that supports and ensures long-term success and profitability.

>Compensation should reflect the value of the job in the marketplace. We compete for talent globally. In order to attract and retain a highly skilled workforce, we must remain competitive with the pay of other employers who compete with us for talent in the relevant markets.

Compensation programs should be easy to understand

>Compensation programs should be easy to understand. We believe that all aspects of executive compensation should be clearly, comprehensibly and promptly disclosed to employees in order to effectively motivate them. Employees need to easily understand how their efforts can affect their pay, both directly through individual performance accomplishments, and indirectly through contributing to our achievement of strategic, financial and operational goals. We also believe that compensation for our employees should be administered uniformly across the company and should be administered with clear-cut objectives and performance metrics.

Our Compensation Committee’s Processes

Our Compensation Committee has established a number of processes to assist it in ensuring that our executive compensation programs are achieving their objectives. Among those are the following:

>Assessment of Company Performance. Our Compensation Committee uses financial performance measures to determine a significant portion of the payouts under our annual incentive bonus program and equity incentive program. The financial performance measures with respect to our named executive officers’ incentive bonuses and equity incentive awards are largely based on the achievement of Company-wide goals. In addition, the incentive bonuses payable under our annual incentive bonus program to our senior executives who have responsibility for business lines are tied to such business lines’ financial or other performance. These Company-wide and business-line performance measures are established by our Compensation Committee annually at the end of the prior year or the beginning of the year. At the end of the year or performance period, in the case of our equity incentive program, our Compensation Committee reviews and certifies our performance achievement, and considers the appropriateness of adjustments to the performance criteria and calculations of performance achievement.

–We generally pay bonuses at target when we achieve the established financial measures that are set forth in our annual operating plan and personal performance goals, as described below. These measures reflect targets that are intended to encourage stretch performance.

>Assessment of Individual Performance. Individual performance has a strong impact on the compensation of our employees, including our executive officers. The evaluation of an individual’s performance determines a portion of the payouts for each of our named executive officers made under our incentive bonus program and also influences any changes in base salary.

–For Messrs. Chhibbar, Bagai, Srivatsan and Miglani, our Compensation Committee receives a performance assessment and compensation recommendation from our Vice Chairman and CEO. The performance assessments are based on each of our named executive officer’s respective self-evaluations and subsequent performance appraisals conducted by our Vice Chairman and CEO. Our Compensation Committee reviews the performance assessments of these executive officers with our Vice Chairman and CEO, and evaluates the achievement of established objectives by each executive officer and his or her business line (if applicable), as well as the executive officer’s contribution to our performance, leadership accomplishments and overall competence. In determining the numerical performance rating that translates into specific payouts under our incentive bonus program and also influences any changes in base salary, our Compensation Committee may exercise its judgment based on our board of directors’ interactions with such executive officers.

–For Mr. Kapoor, our board of directors receives a self-evaluation prepared by Mr. Kapoor and provides feedback to our Chairman. Our Chairman then discusses the consolidated feedback from the board of directors with our Compensation Committee. Our board of directors and Compensation Committee evaluates the self-evaluation and feedback as well as Mr. Kapoor’s performance, leadership accomplishments and overall competence and evaluates the achievement of established objectives.

>Review of Peer Company Market Data. At the time compensation decisions were made for our U.S.-based and other senior executive officers in 2017, our Compensation Committee reviewed publicly available compensation data for companies that are engaged in business and technology services like us. The Compensation Committee took into account whether the companies had market capitalizations or annual revenues similar to ours, as well as the relevance of their geographic areas. The companies that composed our peer group for 2017 were as follows:

Peer Group Companies
Altisource Portfolio Solutions S.A.	HMS Holdings Corp.
Ciber, Inc.(1)	Solera Holdings, Inc.(2)
Computer Task Group, Incorporated	Sykes Enterprises, Incorporated
Convergys Corporation	Syntel Inc.
CSG Systems International, Inc.	TeleTech Holdings, Inc.
EPAM Systems, Inc.	Virtusa Corporation
Genpact Limited	WNS (Holdings) Limited

(1)Ciber Inc. filed for bankruptcy in April 2017.

(2)Solera Holdings was taken private in March 2016.

The compensation data for our peer group is compiled directly by FW Cook, the independent consultant to the Compensation Committee. The peer group compensation data was supplemented by global general industry and technology industry survey data. The data from the surveys was scaled to our size by FW Cook based on revenues or corresponding revenue ranges as provided by the surveys. While the Compensation Committee reviewed and considered the data provided by these surveys, it did not consider or review the compensation paid to executives at the component companies included within such surveys and did not use this information or any other data as a benchmark to set executive compensation for fiscal year 2017.

Our Compensation Committee uses the compensation data to obtain a general understanding of current market practices, so it can design our executive compensation program to be competitive. Market data is not used exclusively, but rather as a point of reference to draw comparisons and distinctions. The Compensation Committee also takes into account an executive officer’s job responsibilities, performance, qualifications and skills in determining individual compensation levels.

>Total Compensation Review. Our Compensation Committee reviews compensation information provided by FW Cook in order to evaluate each executive’s base pay, incentive bonus and equity incentives when changes in compensation are considered. Compensation decisions are designed to promote our fundamental business objectives and strategy. Our Compensation Committee periodically reviews related matters such as succession planning and management, evaluation of management performance, changes in the scope of managerial responsibilities, and consideration of the business environment, and considers such matters in making compensation decisions.

>Role of the Compensation Committee’s Independent Compensation Consultant. For 2017, the Compensation Committee retained the services of FW Cook, a qualified and independent compensation consultant, to aid the Compensation Committee in performing its duties. The Compensation Committee’s compensation consultant assists in collecting and evaluating external market data regarding executive compensation and performance, selecting peer group companies, reviewing the proxy statement and advising the Compensation Committee on developing trends and best practices in executive compensation, director compensation and equity and incentive plan design. Other than performing these consulting services, FW Cook does not provide other services to us or our executive officers. We have affirmatively determined that no conflict of interest has arisen in connection with the work of FW Cook as compensation consultant for the Compensation Committee.

Components of Executive Compensation for 2017

For 2017, the compensation of executive officers consisted of the following five primary components:

Compensation Component	Description	Objectives
Base Salary	>Fixed compensation that is reviewed annually and is based on performance, experience, responsibilities, skill set and market value.	>Provide a base level of compensation that corresponds to the job function performed. >Attract, retain, reward and motivate qualified and experienced executives.
Annual Incentives	>“At-risk” compensation earned based on performance measured against pre-established annual goals. >Goals are tailored to each executive’s position.	>Incentivize executives to achieve annual goals that ultimately contribute to long-term company growth and stockholder return.
Long-Term Incentives

>“At-risk” compensation in the form of restricted stock unit awards whose value fluctuates according to stockholder value.

>50% of the award vests based on continued service.

>50% vests based on achievement of revenue and total stockholder return goals.

>Align executive interests with those of stockholders. >Reward continuous service with the company. >Incentivize executives to achieve goals that drive company performance over the long-term.
Other Benefits	>Broad-based benefits provided to company employees (e.g., health and group insurance), a retirement savings plan and other personal benefits where appropriate.	>Provide a total compensation package that is competitive with the marketplace and addresses unique needs, especially for overseas executives.
Severance and Change in Control Protections	>Protect executives during potentially tumultuous corporate transaction. >Provide reduced post-employment compensation upon other involuntary terminations.

>Allow executives to focus on generating stockholder value during a change in control transaction.

>Provide market-competitive post-employment compensation recognizing executives likely require more time to find subsequent employment.

Compensation Mix

Consistent with our compensation philosophy, our compensation program balances base salary, short-term incentive and long-term incentive opportunities provided to our executive officers. The following charts illustrate the mix of target compensation components for the Vice Chairman and CEO and the other named executive officers during the 2017 fiscal year.

As illustrated by the charts below, the majority of compensation that may be earned by our named executive officers is tied to the achievement of financial performance metrics (annual performance bonuses and PRSUs) or fluctuates with the underlying value of our common stock (RSUs).

Detailed Review of Compensation Components

Base Salary

As discussed above, we provide our executive officers fixed compensation commensurate with their performance, experience, responsibilities, skill set and market value. This attracts and retains an appropriate caliber of talent for the position and provides a base wage that is not subject to our performance risk. In setting base salaries for 2017, our Compensation Committee considered:

Individual Performance	>The degree to which the executive met and exceeded expectations.
Market Data	>Geographical and market data to test reasonableness of compensation.
Overall Compensation Mix	>Senior employees should have a greater portion of their compensation tied to increasing stockholder value.

Upon completing its review and as shown in the table below, the Compensation Committee determined that it was appropriate to hold base salary levels unchanged for 2017. The fixed compensation paid to Mr. Bagai is paid in Indian Rupees and we have included the percentage increase with respect to his fixed compensation in his home currency (INR). Further, this amount covers not only base salary for Mr. Bagai, but also amounts available as a travel allowance, an automobile allowance, a housing allowance, a medical allowance and a cash supplementary allowance, consistent with compensation practices in India. We note that the year-over-year difference in Mr. Bagai’s base salary is solely based on exchange rate fluctuations.

Name	2016 Base Salary / Annual Fixed Compensation (Effective April 1, 2016)		2017 Base Salary / Annual Fixed Compensation (Effective April 1, 2017)		% Increase / Decrease
Rohit Kapoor	$620,000		$620,000		—
Vishal Chhibbar	$400,000	(1)	$400,000		—
Pavan Bagai	$358,646	(2)	$360,106	(4)	nm(5)
Nagaraja Srivatsan	$415,000	(3)	$415,000		—
Nalin Miglani	$410,000		$410,000		—

(1)Mr. Chhibbar’s base salary, along with his employment agreement, became effective January 1, 2016 as a result of his relocation to the United States.

(2)The exchange rate used for the annual fixed compensation conversion from Indian rupees to U.S. dollars for Mr. Bagai was 64.13 INR to 1 USD, which was the exchange rate on January 1, 2016.

(3)Mr. Srivatsan’s base salary became effective when he commenced employment on December 9, 2016.

(4)The exchange rate used for the annual fixed compensation conversion from Indian rupees to U.S. dollars for Mr. Bagai was 63.87 INR to 1 USD, which was the exchange rate on December 31, 2017.

(5)Not meaningful. Mr. Bagai’s base salary was not increased; however, the total USD amount fluctuated solely as a result of a change in the exchange rate.

Incentive Bonus

We have established an annual incentive bonus program in order to align our executive officers’ goals with our performance targets for the current year and to encourage meaningful contributions to our future financial performance. Our Compensation Committee approved the framework of our incentive bonus program in December 2016 for the year 2017 for bonuses payable in respect of 2017 performance. Under the program, bonus target amounts, expressed as a percentage of base salary or annual fixed compensation, are established for participants at the beginning of each year unless their employment agreements contain different terms. Funding of potential bonus payouts for the year are determined by our financial results for the year relative to pre-established financial performance measures as well as a moderate component determined based on the executive’s individual performance against pre-established performance goals. If our performance falls short of target, our aggregate funding of the annual cash bonus incentive pool declines. If we do not achieve a minimum threshold for the established financial performance objectives, then the bonus pool is not funded for that particular objective. At the end of the performance period, our Compensation Committee has discretion to adjust an award payout from the amount yielded by the formula; however, there were no such adjustments for the 2017 fiscal year.

Our Compensation Committee considered the following when establishing the awards for 2017:

>Bonus Targets. Bonus targets were established based on job responsibilities and comparable market data. Our objective was to set bonus targets such that total annual cash compensation was within the broad middle range of market data and a substantial portion of that compensation was linked to our performance. Consistent with our executive compensation policy, individuals with greater job responsibilities had a greater proportion of their total compensation tied to our performance. During 2017, our Compensation Committee established the following bonus targets (expressed as a percentage of base salary or annual fixed compensation) as well as maximum bonus targets for each named executive officer.

Name	Bonus Target	Bonus Maximum
Rohit Kapoor	100% of base salary	200% of base salary
Vishal Chhibbar	60% of base salary	120% of base salary
Pavan Bagai	75% of annual fixed compensation	150% of annual fixed compensation
Nagaraja Srivatsan	75% of base salary	150% of base salary
Nalin Miglani	60% of base salary	120% of base salary

>Performance Measures. Our executives were eligible to earn annual bonuses based on their achievement of company-wide performance metrics, business line or other company performance metrics and individual performance, as described in the tables below.

Name	Company-Wide Performance(1)	Individual Performance	Business Line or Other Company Performance
Rohit Kapoor	65%	15%	20%
Vishal Chhibbar	60%	20%	20%
Pavan Bagai	65%	15%	20%
Nagaraja Srivatsan	60%	20%	20%
Nalin Miglani	60%	20%	20%

(1)Based 50% on the Company’s Adjusted EPS goal and 50% on the Company’s revenue goal, for all employees whose incentive bonus is linked to Company-wide financial performance, including our named executive officers.

Following the Committee’s 2016 adjustments to the annual bonus program to include personal performance goals for each of our named executive officers, the Committee continued in 2017 to set the business line and other Company performance goals as well as the individual performance goals described above for all named executive officers to ensure the executives were properly focused on both the Company’s Adjusted EPS and revenue goals, aggregate of business units performance on revenue and Adjusted EPS goals and other areas of performance that are unique to their positions within the organization. The Compensation Committee believes achievement of these performance metrics are monitored by our investors, will drive our business and will lead to increased stockholder value. In addition, the moderate individual performance component allows the Committee to consider each executive officer’s accomplishments in the context of their specific roles and responsibilities.

>Determination of Financial Performance Achievement. In 2017, the portion of incentive bonus payments that were subject to financial performance measures could have ranged from zero to 200% of target depending on the achievement of performance goals, as follows:

Adjusted EPS Goals		Revenue Goals
% of Adjusted EPS Achieved Compared to Target Goal	% of Target Portion Funded	% of Revenues Achieved Compared to Target Goal	% of Target Portion Funded
Less than 90%	0%	Less than 90%	0%
At 90%	25%	At 90%	25%
From 90% to 100%	Linear interpolation from 25% to 100%	From 90% to 100%	Linear interpolation from 25% to 100%
At 100%	100%	At 100%	100%
From 100% to 110%	Linear interpolation from 100% to 200%	From 100% to 110%	Linear interpolation from 100% to 200%
Above 110%	200%	Above 110%	200%

In 2017, our Compensation Committee established an Adjusted EPS target of $2.62 and a revenue target of $770 million. These targets were greater than the 2016 fiscal year targets as well as actual 2016 performance levels as disclosed in our 2017 proxy statement. Based on our performance during the 2017 fiscal year, we achieved 101.7% of our Adjusted EPS target (Adjusted EPS achievement of $2.65), and 98.1% of our revenue target (revenue achievement of $762.3 million).

The bonus pool funding for employees whose bonuses are tied to the performance of specific business lines is determined by targets established for such businesses by our Compensation Committee.

>Individual Performance Measures. As discussed above, each of our named executive officers earns a portion of his respective annual incentive bonuses based on the achievement of individual performance measures. These goals are designed to balance the attention of our named executive officers between the achievement of near-term objectives that improve specific processes or performance metrics and long-term objectives for us. While some of the goals are subjective, other goals, such as client and employee satisfaction metrics, are capable of objective measurement. The individual performance measures are generally based on strategic performance indicators such as improving sales productivity, strengthening our sales effectiveness, supporting inorganic growth through mergers and acquisitions, improving recruitment capabilities, enhancing market recognition, advancing our technological and automation capabilities and achieving revenue growth targets within specific areas.

>Determination of Individual Performance Achievement. Mr. Kapoor made performance assessments and compensation recommendations for Messrs. Chhibbar, Bagai, Srivatsan and Miglani and our Compensation Committee approved the recommendations after reviewing similar considerations for such named executive officers. For Mr. Chhibbar, our Compensation Committee noted his role in aligning business metrics with an effective sales cadence, developing investor relations, and growing the finance and accounting business. For Mr. Bagai, our Compensation Committee noted his contribution in leading the operations of the Company and driving significant cost efficiencies as well as his role in growing margins of operational geographies. For Mr. Srivatsan, our Compensation Committee noted his success in establishing effective sales cadence, building the consulting business, and driving more impactful marketing. For Mr. Miglani, our Compensation Committee noted his contribution in streamlining the organization, enabling the Company with digital capabilities, and enabling leadership development. For Mr. Kapoor, the Compensation Committee noted his contribution in significantly enhancing the leadership capacity, meeting business metric targets, streamlining the organization and, in particular, laying a strong foundation for a digital strategy.

>Actual Bonus Payments. The table below sets out the 2017 incentive bonuses paid to our named executive officers in March 2018.

Name	Earned 2017 Incentive Bonus ($)
Rohit Kapoor	591,028
Vishal Chhibbar	252,608
Pavan Bagai(1)	265,561
Nagaraja Srivatsan	302,701
Nalin Miglani	249,083

(1)The exchange rate used for the bonus conversion from Indian rupees to U.S. dollars for Mr. Bagai was 63.87 INR to 1 USD, which was the exchange rate on December 31, 2017.

Long-Term Equity Incentives

The Committee continues to believe that long-term equity awards provide employees with the incentive to stay with us for longer periods of time, which in turn, provides us with greater stability as we grow. These incentives foster the long-term perspective necessary for continued success in our business because the value of the awards is directly linked to long-term stock price performance, and they ensure that our executive officers are properly focused on stockholder value.

Moreover, the Committee favors restricted stock unit awards as these awards offer executives the opportunity to receive shares of our common stock on or shortly following the date that the restrictions lapse. Such awards serve both to reward and retain executives because value is linked to the price of our stock on the date that the restriction lapses, and the executive must generally remain in employment through the date that the restrictions lapse. Restricted stock unit awards provide a significant degree of alignment of interests between our executives and stockholders.

The Committee also believes that the mix between Time-Vested RSUs and Performance-Vested RSUs provides an appropriate balance between incentivizing our executives to continue their employment with the Company and to ensure they are focused on long-term financial performance and generating stockholder value, which will enable them to realize additional compensation.

Finally, restricted stock units are potentially less dilutive to stockholders’ equity than stock options because restricted stock awards are full value awards, and our Compensation Committee can award fewer shares than an equivalent value of stock options.

Fiscal Year 2017 Awards

Under our equity compensation program, our executive officers received restricted stock units under the 2015 Amendment and Restatement of the 2006 Omnibus Award Plan (the “2015 Plan”). We awarded restricted stock units to all of our named executive officers in the portions shown below.

>The Time-Vested RSUs will vest in increments of 25% on each of the first four anniversaries of the grant date, subject to continuous service with the Company through the applicable vesting date.

>The Committee believes these Time-Vested RSUs provide an important role in promoting retention of our executive officers.

>The “Performance-Vested” portion of the 2017 RSUs (“PRSUs”) are split into two types that each vest based on separate performance measures as follows:

–Revenue-Linked PRSUs: 50% of these performance-based restricted stock unit awards will cliff-vest on December 31 of the third fiscal year in the performance period, subject to achievement of threshold Company revenues against an aggregate revenue target over the grant’s three year performance period of January 1, 2017 to December 31, 2019 and continuous employment through December 31, 2019 — we call these awards “Revenue-Linked PRSUs.” The Committee selected revenue as the PRSU goal because it is pivotal to achieving our growth objectives, enables a longer term assessment of our performance than the one year calculation in the annual incentive bonus program, and is an important metric for our investors. The ultimate amount of Revenue-Linked PRSUs that a recipient earns may be up to 200% of the target award of Revenue-Linked RSUs. To the extent the Company’s revenue falls in between 90% and 98%, the percentage of Revenue-Based RSUS earned will be determined based on straight line interpolation calculated using a revenue target range between 90% and 100% and a funding range between 0% and 100%. Likewise, if performance is between 102% and 110%, the percentage of Revenue-Based RSUS earned will be determined based on straight line interpolation calculated using a revenue target range between 100% and 110% and a funding range between 100% and 200%. The chart below sets forth the revenue target achievement thresholds and corresponding funding percentage:

Revenue Target Achievement	Funding Percentage
110% or more	200%
98% to 102%	100%
90% or less	0%

–Relative TSR-Linked PRSUs: The remaining 50% of the performance-based restricted stock unit awards cliff-vest on December 31 of the third fiscal year in the performance period, based on the achievement of relative total stockholder return performance of the Company against a peer group over the grant’s three-year performance period of January 1, 2017 to December 31, 2019 and continuous employment through December 31, 2019 — we call these awards “Relative TSR-Linked PRSUs.” The Company’s TSR for the TSR performance period will be computed and then compared to the TSR of the companies in the TSR peer group, which is comprised of the public companies traded on either the NYSE or NASDAQ stock markets in our 8-digit Global Industry Classification Standard sub-industry group. This peer group is broader than the compensation peer group to allow for a more robust market comparison of our TSR performance over the relevant period. For the Relative TSR-Linked PRSUs granted in 2017, the Company included a negative TSR cap. Under the negative TSR cap, if the total stockholder return is negative over the course of the three year performance period, no named executive officer may receive greater than 100% funding of the TSR-Linked PRSUs.

The percentage of Relative TSR-Linked PRSUs earned will be determined based on straight-line interpolation to the extent the Company’s TSR falls in between the 20th and 80th percentiles, as per the chart below:

TSR Peer Group Percentile	Percentage of Relative TSR-Linked PRSUs Earned
80.0 or more	200%
65.0	150%
50.0	100%
35.0	50%
20.0 or less	0%

>The Committee believes the PRSUs focus our executives on key drivers of our Company’s business that will ultimately lead to creation of additional stockholder value.

The table below shows the amount of Time-Vested and Performance-Vested RSUs our Compensation Committee awarded our named executive officers in 2017. In general, the Compensation Committee believes that the size of the award granted to an executive officer should increase based on the executive officer’s level of responsibility within the Company.

Name	Time Vested RSUs	Revenue-Linked PRSUs	Relative TSR-Linked PRSUs
Rohit Kapoor	31,889	15,945	15,944
Vishal Chhibbar	7,275	3,638	3,637
Pavan Bagai	11,500	5,750	5,750
Nagaraja Srivatsan	6,600	3,300	3,300
Nalin Miglani	7,150	3,575	3,575

Payout of Awards Granted in Prior Fiscal Years

This was the third and final performance year for the 2015 performance-based restricted stock units. We achieved 98.3% of the revenue target for the revenue-linked restricted stock units resulting in 82.9% of target funding of those grants. The Company’s TSR performance was at the 93rd percentile amongst its peer group, resulting in the executives earning 200% of the 2015 relative TSR-linked restricted stock units pursuant to the terms of the original grant.

Pursuant to the terms of our 2006 Omnibus Award Plan (the “2006 Plan”), Mr. Kapoor received a Stock Price Performance Award in the second quarter of 2015 that he could earn based on the Company’s average stock price exceeding certain targets during the 60 day period prior to December 31, 2017 (target and maximum annual stock price growth were 10% and 21%, respectively) and contingent upon his continuous service through that date. Because of the significant increase in our stock price over the three-year performance period as referenced in the total stockholder return chart on page 30 above, the amount of PRSUs Mr. Kapoor ultimately received was 200% of his Target Award, based on actual performance.

Benefits and Perquisites

We offer employee benefits coverage in order to:

>provide our global workforce with a reasonable level of financial support in the event of illness or injury; and

>provide market-competitive benefits that enhance productivity and job satisfaction through programs that focus on work/life balance.

The benefits available for all U.S. employees include customary medical and dental coverage, disability insurance and life insurance. In addition, our 401(k) plan provides a reasonable level of retirement income reflecting employees’ careers with us. A number of our U.S. employees, including our U.S.-based named executive officers, participate in these plans. The cost of employee benefits is partially borne by our employees, including our named executive officers. Our named executive officer in India, Mr. Bagai, is eligible to participate in the Company’s pension benefit, health and welfare and fringe benefit plans otherwise available to executive employees in India.

We generally do not provide significant perquisites or personal benefits to executive officers other than our Vice Chairman and CEO and our executive officers in India. Our Vice Chairman and CEO is provided a limited number of perquisites which we believe are reasonable and consistent with market trends, which are intended to be part of a competitive overall compensation program. A discussion of the benefits provided to our Vice Chairman and CEO is provided under “Employment Agreements” beginning on page 50.

Risk and Compensation Policies

Our Compensation Committee has taken into account its discussions with management regarding our compensation practices and has concluded that any risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on us. This conclusion was based on the features of our compensation programs, practices and policies set forth under “Key Corporate Governance Features” on page 32.

Vice Chairman and CEO Employment Agreement

In September 2017, we extended the term of our Vice Chairman and CEO’s employment with our Company through December 31, 2020 by entering into an amended and restated employment agreement that became effective January 1, 2018. These terms are substantially similar to those in effect during our 2017 fiscal year, which are discussed in greater detail on page 50. We believe that this extension is important to ensure our company continues to benefit from Mr. Kapoor’s outstanding management and to provide certainty and stability at our highest leadership position.

Severance and Change-in-Control Benefits

Each named executive officer is party to an employment agreement or letter that sets forth the terms of his or her employment, including compensation, which was negotiated through arms’-length contract negotiations. Under these employment agreements or letters, we are obligated to pay severance or other enhanced benefits upon termination of their employment. A discussion of the severance and other enhanced benefits provided to our named executive officers is provided under “Potential Payments upon Termination or Change in Control at Fiscal 2017 Year-End” beginning on page 55.

We have provided change-in-control severance protection for some of our executive officers, including our named executive officers. Our Compensation Committee believes that such protection is intended to preserve employee morale and productivity and encourage retention in the face of the disruptive impact of an actual or rumored change in control. In addition, for executive officers, the program is intended to align executive officers’ and stockholders’ interests by enabling executive officers to consider corporate transactions that are in the best interests of our stockholders and other constituents without undue concern over whether the transactions may jeopardize the executive officers’ own employment.

Senior executive officers, including our named executive officers, have enhanced levels of benefits based on their job level, seniority and probable loss of employment after a change in control. We also consider it likely that it will take more time for senior executive officers to find new employment.

Looking Forward to 2018

For fiscal 2018, we generally continued the annual bonus program and our long-term equity incentives for fiscal 2017, subject, of course, to new performance goals.

Deductibility Cap on Executive Compensation

The Tax Cuts and Jobs Act of 2017 (the “Tax Reform Act”), which was enacted on December 22, 2017, significantly alters our ability to deduct for federal income tax purposes compensation paid to certain of our executives. Prior to its passage, Section 162(m) of the Code limited our ability to deduct compensation paid to our named executive officers (other than our chief financial officer) in excess of $1 million per year, unless the compensation was “performance-based”, as described in the regulations under Code Section 162(m). In general, the Tax Reform Act eliminated the exception from Code Section 162(m)’s deduction limits for performance-based compensation, clarified that chief executive officers are covered by the deduction limitation, and made certain other changes, including providing for transition relief for written binding contracts in effect on November 2, 2017.

It is not yet clear the degree to which we may rely on this transition relief with respect to prior awards made under our various incentive compensation arrangements. As in the past, our Compensation Committee expects to continue to take into consideration the tax deductibility of compensation, but reserves the right to authorize payments that may not be deductible if it believes that the payments are appropriate and consistent with our compensation philosophy.

Compensation Committee Report

The Compensation Committee of the board of directors of ExlService Holdings, Inc. has reviewed and discussed the Compensation Discussion and Analysis with our management and, based on such review and discussion, has recommended to the board of directors of ExlService Holdings, Inc. that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and our proxy statement relating to the Annual Meeting.

COMPENSATION COMMITTEE

Ms. Anne Minto (Chair)

Ms. Deborah Kerr

Mr. Som Mittal

Mr. Clyde W. Ostler

Mr. Garen K. Staglin

Summary Compensation Table for Fiscal Year 2017

The following table sets forth information for compensation earned in fiscal years 2015, 2016 and 2017 by our named executive officers:

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)		Total ($)
Rohit Kapoor Vice Chairman & CEO	2017 2016 2015	620,000 615,027 600,000		— — —	3,145,687 4,005,938 6,119,000	591,028 525,043 621,129	— — —	41,413 47,129 35,014	(5)	4,398,128 5,193,137 7,375,143
Vishal Chhibbar Executive Vice President and CFO	2017 2016 2015	400,000 411,054 251,341		— —	717,639 747,775 595,800	252,608 210,992 157,049	— — 8,340	8,990 108,340 34,775	(6)	1,379,237 1,478,161 1,047,305
Pavan Bagai President & Chief Operating Officer	2017 2016 2015	296,139 262,895 242,590	(1)	— — —	1,134,418 1,335,313 993,000	265,561 200,449 246,239	6,059 11,170 9,386	66,207 72,453 76,164	(7)	1,768,384 1,882,280 1,567,379
Nagaraja Srivatsan Executive Vice President and Chief Growth Officer	2017 2016 2015	415,000 — —		— — —	651,057 — —	302,701 — —	— — —	8,490 — —	(8)	1,377,248 — —
Nalin Miglani Executive Vice President and Chief Human Resources Officer	2017 2016 2015	410,000 407,514 400,000		— — —	705,312 640,950 476,640	249,083 231,104 274,840	— — —	8,490 8,340 81,520	(9)	1,372,885 1,287,908 1,233,000

(1)The amount set forth in the “Salary” column for Mr. Bagai includes $126,037 of base salary, $114,276 of a cash supplementary allowance, $33,349 of housing allowance (which Mr. Bagai elected to receive in cash), $11,743 of car allowance (which Mr. Bagai elected to receive in cash), and $10,734 of travel and medical allowance (which Mr. Bagai elected to receive in cash).

(2)Amounts reflect the total grant date fair value of awards recognized for financial statement reporting purposes for the fiscal years ended December 31, 2015, 2016 and 2017, in accordance with FASB ASC Topic 718 (disregarding any forfeiture assumptions). Assumptions used in the calculation of these amounts are included (i) for 2017, in footnotes 2 and 21 to the audited financial statements for the fiscal year ended December 31, 2017, included in the 2017 Form 10-K; (ii) for 2016, in footnotes 2 and 18 to the audited financial statements for the fiscal year ended December 31, 2016, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2017; and (iii) for 2015, in footnotes 2 and 14 to the audited financial statements for the fiscal year ended December 31, 2015, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2016. With respect to stock awards granted in 2017, the table below sets forth the value attributable to performance restricted stock units valued at target achievement. Performance restricted stock units granted in 2017 may pay out up to 200% of the target award, which would have amounted to the grant date fair values listed as the maximum total grant date fair value for each named executive officer in the table below.

Name	Target Total Grant Date Fair Value ($)	Maximum Total Grant Date Fair Value ($)
Rohit Kapoor	1,623,625	3,247,251
Vishal Chhibbar	370,403	740,807
Pavan Bagai	585,523	1,171,045
Nagaraja Srivatsan	336,039	672,078
Nalin Miglani	364,042	728,085

(3)Reflects the cash incentive bonuses earned in respect of 2017 and paid in 2018. For details on our annual incentive bonus program, see “Compensation Discussion and Analysis—Incentive Bonus” beginning on page 39.

(4)Reflects the present value of accruals under the Gratuity Plan for Indian Employees. Information regarding our Gratuity Plan (including the assumptions used to calculate these amounts) may be found under “Pension Benefits for Fiscal Year 2017” beginning on page 55.

(5)Amount for Mr. Kapoor includes the travel allowance provided for under his employment agreement, to be used for once-a-year business class airfare for himself and his family between the United States and India, costs associated with use of an automobile and driver in India, car lease, tax preparation assistance in India, contributions to our 401(k) plan, and Company-paid life insurance premiums.

(6)Amount for Mr. Chhibbar includes contributions to our 401(k) plan and Company-paid life insurance premiums and tax preparation assistance.

(7)Amount for Mr. Bagai includes housing allowance ($42,273), contributions to Employees’ Provident Fund Scheme (a statutorily required defined contribution program for Indian employees) ($15,124), costs associated with use of an automobile and driver in India, and home internet and telephone charges.

(8)Amount for Mr. Srivatsan includes contributions to our 401(k) plan and Company-paid life insurance premiums.

(9)Amount for Mr. Miglani includes contributions to our 401(k) plan and Company-paid life insurance premiums.

Unless otherwise specified, U.S. dollar figures in this proxy statement have been converted from Indian rupees at a rate of 63.87 Indian rupees to $1.00, the Indian rupee to U.S. dollar exchange rate in effect as of December 31, 2017. Some of the information in the Summary Compensation Tables for fiscal years 2014 and 2015 was converted using the exchange rates in effect as set forth below:

Fiscal Year	Rate	Exchange Rate of INR per US$1
2016	December 31, 2016	67.94
2015	December 31, 2015	66.15

Grants of Plan-Based Awards Table for Fiscal Year 2017

The following table sets forth information concerning grants of stock and option awards and non-equity incentive plan awards granted to our named executive officers during fiscal year 2017:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock and Option Awards(5) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)		Maximum (#)
Rohit Kapoor			620,000	1,240,000
	2/23/2017					15,945	(2)	31,890			761,055
	2/23/2017					15,944	(3)	31,888			862,570
	2/23/2017								31,889	(4)	1,522,062

Vishal Chhibbar			240,000	480,000
	2/23/2017					3,638	(2)	7,276			173,642
	2/23/2017					3,637	(3)	7,274			196,762
	2/23/2017								7,275	(4)	347,236

Pavan Bagai			270,080	540,160
	2/23/2017					5,750	(2)	11,500			274,448
	2/23/2017					5,750	(3)	11,500			311,075
	2/23/2017								11,500	(4)	548,895

Nagaraja Srivatsan			311,250	622,500
	2/23/2017					3,300	(2)	6,600			157,509
	2/23/2017					3,300	(3)	6,600			178,530
	2/23/2017								6,600	(4)	315,018

Nalin Miglani			246,000	492,000
	2/23/2017					3,575	(2)	7,150			170,635
	2/23/2017					3,575	(3)	7,150			193,408
	2/23/2017								7,150	(4)	341,270

(1)These amounts reflect the target and maximum cash incentive bonuses set for 2017. For details of our annual incentive bonus program, see “Compensation Discussion and Analysis – Incentive Bonus” beginning on page 39.

(2)Represents annual awards of Revenue-Linked PRSUs granted under the 2015 Plan, subject to the vesting set forth in footnote 6.

(3)Represents annual awards of Relative TSR-Linked PRSUs granted under the 2015 Plan, subject to the vesting set forth in footnote 6.

(4)Represents annual awards of restricted stock units granted under the 2015 Plan, subject to the vesting set forth in footnote 6.

(5)The grant date fair value of the estimated future payouts for the Relative TSR-Linked PRSUs are based on the Monte Carlo value.

(6)The vesting schedules of the stock grants mentioned in the table are as follows for each named executive officer (subject to continued employment through each applicable vesting date):

Grant Date	Vesting Start Date	Vesting Schedule
2/23/2017	2/23/2017	Revenue Linked PRSUs: 100% vesting on 12/31/2019
2/23/2017	2/23/2017	Relative TSR-Linked PRSUs: 100% vesting on 12/31/2019
2/23/2017	2/23/2017	Restricted Stock Units: Vesting over 4 years – 25% each year

Employment Agreements

In addition to the terms described below, the employment and severance agreements for each of our named executive officers include severance, termination and/or noncompetition provisions which are described below under “Potential Payments upon Termination or Change in Control at Fiscal 2017 Year-End” beginning on page 55.

Rohit Kapoor

Mr. Kapoor serves as our Vice Chairman and CEO, and is based at our executive offices in New York, New York. Our engagement of Mr. Kapoor has been under the terms of employment agreements for over twelve years. His fiscal year 2017 compensation was paid under an employment agreement dated April 29, 2015. That employment agreement provided for an initial term from January 1, 2015 until December 31, 2017, and automatically renewed for successive one-year periods unless terminated with 120 days prior notice. As noted above, we entered into an amended and restated employment agreement with Mr. Kapoor in September 2017 that became effective January 1, 2018. The description in this section relates to Mr. Kapoor’s prior employment agreement, as was in effect during the entirety of our 2017 fiscal year.

Salary, Bonus and Equity. Mr. Kapoor’s base salary remained at $620,000, effective April 1, 2017. Mr. Kapoor’s base salary can be increased at our sole discretion and cannot be decreased unless a Company-wide decrease in pay is implemented. Mr. Kapoor can earn an annual cash bonus, with a target of 100% of base salary and a maximum of 200% of base salary, based upon the attainment of performance criteria determined by our Compensation Committee. Mr. Kapoor remains eligible to receive equity-based awards annually during the term, in amounts and forms determined by the Compensation Committee, but with vesting terms no less favorable than ratable vesting over four years from the date of grant.

Pursuant to the terms of our 2006 Plan, Mr. Kapoor received a Stock Price Performance Award in the second quarter of 2015 that he may earn based on the Company’s average stock price exceeding certain targets during the 60 day period prior to December 31, 2017 and contingent upon his continuous service through that date.

Personal Benefits. We provide Mr. Kapoor with certain personal benefits, including certain club memberships, term life insurance policy (with a face value of $500,000), once-a-year business class airfare between the United States and India for the executive and his family, up to $12,000 for personal tax and estate planning expenses, up to $1,400 per month car allowance, up to $12,000 per year for expenses associated with maintaining an automobile in India (including cost of a driver), personal security for the executive and his family while in India, reimbursement for first-class business travel, and a per diem allowance for certain trips. In addition, his employment agreement entitles him to certain other benefits in the event he is relocated to India, but which are not applicable currently as he maintains a U.S. residency.

Mr. Kapoor’s employment agreement also includes severance, termination and noncompetition provisions which are described below under “Potential Payments upon Termination or Change in Control at Fiscal 2017 Year-End” beginning on page 55.

Vishal Chhibbar

Mr. Chhibbar serves as our Executive Vice President and CFO, and was based in India until December 31, 2015. We entered into an employment agreement with him, effective January 1, 2016 which will continue throughout Mr. Chhibbar’s employment with the Company.

Salary, Bonus and Equity. Mr. Chhibbar’s base salary was increased to $400,000, effective January 1, 2016. Mr. Chhibbar’s base salary will be reviewed at least annually and may be increased at the discretion of the Board. In addition, under his agreement, Mr. Chhibbar can earn an annual cash bonus, with a target of 60% of base salary and a maximum of 120% of base salary, based upon the attainment of performance criteria determined by our Compensation Committee. Mr. Chhibbar is also eligible, subject to performance and other conditions, to receive annual equity awards at the discretion of the Compensation Committee. Mr. Chhibbar was entitled to receive $100,000 in connection with his relocation from India to New York, New York in 2016.

Mr. Chhibbar’s employment agreement also includes severance, termination and noncompetition provisions which are described below under “Potential Payments upon Termination or Change in Control at Fiscal 2017 Year-End” beginning on page 55.

Pavan Bagai

Mr. Bagai serves as our President and Chief Operating Officer, and is based in India. We entered into an employment agreement with him, effective July 31, 2002 and a severance letter, effective March 15, 2011, each of which will continue throughout Mr. Bagai’s employment with the Company.

Salary, Bonus and Equity. Mr. Bagai’s annual fixed compensation, measured in his home currency of Indian rupees, was increased by 0.41% effective April 1, 2017. This difference in Mr. Bagai’s base salary is solely based on exchange rate fluctuations. Mr. Bagai’s annual fixed compensation includes base salary, as well as amounts available as a leave travel allowance, a housing allowance, an automobile allowance, a medical allowance and a cash supplementary allowance. In addition, Mr. Bagai can earn an annual cash bonus, with a target of 75% of annual fixed compensation and a maximum of 150% of annual fixed compensation in 2016, based upon the attainment of performance criteria determined by our Compensation Committee. Mr. Bagai is also eligible, subject to performance and other conditions, to receive annual equity awards at the discretion of the Compensation Committee.

Mr. Bagai’s agreements also includes severance, termination and noncompetition provisions which are described below under “Potential Payments upon Termination or Change in Control at Fiscal 2017 Year-End” beginning on page 55.

Nagaraja Srivatsan

Mr. Srivatsan serves as our Executive Vice President and Chief Growth Officer, and is based at our executive offices in New York, New York. We entered into an employment agreement with him, effective December 10, 2016 which will continue throughout Mr. Srivatsan’s employment with the Company.

Salary, Bonus and Equity. Mr. Srivatsan’s base salary remained at $415,000, effective April 1, 2017. Mr. Srivatsan’s base salary will be reviewed at least annually and may be increased at the discretion of the Board. In addition, under his agreement, Mr. Srivatsan can earn an annual cash bonus, with a target of 75% of base salary and a maximum of 150% of base salary, based upon the attainment of performance criteria determined by our Compensation Committee. Mr. Srivatsan is also eligible, subject to performance and other conditions, to receive annual equity awards at the discretion of the Compensation Committee. Mr. Srivatsan’s employment agreement provided for: (i) an initial equity award of 18,000 restricted stock units that will vest according to the schedule described below under “Outstanding Equity Awards at Fiscal 2017 Year-End” beginning on page 53 and (ii) a one-time joining bonus of $200,000.

Mr. Srivatsan’s employment agreement also includes severance, termination and noncompetition provisions which are described below under “Potential Payments upon Termination or Change in Control at Fiscal 2017 Year-End” beginning on page 55.

Nalin Miglani

Mr. Miglani serves as our Executive Vice President and Chief Human Resources Officer, and is based at our executive offices in New York, New York. We entered into an employment agreement with him, effective December 1, 2014, which will continue throughout Mr. Miglani’s employment with the Company.

Salary, Bonus and Equity. Mr. Miglani’s base salary remained at $410,000, effective April 1, 2017 and may be further increased from time to time by our Board. While employed, Mr. Miglani can earn an annual cash bonus, with a target of 60% of base salary and a maximum of 120% of base salary, based upon attainment of performance criteria determined by our Compensation Committee. Mr. Miglani is also eligible, subject to performance and other conditions, to receive annual equity awards at the discretion of the Compensation Committee. Mr. Miglani’s employment agreement provided for: (i) an initial equity award of 20,000 restricted stock units that will vest according to the schedule described below under “Outstanding Equity Awards at Fiscal 2017 Year-End” beginning on page 53 and (ii) a one-time joining bonus of $200,000 half of which was paid on the commencement of his employment and the other half paid in March 2015, based on his continued service with the Company. Mr. Miglani received $100,000 in connection with his relocation from Amsterdam to New York in 2014.

Mr. Miglani’s employment agreement also includes severance, termination and noncompetition provisions which are described below under “Potential Payments upon Termination or Change in Control at Fiscal 2017 Year-End” beginning on page 55.

Outstanding Equity Awards at Fiscal 2017 Year-End

The following table sets forth the equity awards we have made to our named executive officers that were outstanding as of December 31, 2017:

	Option Awards			Stock Awards
Name	Option / Stock Award Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Rohit	2/7/2012	47,500	—	24.77	2/7/2022
Kapoor	2/13/2014					9,375(a)	565,781
	2/26/2015					18,750(a)	1,131,563
	2/24/2016					28,125(a)	1,697,344
	2/24/2016							37,500(c)	2,263,125
	2/24/2016							37,500(d)	2,263,125
	2/23/2017					31,889(a)	1,924,501
	2/23/2017							15,945(e)	962,281
	2/23/2017							15,944(e)	962,220
Vishal	6/1/2009	42,000	—	9.59	6/1/2019
Chhibbar	2/13/2014					2,800(b)	168,980
	2/26/2015					5,250(b)	316,838
	2/24/2016					5,250(a)	316,838
	2/24/2016							7,000(c)	422,450
	2/24/2016							7,000(d)	422,450
	2/23/2017					7,275(a)	439,046
	2/23/2017							3,638(e)	219,553
	2/23/2017							3,637(e)	219,493
Pavan	2/13/2014					4,600(b)	277,610
Bagai	2/26/2015					8,750(b)	528,063
	2/24/2016					9,375(a)	565,781
	2/24/2016							12,500(c)	754,375
	2/24/2016							12,500(d)	754,375
	2/23/2017					11,500(a)	694,025
	2/23/2017							5,750(e)	347,013
	2/23/2017							5,750(e)	347,013
Nagaraja	12/15/2016					13,500(a)	814,725
Srivatsan	2/23/2017					6,600(a)	398,310
	2/23/2017							3,300(e)	199,155
	2/23/2017							3,300(e)	199,155
Nalin	12/4/2014					8,000(b)	482,800
Miglani	2/26/2015					4,200(b)	253,470
	2/24/2016					4,500(a)	271,575
	2/24/2016							6,000(c)	362,100
	2/24/2016							6,000(d)	362,100
	2/23/2017					7,150(a)	431,503
	2/23/2017							3,575(e)	215,751
	2/23/2017							3,575(e)	215,571

(1)The stock option awards for Mr. Kapoor became vested in increments of 25% on each of the first, second, third and fourth anniversaries of the grant date, generally subject to continued employment through each applicable vesting date. For Mr. Chhibbar, 10% of the options vested on the first anniversary of the grant date, an additional 20% of the options vested on the second anniversary of the grant date, an additional 30% of the options vested on the third anniversary of the grant date and the remaining 40% of the options vested on the fourth anniversary of the grant date, generally subject to continued employment through each applicable vesting date.

(2)The restricted stock unit awards in this table vest and convert to shares in accordance with the following schedules (generally subject to continued employment through each applicable vesting date):

(a)25% of the restricted stock units vest on each of the first, second, third and fourth anniversaries of the grant date.

(b)10% of the restricted stock units vest on the first anniversary of the grant date, an additional 20% of the options vest on the second anniversary of the grant date, an additional 30% of the options vest on the third anniversary of the grant date and the remaining 40% of the options vest on the fourth anniversary of the grant date.

(3)The performance restricted stock unit awards in this table vest and convert to shares in accordance with the following schedules (generally subject to continued employment through the applicable vesting date and achievement of applicable performance goals):

(c)100% of the restricted stock units vest on December 31, 2018. This amount represents the third and final tranche of the 2016 Revenue-Linked PRSUs and reflects maximum performance.

(d)100% of the restricted stock units vest on December 31, 2017. This amount represents the 2016 Relative TSR-Linked PRSUs and reflects maximum performance.

(e)100% of the restricted stock units vest on December 31, 2019. This amount represents 2017 performance-based PRSUs and reflects target performance.

(4)The price used in determining the market values set forth in this table is $60.35, which was the closing price of our stock on December 29, 2017.

Option Exercises and Stock Vested During Fiscal Year 2017

The following table provides additional information about the value realized by our named executive officers on option award exercises and stock award vesting during fiscal year 2017:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Rohit Kapoor	393,900	16,894,271	301,124	17,897,829
Vishal Chhibbar	8,050	320,581	21,135	1,141,821
Pavan Bagai	—	—	36,559	1,963,362
Nagaraja Srivatsan	—	—	4,500	273,600
Nalin Miglani	—	—	17,187	1,015,993

Pension Benefits For Fiscal Year 2017

The following table discloses the present value of accumulated benefits payable to each of the named executive officers and the years of service credited to each named executive under the Gratuity Plan for Indian Employees as of December 31, 2017:

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Pavan Bagai	Gratuity Plan for Indian Employees(2)	15	90,892

(1)Consists of the number of years of service credited as of December 31, 2017 for the purpose of determining benefit service under the Gratuity Plan. Credited service is determined based on the completed years of continuous employment (rounded to the nearest whole number of years) with the Company since the executive’s date of hire.

(2)Liabilities with regard to the Gratuity Plans are determined by actuarial valuation using the projected unit credit method. Under this method, we determine our liability based upon the discounted value of salary increases until the date of separation arising from retirement, death, resignation or other termination of services. Critical assumptions used in measuring the plan expense and projected liability under the projected unit credit method include the discount rate, expected return on assets and the expected increase in the compensation rates. Details regarding the assumptions used in the calculation of these amounts are included in footnote 18 to the audited financial statements for the fiscal year ended December 31, 2017 included in the 2017 Form 10-K.

We are required to provide all Indian employees with benefits under the Gratuity Plan, a defined benefit pension plan in India. Distributions from the Gratuity Plan are made in a single lump sum following retirement from the Company. An executive’s benefit under the Gratuity Plan is determined at any time as the executive’s annual base salary (determined based on the executive’s most recent monthly base salary) divided by 26, multiplied by 15, and the product multiplied by the executive’s completed years of continuous service with the Company. An executive has a vested and nonforfeitable right to payment of his accrued Gratuity Plan benefit only after five years of service. The present value of Mr. Bagai’s accumulated benefits has been determined based on his monthly basic salary rates in effect on December 31, 2017, which is approximately $10,503.

Potential Payments upon Termination or Change in Control at Fiscal 2017 Year-End

The following tables summarize the amounts payable to each named executive officer upon a change in control or termination of his employment with us on December 31, 2017. In calculating potential payments for purposes of this disclosure, we have quantified our equity-based payments using the closing stock price on December 29, 2017, which was $60.35. Certain defined terms used in the employment agreements for our named executive officers are defined following the description of Mr. Miglani’s potential payments.

Rohit Kapoor

Cash Severance. If Mr. Kapoor’s employment were terminated by us without “cause” or by the executive for “good reason” (in each case, as described below) on December 31, 2017, he would have been entitled to cash severance consisting of:

>continuation of his base salary for 24 months;

>his actual bonus, if any, earned for the year of termination, determined as if he had been employed for the full year of termination, paid ratably over the remaining period of base salary payments;

>any unpaid bonus amounts from prior periods;

>any accrued but unpaid base salary and vacation days or unreimbursed expenses;

>costs of continued COBRA coverage under the Company’s group health plan on behalf of the executive and his eligible dependents (described in more detail below), until the earlier of (x) the 18-month anniversary of termination and (y) the date the executive becomes eligible to receive comparable benefits from a subsequent employer; and

>continuation of life insurance coverage until the earlier of (x) the 18-month anniversary of termination and (y) the date the executive commences employment with a subsequent employer.

Change-in-Control Cash Severance. If Mr. Kapoor’s employment is terminated by us without “cause” or by the executive for “good reason” (in each case, as described above) within 12 months following a “change in control” or in specific contemplation of a change in control, the executive will receive, in lieu of the cash severance described above, (1) a lump sum payment equal to 24 months of base salary and (2) his actual bonus, if any, earned for the year of termination, determined as if he had been employed for the full year of termination, paid ratably over the remaining period of base salary payments.

Death or Disability. If Mr. Kapoor’s employment terminates due to his death or is terminated by either the executive or us due to his disability, he (or his estate) will be entitled to a prorated portion of his projected bonus amount for the year of termination.

Noncompetition and Nonsolicitation Provisions. Mr. Kapoor is subject to confidentiality and nondisparagement restrictions at all times, as well as noncompetition and nonsolicitation restrictions during his employment and for one year thereafter.

Annual Equity Awards. If Mr. Kapoor’s employment is terminated by us without cause or by Mr. Kapoor for good reason, Mr. Kapoor shall be treated as if he were still employed by the Company for a period of two years following the termination date. On a “change in control” (as defined in the 2006 Plan or 2015 Plan, as applicable) or on death, Mr. Kapoor’s outstanding annual equity awards will vest as described below:

>Time-Vested RSUs: If a change in control occurs prior to the end of the four-year vesting period, Mr. Kapoor’s Time-Vested RSUs will be advanced by one year. In addition, all of Mr. Kapoor’s outstanding Time-Vested RSUs will become fully vested if, he is terminated without cause in specific contemplation of or within 12 months following a change in control or, he voluntarily terminates his employment for good reason within 12 months following a change in control. For the 2017 award only, if Mr. Kapoor dies before the end of the four-year vesting period, all of Mr. Kapoor’s outstanding Time-Vested RSUs will become fully vested.

>Revenue-Linked PRSUs: If a change in control occurs prior to the end of the performance period, 100% of target of Mr. Kapoor’s Revenue-Linked PRSUs will be deemed earned, will be subject to a three year installment vesting schedule and will be advanced by one year under such schedule. In addition, all of Mr. Kapoor’s outstanding Revenue-Linked PRSUs will become fully vested if, (i) he is terminated without cause in specific contemplation of or within 12 months following a change in control; (ii) he voluntarily terminates his employment for good reason within 12 months following a change in control; or (iii) solely with respect to the 2017 award, he dies following a change in control. Solely with respect to the 2017 award, if Mr. Kapoor dies prior to the end of the performance period and no change in control has occurred, Mr. Kapoor will become vested in a portion of the outstanding Revenue-Linked PRSUs equal to (x) the number of completed full months during the 3 year performance period up to the date of Mr. Kapoor’s death divided by (y) 36 multiplied by (z) 100% of Mr. Kapoor’s Revenue-Linked PRSUs.

>Relative TSR-Linked PRSUs: If a change in control occurs on or prior to the first anniversary of the grant date, 100% of target of Mr. Kapoor’s Relative TSR-Linked PRSUs will be deemed earned. If a change in control occurs after the first anniversary of the grant date, the performance period will be deemed to end on the date of the change in control and the Compensation Committee shall determine the number of earned Relative TSR-Linked PRSUs based on the TSR of the Company and the peer group as of such date. In either scenario, the Relative TSR-Linked PRSUs that are deemed earned will be subject to a three year installment vesting schedule and will be advanced by one year under such schedule. In addition, all of Mr. Kapoor’s outstanding Relative TSR-Linked PRSUs will become fully vested if, following or in specific contemplation of a change in control, he is terminated without cause or, following a change in control, he (i) voluntarily terminates his employment for good reason or (ii) solely with respect to the 2017 award, dies. Solely with respect to the 2017 award, if Mr. Kapoor dies prior to the end of the performance period and no change in control has occurred, Mr. Kapoor will become vested in a portion of the outstanding Relative TSR-Linked PRSUs equal to (x) the number of completed full months during the 3 year performance period up to the date of Mr. Kapoor’s death divided by (y) 36 multiplied by (z) 100% of Mr. Kapoor’s Relative TSR-Linked PRSUs.

Release of Claims. Mr. Kapoor’s severance payments and termination-related equity acceleration are subject to his execution of a release of claims against us, his not having committed a material breach of the restrictive covenants that has remained uncured for 15 days after we have given him notice of such breach and his resignation from the board of directors and all committees thereof, if requested by the Company.

Code Section 280G. Mr. Kapoor’s employment agreement also contains a “modified cut-back” provision such that any payments that constitute “excess parachute payments” under Section 280G of the Code will be reduced to an amount that does not trigger the applicable excise taxes, to the extent such reduced amount is larger than the amount Mr. Kapoor would have received on a present-value net-after-tax basis (including excise taxes) absent such a reduction.

Indicative Payouts for Rohit Kapoor

Payments upon Termination	Death Prior to a Change in Control ($)	Death After a Change in Control ($)	Disability ($)	Termination for Good Reason or Without Cause ($)	Change in Control ($)	Termination Without Cause or for Good Reason Following Change in Control or Termination Without Cause in Specific Contemplation of Change in Control ($)
Base salary payout	—	—	—	1,240,000	—	1,240,000
Bonus payout	591,028	591,028	591,028	591,028	—	591,028
Life insurance	—	—	—	2,448	—	2,448
Health insurance	—	—	—	30,217	—	30,217
Restricted stock units	1,924,501	1,924,501	—	3,791,157	2,178,469	5,319,189
Performance restricted stock units	641,400	1,924,501	—	4,187,626(1)	3,734,820	4,376,220

(1)As described above, upon his termination for good reason or without cause, Mr. Kapoor is treated as having continued his employment for two additional years for purposes of his annual equity awards. The information in this table was calculated assuming target performance over the additional two year-period, however, the actual payment would depend upon the Company’s actual performance following Mr. Kapoor’s termination.

Vishal Chhibbar

Either Mr. Chhibbar or we may terminate Mr. Chhibbar’s employment at any time (though we must give Mr. Chhibbar 30 days’ notice if the termination is without “cause” and Mr. Chhibbar must give us 90 days’ advance notice upon any resignation). If Mr. Chhibbar’s employment with the Company is terminated by the Company without “cause” or by Mr. Chhibbar for “good reason,” as summarized below, Mr. Chhibbar will receive a cash severance payment equal to 12 months base salary, with 25% payable as a lump sum payment and the remaining 75% payable in accordance with the Company’s regular payroll practices.

On a “change in control” (as defined in the 2006 Plan or 2015 Plan, as applicable) or on death, Mr. Chhibbar’s outstanding equity awards will vest as described below:

>Time-Vested RSUs: If a change in control occurs prior to the end of the four-year vesting period, Mr. Chhibbar’s Time-Vested RSUs will be advanced by one year. In addition, all of Mr. Chhibbar’s outstanding Time-Vested RSUs will become fully vested if, following or in specific contemplation of a change in control, he is terminated without cause or, following a change in control, he terminates his employment for good reason. For the 2017 award only, if Mr. Chhibbar dies before the end of the four-year vesting period, all of Mr. Chhibbar’s outstanding Time-Vested RSUs will become fully vested.

>Revenue-Linked PRSUs: If a change in control occurs prior to the end of the performance period, 100% of Mr. Chhibbar’s Revenue-Linked PRSUs will be deemed earned, will be subject to a new three year installment vesting schedule and will be advanced by one year under such schedule. In addition, all of Mr. Chhibbar’s outstanding Revenue-Linked PRSUs will become fully vested if, following or in specific contemplation of a change in control, he is terminated without cause or, following a change in control, he (i) terminates his employment for good reason or, (ii) solely with respect to the 2017 award, dies. Solely with respect to the 2017 award, if Mr. Chhibbar dies prior to the end of the performance period and no change in control has occurred, Mr. Chhibbar will become vested in a portion of the outstanding Revenue-Linked PRSUs equal to (x)

the number of completed full months during the 3 year performance period up to the date of Mr. Chhibbar’s death divided by (y) 36 multiplied by (z) 100% of Mr. Chhibbar’s Revenue-Linked PRSUs.

>Relative TSR-Linked PRSUs: If a change in control occurs on or prior to the first anniversary of the grant date, 100% of Mr. Chhibbar’s Relative TSR-Linked PRSUs will be deemed earned. If a change in control occurs after the first anniversary of the grant date, the performance period will be deemed to end on the date of the change in control and the Compensation Committee shall determine the number of earned Relative TSR-Linked PRSUs based on the TSR of the Company and the peer group as of such date. In either scenario, the Relative TSR-Linked PRSUs that are deemed earned will be subject to a new three year installment vesting schedule and will be advanced by one year under such schedule. In addition, all of Mr. Chhibbar’s outstanding, earned TSR-Linked PRSUs will become fully vested if, following or in specific contemplation of a change in control, he is terminated without cause or, following a change in control, he (i) voluntarily terminates his employment for good reason or, (ii) solely with respect to the 2017 award, dies. Solely with respect to the 2017 award, if Mr. Chhibbar dies prior to the end of the performance period and no change in control has occurred, Mr. Chhibbar will become vested in a portion of the outstanding Relative TSR-Linked PRSUs equal to (x) the number of completed full months during the 3 year performance period up to the date of Mr. Chhibbar’s death divided by (y) 36 multiplied by (z) 100% of Mr. Chhibbar’s Relative TSR-Linked PRSUs.

Mr. Chhibbar’s severance payments and termination-related equity acceleration are subject to his execution of a release of claims against us. Mr. Chhibbar is subject to confidentiality restrictions at all times, as well as noncompetition, nondisparagement and nonsolicitation restrictions during his employment and for one year thereafter.

Indicative Payouts of Vishal Chhibbar

Payments upon Termination	Death Prior to a Change in Control ($)	Death After a Change in Control ($)	Termination for Good Reason or Without Cause ($)	Change in Control ($)	Termination Without Cause or for Good Reason Following Change in Control or Termination Without Cause in Specific Contemplation of Change in Control ($)
Base salary payout	—	—	400,000	—	400,000
Restricted stock units	439,046	439,046	—	520,142	1,241,701
Performance restricted stock units	146,349	439,046	—	750,352	896,700

Pavan Bagai

Either Mr. Bagai or we may terminate Mr. Bagai’s employment at any time with three months’ notice (or pay three months’ salary in lieu of notice). If Mr. Bagai is terminated by us without “cause” (other than due to disability) at any time following a change in control or in specific contemplation of a change in control, or if Mr. Bagai resigns for “good reason” following a “change in control” (as defined in the 2015 Plan), Mr. Bagai will receive a cash severance payment equal to twelve months’ of his then-current annual fixed compensation, payable in twelve equal monthly installments.

On a “change in control” (as defined in the 2006 Plan or 2015 Plan, as applicable) or death, Mr. Bagai’s outstanding equity awards will vest in the same manner as described for Mr. Chhibbar’s outstanding equity awards beginning on page 58.

Mr. Bagai’s severance payments and termination-related equity acceleration are subject to his execution of a waiver and release of claims against us. Mr. Bagai is subject to confidentiality restrictions at all times, as well as noncompetition and nonsolicitation restrictions for two years following termination of his employment.

Indicative Payouts for Pavan Bagai

Payments upon Termination	Death Prior to a Change in Control ($)	Death After a Change in Control ($)	Disability ($)	Termination for Good Reason or Without Cause ($)	Change in Control ($)	Termination Without Cause or for Good Reason Following Change in Control or Termination Without Cause in Specific Contemplation of Change in Control ($)
Base salary payout	—	—	—	360,106	—	360,106
Restricted stock units	694,025	694,025	—	—	866,023	2,065,479
Performance restricted stock units	231,261	694,025	—	—	1,280,003	1,511,265
Government-required payouts(1)	90,892	90,892	90,892	90,892	—	90,892

(1)Represents distributions under the Gratuity Plan, which is due to Mr. Bagai because he has earned over five years of credited service.

Nagaraja Srivatsan

Either Mr. Srivatsan or we may terminate Mr. Srivatsan’s employment at any time (though we must give Mr. Srivatsan 30 days’ notice if the termination is without “cause” and Mr. Srivatsan must give us 90 days’ advance notice upon any resignation). If Mr. Srivatsan’s employment with the Company is terminated by the Company without “cause” or by Mr. Srivatsan for “good reason,” as summarized below, Mr. Srivatsan will receive a cash severance payment equal to 12 months base salary, payable in accordance with the Company’s regular payroll practices.

On a “change in control” (as defined in the 2006 Plan or 2015 Plan, as applicable) or death, Mr. Srivatsan’s outstanding equity awards will vest in the same manner as described for Mr. Chhibbar’s outstanding equity awards beginning on page 58.

Mr. Srivatsan’s severance payments and termination-related equity acceleration are subject to his execution of a release of claims against us. Mr. Srivatsan is subject to confidentiality restrictions at all times, as well as noncompetition, nondisparagement and nonsolicitation restrictions during his employment and for one year thereafter.

Indicative Payouts for Nagaraja Srivatsan

Payments upon Termination	Death Prior to a Change in Control ($)	Death After a Change in Control ($)	Termination for Good Reason or Without Cause ($)	Change in Control ($)	Termination Without Cause or for Good Reason Following Change in Control or Termination Without Cause in Specific Contemplation of Change in Control ($)
Base salary payout	—	—	415,000	—	415,000
Restricted stock units	398,310	398,310	—	371,153	1,213,035
Performance restricted stock units	132,770	398,310	—	265,540	398,310

Nalin Miglani

Either Mr. Miglani or we may terminate Mr. Miglani’s employment at any time (though we must give Mr. Miglani 30 days’ notice if the termination is without “cause” and Mr. Miglani must give us 90 days’ advance notice upon any resignation). If Mr. Miglani’s employment with the Company is terminated by the Company without “cause” (other than due to death or disability) or by Mr. Miglani for “good reason” (both “cause” and “good reason” as defined above), Mr. Miglani will receive a cash severance payment equal to 12 months base salary, with 25% payable as a lump sum payment and the remaining 75% payable in accordance with the Company’s regular payroll practices.

On a “change in control” (as defined in the 2006 Plan or 2015 Plan, as applicable) or death, Mr. Miglani’s outstanding equity awards will vest in the same manner as described for Mr. Chhibbar’s outstanding equity awards beginning on page 58.

Mr. Miglani’s severance payments and termination-related equity acceleration are subject to his execution of a release of claims against us. Mr. Miglani is subject to confidentiality restrictions at all times, as well as noncompetition, nondisparagement and nonsolicitation restrictions during his employment and for one year thereafter.

Indicative Payouts for Nalin Miglani

Payments upon Termination	Death Prior to a Change in Control ($)	Death After a Change in Control ($)	Termination for Good Reason or Without Cause ($)	Change in Control ($)	Termination Without Cause or for Good Reason Following Change in Control or Termination Without Cause in Specific Contemplation of Change in Control ($)
Base salary payout	—	—	410,000	—	410,000
Restricted stock units	431,503	431,503	—	789,831	1,439,348
Performance restricted stock units	143,874	431,503	—	679,903	823,778

Certain Defined Terms

Definition of Cause

The following definition of “cause” applies to Messrs. Kapoor, Chhibbar, Bagai, Srivatsan and Miglani unless stated otherwise. “Cause” will occur if: (i) there is a final nonappealable conviction of, or pleading of no contest to, (1) a crime of moral turpitude which causes serious economic injury or serious injury to our reputation or (2) a felony; (ii) the executive engages in fraud, embezzlement, gross negligence, self-dealing, dishonesty or other gross and willful misconduct which causes serious and demonstrable injury to us; (iii) the executive materially violates any of our material policies; (iv) the executive willfully and continually fails to substantially perform his duties (other than for reason of physical or mental incapacity) which continues beyond 15 days after we notify him in writing of his need to substantially improve his performance; provided that a failure to achieve performance objectives will not by itself constitute cause and no act or failure to act shall be considered “willful” unless done or failed to be done by the executive in bad faith and without a reasonable belief that his actions or omission was in our best interest; (v) the executive fails to reasonably cooperate in a governmental investigation involving us; (vi) the executive materially, knowingly and intentionally fails to comply with applicable laws with respect to the execution of the Company’s business operations (subject to a presumption of good faith if the executive is following advice of counsel); (vii) the executive fails to follow his supervisor’s (or, for Messrs. Kapoor and Bagai our board of directors’) lawful instructions and does not remedy the failure for 15 days after we give him written notice; (viii) the executive’s use of alcohol or drugs materially interferes with the performance of his duties; (ix) for Mr. Kapoor only, he fails to take reasonable steps to end certain affiliations specified in his employment agreement within six months after a request by our board of directors; or (x) for Mr. Kapoor only, he materially breaches any material term of his employment agreement which is not remedied within 15 days of receipt of notice from the Company specifying the breach in reasonable detail.

Definition of Good Reason

For Mr. Kapoor, “good reason” generally means: (i) his duties or responsibilities are substantially reduced, he is required to report to anyone other than our board of directors, or his title as our officer is adversely changed; however, if following a change in control, his new title and authority are similar to his old title and authority, then any change in the executive’s title will not constitute a significant reduction in his duties and authorities; (ii) his base salary is reduced (other than in connection with a Company-wide decrease in pay), or his target annual bonus opportunity is reduced below 100% of his base salary; (iii) the office or location where he is based in the metropolitan New York City area is moved more than 30 miles, and the new location is more than 30 miles from his primary residence in the metropolitan New York City area; or (iv) we breach any material term of his employment agreement. If Mr. Kapoor plans to terminate his employment for good reason, he must notify us within 45 days following the date the executive first becomes aware of the circumstances giving rise to good reason and must allow us 30 days to remedy the problem.

The following definition of “good reason” applies to Messrs. Chhibbar, Bagai, Srivatsan and Miglani unless stated otherwise. “Good reason” means, without the executive’s prior written consent: (i) the executive’s duties or responsibilities are substantially reduced, or he is required to report to anyone other than our board of directors, or our CEO; (ii) the executive’s title as our officer is adversely changed; however, if following a change in control (as defined in the 2015 Plan), his new title and authority are similar to his old title and authority, then any change in the executive’s title will not constitute a significant reduction in his duties and authorities; (iii) for Mr. Bagai only, the executive’s base salary or annual cash bonus opportunity is reduced, other than in connection with a proportionate reduction impacting all members of our executive committee; (iv) for Messrs. Chhibbar, Srivatsan and Miglani only, there is a change in the office or location where the executive is based of more than 50 miles and such new office or location is more than 50 miles from the executive’s primary residence; or (v) we breach any material term of the executive’s employment agreement or severance agreement. If the executive plans to terminate his employment for good reason, he must notify us within 30 days following the date the executive first becomes aware of the circumstances giving rise to good reason and must allow us 30 days to remedy the problem.

Definition of Change in Control

A “change in control” (as generally defined in Mr. Kapoor’s employment agreement, the 2006 Plan and the 2015 Plan, as applicable) generally means any of the following events: (i) any person or group becomes a beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of more than 50% (50% or more in the 2006 Plan) of either (1) the combined voting power of our then-outstanding voting securities entitled to vote in the election of directors or (2) our outstanding shares of common stock, assuming all rights to acquire common stock through options, warrants, conversion of convertible stock or debt, and the like are exercised; (ii) a majority of the members of our board of directors changes from those in office as of the date of Mr. Kapoor’s employment agreement or the effective date of the 2006 or 2015 Plan (as applicable), except that the election of any new director whose election or nomination was approved by at least two-thirds of our incumbent directors will not be regarded towards a change in the majority for these purposes; (iii) our dissolution or liquidation; (iv) the sale, transfer or other disposition of all or substantially all of our business or our assets; or (v) consummation of a reorganization, recapitalization, merger, consolidation or similar transaction with another entity which requires the approval of our stockholders; however, any such transaction will not be a change in control if after the transaction (1) more than 50% of the total voting power of the resulting entity or its ultimate parent is represented by what were our outstanding voting securities before the transaction in substantially the same proportion among holders; (2) no person or group is or becomes the beneficial owner of more than 50% (50% or more in the 2006 Plan) of the total voting power of the outstanding voting securities eligible to elect members of our board of directors of the parent or surviving company; and (3) at least a majority of the members of our board of directors of the parent or surviving company following the transaction were our board members when our board first approved the transaction.

CEO Pay Ratio

Pursuant to SEC rules, we are required to provide an estimate of the ratio of our CEO’s total compensation to our median employee’s total compensation (our “Pay Ratio”). Due to the size and complexity of our organization, which is made up of over 27,000 employees throughout the world, with delivery centers over 10 countries, our Pay Ratio is based on reasonable assumptions and estimates described below.

We calculated our Pay Ratio by looking at our entire employee population (excluding our CEO) as of December 31, 2017, but excluding leased employees and independent contractors. We then calculated each employee’s “total pay” using the sum of his or her fixed pay / base salary and variable pay (including any performance bonus, sales commission, and retention or signing bonus). We also annualized total pay for all full-time and part-time employees that were employed for less than the full 2017 fiscal year.

For all employees located in jurisdictions other than the United States, a cost-of-living adjustment was made to align their compensation with the cost-of-living standards in the United States, the jurisdiction in which our CEO resides. Finally, we identified the median employee and calculated his or her annual total compensation and the CEO’s annual total compensation in the manner required by Item 402(u) of Regulation S-K, to determine the pay ratio shown in the table below.

Pay Ratio – All Employees (with COLA)(1)
Chief Executive Officer’s Annual Total Compensation	$4,398,128
Median Employee’s Annual Total Compensation	$9,080
Ratio of Chief Executive Officer’s Annual Total Compensation to Median Employee’s Annual Total Compensation	484:1

(1)2017 Mercer Combined Index. Our median employee, identified without performing a cost-of-living adjustment, is based in India and had an annual total compensation of $6,286, resulting in a pay ratio of 700:1.

Approximately 92% of our employees are located outside of the United States, primarily in India and the Philippines. As is common with many global companies, our compensation programs are market based, and thus they may differ for employees based on the country where an employee works. Accordingly, we believe that it is important to show our pay-ratio calculated in a similar manner as described above using the median U.S.-based employee to provide a commensurable view of our pay practices.

Pay Ratio – United States Employees
Chief Executive Officer’s Annual Total Compensation	$4,398,128
Median Employee’s Annual Total Compensation	$58,671
Ratio of Chief Executive Officer’s Annual Total Compensation to Median Employee’s Annual Total Compensation	75:1

Director Compensation for Fiscal Year 2017

The following table sets forth information for compensation earned in fiscal year 2017 by our non-executive directors who served during fiscal year 2017:

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)(3)	All Other Compensation ($)(4)	Total ($)
David Kelso	92,500	100,000	—	192,500
Deborah Kerr	82,500	100,000	—	182,500
Clyde Ostler	95,000	100,000	—	195,000
Anne Minto	90,000	100,000	9,577	199,577
Som Mittal	80,000	100,000	8,090	188,090
Nitin Sahney	82,500	100,000	—	182,500
Garen Staglin	130,000	200,000	44,402	274,402

(1)Mr. Kapoor’s compensation during 2017 was based solely on his role as CEO, as disclosed in the “Summary Compensation Table for Fiscal Year 2017” beginning on page 47 and discussed in “Compensation Discussion and Analysis” beginning on page 30. He does not receive any additional compensation for his services as a director.

(2)Amounts reflect the aggregate grant date fair value of stock awards and option awards recognized for financial statement reporting purposes for the fiscal year ended December 31, 2017, in accordance with FASB ASC Topic 718 (disregarding any forfeiture assumptions). Assumptions used in the calculation of these amounts are included in footnotes 2 and 21 to our audited financial statements for the fiscal year ended December 31, 2017 included in the 2017 Form 10-K.

(3)The outstanding equity awards held by our non-employee directors on December 31, 2017 is set forth on the table below:

Name	No. of Securities Underlying Unexercised Options (#) Exercisable	No. of Securities Underlying Unexercised Options (#) Unexercisable	No. of Shares or Units of Stock That Have Not Vested
David Kelso	26,294	—	1,854
Deborah Kerr	—	—	1,854
Anne Minto	3,093	—	1,854
Som Mittal	—	—	1,854
Clyde Ostler	32,723	—	1,854
Nitin Sahney	—	—	1,854
Garen Staglin	32,723	—	4,079

(4)For Ms. Minto and Mr. Mittal, amount reflects our reimbursement to the director for tax planning fees. For Mr. Staglin, amount reflects our reimbursement for costs associated with secretarial services ($44,280) and telephone charges.

For 2017, non-employee directors were eligible to receive an annual retainer fee in the amount of $60,000 in cash and $100,000 in equity. The non-executive Chairman of our board of directors was eligible to receive an additional retainer of $150,000 which is paid $50,000 in cash and $100,000 in equity. New non-employee directors who join our board of directors during a calendar quarter are eligible to receive the full fee for such calendar quarter. The chairperson of our Audit Committee was eligible to receive an additional annual fee of $25,000, and other members of our Audit Committee were eligible to receive an additional annual fee of $12,500. The Chairpersons of committees other than our Audit Committee were eligible to receive an additional annual fee of $20,000, and members of committees other than our Audit Committee were eligible to receive an additional annual fee of $10,000.

There are no additional fees payable for attendance at our board or committee meetings (whether in person, telephonic or otherwise). We make quarterly cash payments to our directors who elect to receive a portion of their director fees in the form of cash. In 2017, based upon peer group analysis performed by FW Cook, the Compensation Committee approved an increase in the value of the annual equity compensation of our directors from $100,000 per year to $110,000 per year starting with the 2018 grant.

Holders of restricted stock units do not receive the underlying shares of common stock until the units have vested and are settled. The restricted stock units issued to each of our non-employee directors will settle on the earliest of:

>such director’s death;

>180 days following the end of such director’s term on our board of directors, or if the director has satisfied our stock ownership guidelines and made an election prior to the grant, the vesting date of the award; and

>the occurrence of a “change in control,” as defined in the 2006 Plan or 2015 Plan, as applicable, that satisfies the requirements of Section 409A of the Code.

STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS
AND CERTAIN BENEFICIAL OWNERS

Unless otherwise indicated, the table below sets forth information with respect to the beneficial ownership of our common stock by:

>each of our directors and each of our named executive officers individually;

>each person who is known to be the beneficial owner of more than 5% of our common stock; and

>all of our current directors and current executive officers (i.e., not just named executive officers) as a group.

The amounts and percentages of common stock beneficially owned below are as of March 29, 2018 (the “Determination Date”), and are reported on the basis of the regulations of the SEC governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days of the Determination Date. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities. Except as otherwise indicated below, each of the persons named in the table has sole voting and investment power with respect to the securities beneficially owned by such person as set forth opposite such person’s name.

	Beneficial Ownership			Vested but Unsettled Restricted Stock Units(3)
Name and Address of Beneficial Owner(1)	Shares		Percentage (%)(2)		Total
5% Beneficial Owners
Blackrock Inc.(4)	4,179,911		12.1	—	4,179,911
FMR LLC(5)	3,585,991		10.4	—	3,585,991
Vanguard Group, Inc.(6)	3,079,081		8.9	—	3,079,081

NEOs and Directors
Pavan Bagai	64,916		*	—	64,916
Vishal Chhibbar	47,361	(7)	*	—	47,361
Rohit Kapoor	1,216,865	(8)	3.5	—	1,216,865
Nalin Miglani	—		—	—	—
Nagaraja Srivatsan	3,896		*	—	3,896
David B. Kelso	26,294	(9)	*	38,061	64,355
Deborah Kerr	—		—	6,416	6,416
Anne E. Minto	3,093	(10)	*	13,567	16,660
Som Mittal	1,946		*	8,874	10,820
Clyde W. Ostler	41,953	(11)	*	30,734	72,687
Nitin Sahney	—		—	2,992	2,992
Garen K. Staglin	49,715	(12)	*	47,693	97,408
All current directors and executive officers as a group (15 persons)(13)	1,518,409	(14)	4.4	148,337	1,666,746

*Less than 1%.

(1)Unless otherwise noted, the business address of each beneficial owner is c/o ExlService Holdings, Inc., 280 Park Avenue, 38th Floor, New York, New York 10017.

(2)Based on 34,442,962 shares outstanding as of the Determination Date.

(3)For non-management directors, this column includes restricted stock units (previously granted for service on the Board) that have vested but are unsettled. Because vested restricted stock units generally settle 180 days following the director’s term of service (see “Director Compensation for Fiscal Year 2016” for additional details on settlement), the units are not treated as beneficially owned under SEC rules because the holder does not have the right to acquire the underlying stock within 60 days of the Determination Date. Restricted stock units that are vested but unsettled count towards our stock ownership policy for non-employee directors, which requires directors to maintain stock ownership of at least five times their respective annual retainers.

(4)Based on the Schedule 13G/A filed on January 19, 2018, BlackRock, Inc. had sole voting power with respect to 4,106,254 shares and sole dispositive power with respect to 4,179,911 shares. The business address of Blackrock, Inc. is 55 East 52nd Street, New York, New York 10022.

(5)Based on the Schedule 13G/A filed on February 13, 2018, FMR LLC had sole voting power with respect to 1,558,242 shares and sole dispositive power with respect to 3,585,991 shares. The business address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(6)Based on the Schedule 13G/A filed on February 9, 2018, Vanguard Group, Inc. had sole voting power with respect to 63,445 shares, shared voting power with respect to 4,834 shares, sole dispositive power with respect to 3,013,172 shares and shared dispositive power with respect to 65,909 shares. The business address of Vanguard Group, Inc. is 100 Vanguard Boulevard, Malvern, PA 19355.

(7)This amount includes 36,000 shares of our common stock of which Mr. Chhibbar has the right to acquire beneficial ownership within 60 days of the Determination Date pursuant to currently vested and exercisable stock options.

(8)The amount includes: (a) 177,134 shares of our common stock owned indirectly by Mr. Kapoor through a family trust created in 2016 under a 2005 grantor-retained annuity trust, for which Mr. Kapoor’s spouse and Mr. Kapoor’s brother are the co-trustees and share dispositive and voting control over the shares in the trust, (b) 40,219 shares of our common stock owned indirectly by Mr. Kapoor through a family trust created in 2016 under a 2013 grantor retained annuity trust, for which Mr. Kapoor’s spouse and Mr. Kapoor’s brother are the co-trustees and share dispositive and voting control over the shares in the trust, (c) 84,000 shares of our common stock owned indirectly by Mr. Kapoor through a spousal lifetime access trust, for which Mr. Kapoor’s spouse and Mr. Kapoor’s brother are the co-trustees and share dispositive and voting control over the shares in the trust, (d) 84,000 shares of our common stock owned indirectly by Mr. Kapoor through a spousal lifetime access trust for Mr. Kapoor’s spouse, for which Mr. Kapoor and Mr. Kapoor’s brother are the co-trustees and share dispositive and voting control over the shares in the trust, (e) 333,185 shares of our common stock owned indirectly by Mr. Kapoor through a family trust for which Mr. Kapoor is the investment advisor to Commonwealth Trust Company, the trustee, and (f) 47,500 shares of our common stock of which Mr. Kapoor has the right to acquire beneficial ownership within 60 days of the Determination Date pursuant to currently vested and exercisable stock options.

(9)This amount consists of 26,294 shares of our common stock of which Mr. Kelso has the right to acquire beneficial ownership within 60 days of the Determination Date pursuant to currently vested and exercisable stock options.

(10)This amount consists of 3,093 shares of our common stock of which Ms. Minto has the right to acquire beneficial ownership within 60 days of the Determination Date pursuant to currently vested and exercisable stock options.

(11) This amount includes 32,723 shares of our common stock of which Mr. Ostler has the right to acquire beneficial ownership within 60 days of the Determination Date pursuant to currently vested and exercisable stock options.

(12) This amount includes 32,723 shares of our common stock of which Mr. Staglin has the right to acquire beneficial ownership within 60 days of the Determination Date pursuant to currently vested and exercisable stock options.

(13)Includes all current directors and current executive officers, which includes our five named executive officers and our other three executive officers.

(14)This amount includes an aggregate of 189,133 shares of our common stock of which our current directors and current executive officers have the right to acquire beneficial ownership within 60 days of the Determination Date pursuant to currently vested and exercisable stock options.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Review and Approval of Related Party Transactions

Factors Used in Assessing Related Party Transactions

>The nature of the related party transaction

>The related party’s interest in the transaction

>The material terms of the transaction, including the amount involved and type of transaction

>The importance of the transaction to us and to the related party

>Whether the transaction would impair the judgment of a director or executive officer to act in our best interest

We review all relationships and transactions in which we, our directors and executive officers or their immediate family members and our 5% stockholders are participants to determine whether such persons have a direct or indirect material interest in such transactions. Our Code of Conduct and Ethics instructs our directors, officers and employees to report the facts and circumstances of any such transaction or potential transaction to our General Counsel or our Audit Committee. Our board of directors has adopted a policy regarding the review of potential related party transactions. Under this policy, our General Counsel will review the facts and circumstances of any covered transaction. If our General Counsel determines that the transaction involves a related party transaction and that the amount involved does not equal or exceed $120,000, our General Counsel will approve or disapprove the transaction. If our General Counsel determines that the transaction involves a related party transaction and that the amount involved equals or exceeds $120,000, our General Counsel will refer the transaction to our Audit Committee for consideration. In the course of reviewing, approving or ratifying a disclosable related party transaction, our General Counsel and Audit Committee considers all factors it considers appropriate, including but not limited to the factors in the box to the right.

Related Party Transactions

As required under SEC rules, transactions that are determined to be directly or indirectly material to us or a related person and which involve amounts exceeding $120,000 in the previous fiscal year are disclosed in our proxy statement.

For fiscal year 2017, the Company recognized revenue of approximately $1.75 million for consulting services provided to PharmaCord, LLC. One of the Company’s directors, Nitin Sahney, is the member-manager and chief executive officer of PharmaCord, LLC. The terms of the Company’s services with PharmaCord, LLC are, in the Company’s opinion, no less favorable than the terms the Company would have been able to negotiate with an unrelated party, and the transactions with PharmaCord have been approved or ratified by our Audit Committee, with Mr. Sahney recusing himself from the discussion and decision regarding the transactions. After considering the amounts and other facts and circumstances regarding the relationship, the Board has determined that our transactions with PharmaCord, LLC do not impair Mr. Sahney’s independence under applicable Nasdaq standards and federal securities laws.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the board of directors of ExlService Holdings, Inc. assists our board of directors in fulfilling its oversight responsibilities with respect to the following:

>our accounting and financial reporting processes, including the integrity of the financial statements and other financial information provided by us to our stockholders, the public, stock exchanges and others;

>our compliance with legal and regulatory requirements;

>our registered independent public accounting firm’s qualifications and independence;

>the audit of our financial statements; and

>the performance of our internal audit function and independent registered public accounting firm.

In connection with these responsibilities, the Audit Committee met with management and Ernst & Young LLP to review and discuss the December 31, 2017 audited consolidated financial statements. The Audit Committee also discussed with Ernst & Young LLP the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee also received written disclosures and the letter from Ernst & Young LLP required by Rule 3526 of the Public Company Accounting Oversight Board (Communications with Audit Committees Concerning Independence), and the Audit Committee discussed with Ernst & Young LLP the firm’s independence.

Based on the review and discussions referred to above, the Audit Committee approved the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

AUDIT COMMITTEE

Mr. Clyde W. Ostler (Chairman)
Mr. David B. Kelso
Ms. Deborah Kerr
Mr. Nitin Sahney

PROPOSAL 1
ELECTION OF DIRECTORS

The Nominees

Our Nominating and Governance Committee has nominated, and our board of directors has designated, Ms. Kerr and Messrs. Sahney and Staglin to stand for election as Class III directors at the Annual Meeting. All three nominees are standing for re-election. If elected, each of the Class III director nominees will serve on our board of directors until our 2021 Annual Meeting of Stockholders or until their successors are duly elected and qualified in accordance with our by-laws.

The proxies given to the proxy holders will be voted or not voted as directed and, if no direction is given, will be voted FOR these three nominees. Our board of directors knows of no reason why any of these nominees should be unable or unwilling to serve. However, if for any reason any nominee should be unable or unwilling to stand for election, the shares represented by proxies will be voted for the election of any substitute nominee designated by our board of directors to fill the vacancy.

General Information About Nominees

The age, tenure on our board of directors and committee membership, if any, of each nominee appears below. Information regarding the business experience during at least the last five years and directorships of other publicly owned corporations of each nominee can be found above under “Our Board of Directors.” Other information required with respect to any solicitation of proxies in connection with the election of directors is found elsewhere in this proxy statement.

Name	Age	Director Since	Independent	Committee Membership
Deborah Kerr	46	January 2015	Yes	>Audit Committee >Compensation Committee
Nitin Sahney	55	January 2016	Yes	>Audit Committee >Nominating and Corporate Governance Committee
Garen Staglin, Chairman	73	June 2005	Yes	>Compensation Committee >Nominating and Corporate Governance Committee

Required Vote

The affirmative vote of a majority of votes (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee) cast in person or represented by proxy and entitled to vote at the Annual Meeting will elect the three nominees as Class III directors for the specified three-year term. If any nominee for director receives a greater number of votes “against” his or her election than votes “for” such election, our by-laws provide that such person shall tender to the board of directors his or her resignation as a director. Unless marked to the contrary, proxies received will be voted “FOR” the nominees.

Our board recommends that you vote:
FOR	the election of Ms. Kerr and Messrs. Sahney and Staglin as Class III directors of the Company.

PROPOSAL 2
RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected Deloitte & Touche LLP (“Deloitte”) as the independent registered public accounting firm to audit the Company’s and its subsidiaries’ books, records and accounts for the fiscal year 2018. Our board of directors has endorsed this appointment. Ratification of the selection of Deloitte by our stockholders is not required by law. However, as a matter of good corporate practice, such selection is being submitted to our stockholders for ratification at the Annual Meeting. If our stockholders do not ratify the selection, our board of directors and our Audit Committee will reconsider whether or not to retain Deloitte, but may nonetheless retain Deloitte. Even if the selection is ratified, the Audit Committee in its discretion may change such appointment at any time during the year if it determines that such change would be in the best interests of the Company and our stockholders.

In retaining Deloitte as the Company’s independent registered public accounting firm, the Audit Committee considered whether the provision of non-audit services by Deloitte was compatible with maintaining Deloitte’s independence and concluded that it was. Representatives of Deloitte are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions. Deloitte has served as our independent registered public accounting firm since February 28, 2018.

Change in Accountants

Ernst & Young LLP (“EY”) audited our consolidated financial statements for fiscal years 2017, 2016 and 2015. On February 27, 2018, pursuant to the Audit Committee determination, the Company dismissed EY as the Company’s independent registered public accounting firm. EY’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2016 and 2017 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the fiscal years ended December 31, 2016 and 2017, and the subsequent interim periods through February 27, 2018, there were: (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions between the Company and EY on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to EY’s satisfaction, would have caused EY to make reference thereto in their reports; and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

In connection with the filing of the Company’s Current Report on Form 8-K dated February 27, 2018 (the “Form 8-K”), the Company provided EY with a copy of the above disclosures, and requested that EY furnish a letter addressed to the SEC stating whether or not EY agrees with the statements in the immediately preceding paragraph. The Company subsequently received the requested letter, and a copy of EY’s letter, dated March 1, 2018, was filed as Exhibit 16.1 to the Form 8-K.

As of February 28, 2018, pursuant to the Audit Committee’s determination, the Company engaged Deloitte to serve as its independent registered public accounting firm for fiscal year 2018. During the fiscal years ended December 31, 2016 and 2017 and the subsequent interim periods through February 28, 2018, neither the Company nor anyone on its behalf has consulted with Deloitte regarding: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions; or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The change in independent registered public accounting firm did not result from any dissatisfaction with the quality of professional services rendered by EY.

Audit and Non-Audit Fees

The following is a summary of the fees billed to us by the Company’s independent registered public accounting firm for professional services rendered in each of the last two fiscal years:

Fee Category	Fiscal 2017(1)	Fiscal 2016(1)
	(in thousands)
Audit Fees	$1,479	$1,551
Audit-Related Fees	475	266
Tax Fees	71	44
All Other Fees	—	92
Total Fees	$2,025	$1,953

(1)Reflects fees of EY, who served as the Company’s independent registered public accounting firm for fiscal year 2017 and fiscal year 2016.

Audit Fees. Consist of fees billed for professional services rendered for the audit of our consolidated financial statements, including (i) the audit of effectiveness of internal control over financial reporting, (ii) review of our consolidated financial statements included in our quarterly reports, and (iii) services that are normally provided by our registered independent public accountants including services in connection with statutory or regulatory filings or engagements for those fiscal years.

Audit-Related Fees. Consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include, for both years, SSAE 16 service organization audits and due diligence in connection with acquisition activity.

Tax Fees. Consist primarily of fees for other tax filing and advisory projects.

All Other Fees. Consist of fees billed for other permissible work performed by the Company’s independent public registered accounting firm that does not meet the above category descriptions, including, for fiscal year 2016, fees related to online access to an accounting and financial reporting research tool.

Our Audit Committee pre-approves and is responsible for the engagement of all auditing services provided by our independent registered public accountants and all non-auditing services to be provided by such accountants to the extent permitted under Section 10A of the Exchange Act, including all fees and other terms of engagement. Our Audit Committee may delegate the authority to pre-approve audit and permitted non-audit services between meetings of our Audit Committee to a designated member of our Audit Committee, provided that the decisions made by such member are presented to our full Audit Committee for ratification at its next scheduled meeting.

All of the fees paid to EY in fiscal year 2017, 2016 and 2015 were pre-approved by the Audit Committee.

Required Vote

The ratification of the appointment of Deloitte as our independent registered public accounting firm requires the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting. Unless marked to the contrary, proxies received will be voted “FOR” ratification of the appointment.

Our board recommends that you vote:
FOR	the ratification of Deloitte as our independent registered public accounting firm.

PROPOSAL 3
ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

Proposal 3 is a vote, on a non-binding advisory basis, to approve the compensation of our executive officers as described in this proxy statement. Although the vote is advisory and is not binding on the board of directors, our Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions. We refer to this vote as the “say-on-pay” vote.

At the 2017 Annual Meeting of Stockholders, our stockholders voted on a proposal relating to the frequency of the “say-on-pay” vote. We recommended, and our stockholders approved on a non-binding advisory basis, an annual say-on-pay vote. Accordingly, we include the say-on-pay vote each year as a regular part of each Annual Meeting of Stockholders, and the next such say-on-pay vote will occur at next year’s Annual Meeting of Stockholders. The next vote on the frequency of the “say-on-pay” vote will be held at the Annual Meeting to be held in 2023.

Our board of directors is committed to corporate governance best practices and recognizes the significant interest of stockholders in executive compensation matters. As discussed in the Compensation Discussion and Analysis, our board of directors believes that our current executive compensation program directly links executive compensation to our performance and aligns the interests of our executive officers with those of our stockholders. For example, the bulk of our annual incentive bonuses are earned based on achievement of two core financial metrics: Adjusted EPS and revenues. As we discuss in greater detail in our Compensation Discussion and Analysis, these financial metrics focus our named executive officers on top-line revenues and bottom-line earnings that are likely to make meaningful contributions to our future financial performance. We believe rewarding our executives with incentive pay based on achievement of these three financial metrics closely aligns management with the interests of our stockholders.

In addition, our philosophy places more emphasis on variable elements of compensation (such as incentive bonuses and equity-based compensation) than fixed remuneration.

Our stockholders have the opportunity to vote for, against or abstain from voting on the following resolution:

“Resolved, that the stockholders approve on an advisory basis the compensation of our named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC (which disclosure shall include the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this proxy statement).”

The above-referenced disclosures related to the compensation of our named executive officers appear beginning at page 30 of this proxy statement.

Required Vote

The approval, on an advisory (non-binding) basis, of the compensation of our named executive officers requires the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting. Unless marked to the contrary, proxies received will be voted “FOR” the approval of the compensation of our named executive officers.

Our board recommends that you vote:
FOR

the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC (including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this proxy statement)

PROPOSAL 4
APPROVAL OF THE 2018 OMNIBUS INCENTIVE PLAN

You are being asked to approve the 2018 Omnibus Incentive Plan (the “New Plan”), which reserves 3,175,000 shares of our stock for grants of awards under the New Plan. The number of shares reserved will be reduced by one share of our stock for every share subject to an award granted after March 15, 2018 under the 2015 Amendment and Restatement of the ExlService Holdings, Inc. 2006 Omnibus Award Plan (the “Prior Plan”). In addition, any shares of our stock that are subject to an award under the Prior Plan that expires, is forfeited, otherwise terminates or is settled in cash, after March 15, 2018 will also be added to the shares available for awards under the New Plan. A copy of the New Plan, is attached as Annex A hereto.

The New Plan replaces and supersedes the Prior Plan. The New Plan will become effective upon approval by our shareholders. Upon the New Plan becoming effective, no new awards will be made under the Prior Plan, though outstanding awards previously made under the Prior Plan will continue to be governed by the terms of that plan. If the New Plan is not approved by our shareholders, the Prior Plan will continue as currently in effect.

The closing price of our stock as reported by NASDAQ on March 29, 2018 was $55.77 per share.

Key Features of the New Plan

>The New Plan does not contain a “liberal” change in control definition.

>The New Plan allows us to grant a variety of types of awards, including: options, SARs, restricted stock and restricted stock units (time-vested or performance-vested), other stock awards and cash-based awards.

>The New Plan does not permit “liberal” share recycling of options or stock appreciation rights (SARs).

>The New Plan provides for administration by our Compensation Committee (or independent members of our Board of Directors).

>Awards are subject to our general compensation recovery policy (the New Plan makes an explicit reference to said policy).

>The annual value cash and equity of awards granted to our non-employee directors is capped.

>The New Plan explicitly prohibits Company cash buyouts of underwater options or SARs.

>Dividends or dividend equivalents may not be paid on options or SARS, or unearned shares of restricted stock, restricted stock units or other “full value” awards under the New Plan.

>The New Plan includes annual limits on the number of shares and cash value that may be granted to a participant with respect to each type of award.

Grant Practices

The Company typically grants restricted stock units. Restricted stock units (“RSUs”) as full-value awards are less dilutive to stockholders as the Company may grant fewer of such awards to achieve the intended economic effect. Our RSU awards are generally made up of time-vested RSUs that vest over a four year-period and performance-vested RSUs that are earned based on a three-year performance period.

Our gross average share usage rate, sometimes referred to as burn rate, over the three years ended December 31, 2017 (calculated as equity-based awards granted under our equity compensation plan for the relevant year, divided by average basic common shares outstanding for that year) is approximately 2.0%. The burn rate net of forfeitures is approximately 1.7%. Based on the gross average share usage rate of 2.0%, the shares available for future grants under the Prior Plan as of March 15, 2018 should enable us to continue to grant equity as a portion of employee compensation for the next year. Expectations regarding future share usage could be impacted by a number of factors such as award type mix; hiring and promotion activity at the executive level; the future performance of our stock price; the consequences of acquiring other companies; and other factors. While we believe that the assumptions we used are reasonable, the expected duration of the reserve may differ from current expectations.

Overhang as of March 15, 2018

The potential dilution resulting from issuing all of the 3,175,000 shares authorized under the New Plan, which when combined with shares subject to outstanding awards under the Prior Plan which may be rolled into the New Plan’s share reserve, as of March 15, 2018, would be 13.0% on a fully-diluted basis. No additional awards will be made under the Prior Plan following the effectiveness of the New Plan.

The following table sets forth certain information as of March 15, 2018, unless otherwise noted, with respect to the Company’s existing equity compensation plans:

Stock Options Outstanding	246,563 shares
Weighted-Average Exercise Price of Outstanding Stock Options/SARS	$18.26
Weighted-Average Remaining Term of Outstanding Stock Options/SARs	2.67 years
Total Stock-Settled Full-Value Awards Outstanding (i.e., restricted shares, restricted stock units, deferred stock units, etc.)	1,719,586 shares
Basic common shares outstanding as of March 15, 2018	34,395,814 shares

Forecasted Share Usage

Awards under the New Plan are determined by the Compensation Committee in its discretion. It is therefore not possible to predict the awards that will be made to particular officers, employees or directors in the future under the New Plan. Certain grants of equity awards may be earned by our named executive officers pursuant to their employment agreements if certain performance criteria are met (as described under “Employment Agreements” above), and pursuant to our current director compensation program, our non-employee directors are awarded restricted stock units representing $100,000 per year (as described under “Director Compensation for Fiscal Year 2017” above). Effective for 2018, this $100,000 restricted stock unit award for non-employee directors has been increased to $110,000 per year.

Summary of the New Plan

General. We adopted the New Plan in April 2018, subject to and effective upon the approval of our stockholders. The following is a summary of the material aspects of the New Plan. This summary is subject to the more complete description of the terms and conditions of the New Plan contained the full text of the New Plan, which is attached hereto as Annex A.

Purpose. The purpose of the New Plan is to provide a means through which we and our affiliates may attract capable persons to enter and remain in our employ and to provide a means whereby our employees, directors and consultants can acquire and maintain ownership of our common stock, thereby strengthening their commitment to our welfare, the welfare of our affiliates and promoting a common interest between stockholders and these employees. The New Plan is an omnibus document authorizing the establishment of sub-plans which enables us to offer awards to our employees in non-U.S. jurisdictions, subject to compliance with local laws applicable to the offering of awards to such employees.

Administration. The New Plan will be administered by a committee, which may be the independent members of our board of directors or our Compensation Committee. Our Compensation Committee administers the Prior Plan and will administer the New Plan. It is intended, but not required, that the directors appointed to serve on our Compensation Committee be “Non-Employee Directors” (within the meaning of Rule 16b-3 under the Exchange Act), to the extent Rule 16b-3 is applicable. However, if a Compensation Committee member fails to qualify under this requirement it will not invalidate any award that is otherwise validly granted under the New Plan. Subject to the terms of the New Plan, the Compensation Committee will have the authority to grant awards, to determine the number of shares of our common stock for which each award may be granted and to determine any terms and conditions pertaining to the exercise or to the vesting of each award. The Compensation Committee will have the power, in its sole discretion, to accelerate the exercisability of any option or SAR and to remove any restriction on any award granted under the New Plan. The Compensation Committee also will have full power to construe and interpret the New Plan and any award agreement executed pursuant to the New Plan and to establish, amend, suspend or waive any rules for the proper administration of the New Plan. The determination of the Compensation Committee on all matters relating to the New Plan or any award agreement will be conclusive.

Eligibility. Our officers, employees, directors and consultants and those of our subsidiaries or affiliates (a total of approximately 27,800 individuals) are eligible to be designated as participants under the New Plan. The Compensation Committee has the sole and complete authority to determine the participants to whom awards will be granted under the New Plan, subject to certain limitations described below.

Number of Shares Authorized. Under the New Plan, awards for a total of 3,175,000 the number of shares of our common stock are available for grant. In addition, any shares of our stock that are subject to an award under the Prior Plan that expires, is forfeited, otherwise terminates or is settled in cash, after March 15, 2018 will also be added to the shares available for awards under the New Plan.

The New Plan explicitly provides that the following shares of our common stock will not be available for re-issuance under or rolled-over into (as applicable) the New Plan: (1) shares tendered by participants or withheld for the payment of the purchase price of an option, or after March 15, 2018, an option under the Prior Plan, (2) shares tendered by a participant or withheld to satisfy tax withholding obligations with respect to options or SARs, or after March 15, 2018, options or SARs under the Prior Plan, (3) shares subject to a SAR, or after March 15, 2018, a SAR under the Prior Plan that are not issued in connection with its stock settlement or exercise, and (4) shares of our common stock that we reacquire on the option market or otherwise using cash proceeds from the exercise of options, or after March 15, 2018, options under the Prior Plan.

No person may be granted awards of options and/or stock appreciation rights, or SARs, during any calendar year with respect to more than 500,000 shares of common stock. The maximum number of time-based awards (other than options or SARs) that may be granted to any one participant during any calendar year may not exceed 500,000 shares of common stock. The maximum number of performance-based awards (other than options or SARs) that may be granted to any one participant during any calendar year is 500,000 shares of common stock (or the cash equivalent). The maximum amount payable in any calendar year to any participant pursuant to a cash bonus under our New Plan is $10,000,000.

Notwithstanding any other provision in the New Plan to the contrary, the maximum number of shares of common stock subject to awards granted during a single calendar year to any non-employee director, taken together with any cash fees paid during the calendar year to the non-employee director in respect of the director’s service as a member of the Board during such year (including service as a member or chair of any committees of the Board), shall not have an aggregate fair market value on the date of grant (computed as of the date of grant in accordance with applicable financial accounting rules) in excess of $500,000. The independent members of the

Board may make exceptions to this limit for a non-executive chair of the Board, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation.

As described more fully in the New Plan, if an award (including awards granted under our Prior Plan) expires or terminates, is forfeited or settled in cash, the number of shares previously subject to such award will again be available for future grant. In addition, shares of our stock delivered or withheld in full of partial satisfaction of applicable tax withholding obligations for any award (other than options or SARs), will not count against the number of shares reserved for issuance under the New Plan. Likewise, awards made pursuant to an assumed or substituted award as part of an acquisition will not be counted against the share reserve. Shares available under a pre-existing plan of an entity we acquired may be granted under the New Plan, subject to applicable listing exchange requirements, and will not count against the share reserve.

In the event of changes in the outstanding stock or capital structure of the Company (such as by reason of a stock split, recapitalization or other transactions or events as described in the New Plan), awards granted under the New Plan as well as the maximum number of shares of our common stock which may be delivered pursuant to the New Plan or to any one individual, shall be subject to adjustment or substitution, as determined by the Compensation Committee in its sole discretion, as to the number, price or kind of a share of common stock or other consideration subject to such award, or as otherwise determined by the Compensation Committee to be equitable.

The New Plan will have a term of ten years from the date it is approved by our stockholders and no further awards may be granted after that date.

Terms and Conditions of Awards. Under the New Plan, the Compensation Committee may grant awards of nonqualified stock options, or NSOs, incentive stock options, or ISOs, SARs, restricted stock, restricted stock units, stock bonus awards, performance compensation awards (including cash bonus awards) or any combination of the foregoing. The Compensation Committee may, but is not required to, provide in an award agreement that there will be a vesting acceleration or payout of the award upon a change in control, as defined in the New Plan.

No Dividends and Dividend Equivalents on Unvested Awards. Notwithstanding anything to the contrary, to the extent any dividends and dividend equivalents are granted under the New Plan, such dividends and dividend equivalents shall be accumulated by the Company for the participant’s account, subject to the same conditions and restrictions as the awards to which the dividends or dividend equivalents relate. If the applicable award is forfeited, the participant shall have no right to such dividends or dividends equivalents.

Options. The Compensation Committee is authorized to grant options to purchase shares of common stock that are either “qualified,” meaning they are intended to satisfy the requirements of Section 422 of the Code for incentive stock options, or “nonqualified,” meaning they are not intended to satisfy the requirements of Section 422 of the Code. An option provides a participant with the right to purchase, within a specified period of time, a stated number of shares of our common stock at the price specified in the award agreement. Options granted under the New Plan will be subject to the terms, including the exercise price and the conditions and timing of exercise, not inconsistent with the New Plan, determined by the Compensation Committee and specified in the applicable award agreement or thereafter. The maximum term of an option granted under the New Plan will be ten years from the date of grant (or five years in the case of an ISO granted to a 10.0% stockholder).

The exercise price per share paid by a participant will be determined by the Compensation Committee at the time of grant but will not be less than 100.0% of the fair market value of one share on the date the option is granted (or no less than 110.0% of such fair market value in the case of an ISO granted to an employee who is a 10.0% stockholder), with the exception of options granted as substitute awards. Payment in respect of the exercise of an option may be made in cash or by check, except that the Compensation Committee may, in its discretion, allow such payment to be made by surrender of unrestricted shares of our common stock (at their fair market value on the date of exercise), or by such other method as the Compensation Committee may determine and that is permitted by law. The Compensation Committee may, in its discretion and to the extent permitted by law, allow such payment to be made through a broker-assisted cashless exercise mechanism. The Compensation Committee may also establish rules permitting the deferral of shares of our common stock upon the exercise of options for tax planning purposes. Unless otherwise provided in the award agreement, if, on the expiration date set forth in the award agreement, the option has not yet been exercised and the fair market value (on the expiration date) exceeds the exercise price, the option will be deemed to have been exercised on such date.

SARs. Our Compensation Committee will be authorized to award SARs under the New Plan. SARs will be subject to the terms and conditions established by the Compensation Committee. A SAR is a contractual right that allows a participant to receive, either in the form of cash, shares of our common stock or a combination of the foregoing, the appreciation, if any, in the value of one share of our common stock over a certain period of time. An option granted under the New Plan may include SARs, either on the date of grant or, except in the case of an ISO, by subsequent amendment. The Compensation Committee may also award SARs to a participant independent of the grant of an option. SARs granted in connection with an option will become exercisable, be transferable and will expire according to the same vesting schedule, transferability rules and expiration provisions as the corresponding option. If SARs are granted independent of an option, the SARs will become exercisable, be transferable and will expire in accordance with the vesting schedule, transferability rules and the expiration provisions established by the Compensation Committee and reflected in the award agreement. Unless otherwise provided in the award agreement, if, on the expiration date set forth in the award agreement, the SAR has not yet been exercised and the fair market value (on the expiration date) exceeds the exercise price, the SAR will be deemed to have been exercised on such date and payment in respect of the SAR will be made.

No Repricing. Other than in connection with equitable adjustments for certain corporate events or in connection with a change in control event, the New Plan prohibits the repricing of stock options or SARs awarded under the New Plan and the cash buyout of underwater stock options or SARs without stockholder approval.

Restricted Stock. Our Compensation Committee will be authorized to award restricted stock under the New Plan. An award of restricted stock is a grant of shares subject to conditions and restrictions set by the Compensation Committee. The grant or the vesting of an award of restricted stock may be conditioned upon service to us or our affiliates or upon the attainment of performance goals or other factors, as determined in the discretion of the Compensation Committee. The Compensation Committee may also, in its discretion, provide for the lapse of restrictions imposed upon an award of restricted stock. Holders of an award of restricted stock will have, with respect to the restricted stock granted, all of the rights of a stockholder, including the right to vote and to receive dividends; however, any dividends paid with respect to unvested shares will be withheld by the Company and only paid (with interest, if applicable, credited to such dividends) to the participant (or his beneficiary) if the underlying shares become vested. Dividends may also be reinvested in shares of restricted stock subject to the same conditions and restrictions as the restricted stock to which the dividends relate.

Restricted Stock Units. The Compensation Committee is authorized to award restricted stock units to participants. The Compensation Committee establishes the terms, conditions and restrictions applicable to each award of restricted stock units, including the time or times at which restricted stock units will be granted or vested and the number of units to be covered by each award. The terms and conditions of each restricted stock award will be reflected in a restricted stock unit agreement. Each restricted stock unit (representing one share of our common stock) awarded to a participant will be credited with an amount equal to the cash or stock dividends paid by us in respect of one share of our common stock (“dividend equivalents”). Dividend equivalents will be withheld by us for the participant’s account and interest (if applicable) may be credited on such dividend equivalents withheld at rate to be determined by the Compensation Committee. Upon expiration of the vesting period with respect to any restricted stock units covered by a restricted stock award, we will deliver to the participant or his beneficiary (i) one share of our common stock or, at the election of the Compensation Committee, an amount in cash equal to the fair market value of that number of shares at the expiration of the period over which the units are to be earned for each restricted stock unit with respect to which the vesting period has expired and (ii) cash or shares of common stock equal to the dividend equivalents credited to the restricted stock unit and any interest accrued thereon. Dividend equivalents may also be reinvested in additional restricted stock units subject to the same conditions and restrictions as the restricted stock units to which the dividend equivalents relate.

Stock Bonus Awards. The Compensation Committee may, in its discretion, grant an award of unrestricted shares of our common stock, including, without limitation, fully-vested deferred stock units, either alone or in tandem with other awards, under such terms and conditions as the Compensation Committee in its sole discretion may decide. A stock bonus award shall be granted as, or in payment of, a bonus, or to provide special incentives or recognize special achievements or contributions.

Performance Goals and Performance Criteria. The Compensation Committee may, in its discretion, condition the vesting of any award granted under the New Plan upon the satisfaction of performance goals. The Compensation Committee has discretion to select appropriate performance criteria upon which to base such performance goals and make adjustments to such criteria in the event of extraordinary, non-recurring or other events.

Transferability. Generally, each award may be exercised during the participant’s lifetime only by the participant or, if permissible under applicable law, by the participant’s guardian or legal representative, and such award may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution.

The Compensation Committee may, in its discretion, however, provide that awards granted under the New Plan that are not ISOs may be transferred by a participant without consideration to certain “permitted transferees” (as defined in the New Plan), pursuant to the terms of the New Plan and rules adopted by the Compensation Committee.

Amendment. Our board of directors may amend, alter, suspend, discontinue, or terminate the New Plan or any portion thereof at any time. No such action may be taken, however, without stockholder approval if such approval is necessary to comply with any regulatory requirement and no such action that would impair any rights under any previous award will be effective without the consent of the person to whom such award was made. In addition, the Compensation Committee is authorized to amend the terms of any award granted under the New Plan if the amendment would not impair the rights of any participant without his or her consent. However, other than in connection with equitable adjustments for certain corporate events or in connection with a change in control event, no amendment may reduce the exercise price of an option or SAR, cancel an existing option or SAR and replace it with a new option or SAR having a lower exercise price, or take any other action, that would result in such option or SAR being considered “repriced” for purposes of our proxy statement, or that would result in the option being accounted for under the variable method of accounting, without stockholder approval of such amendment. In addition, in no event may the Company buyout for cash any option or SAR whose exercise price on the date of purchase exceeds the fair market value of the Company’s stock.

U.S. Federal Income Tax Consequences. The following is a general summary of the material U.S. federal income tax consequences of the grant, exercise and vesting of awards under the New Plan and the disposition of shares acquired pursuant to the exercise or settlement of such awards and is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local and payroll tax considerations. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant.

Options. The Code requires that, for treatment of an option as a qualified option, shares of our common stock acquired through the exercise of a qualified option cannot be disposed of before the later of (i) two years from the date of grant of the option, or (ii) one year from the date of exercise. Holders of qualified options will generally incur no federal income tax liability at the time of grant or upon exercise of those options. However, the spread at exercise will be an “item of tax preference,” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. If the holder does not dispose of the shares before two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction will be allowed to us for federal income tax purposes in connection with the grant or exercise of the qualified option. If, within two years following the date of grant or within one year following the date of exercise, the holder of shares acquired through the exercise of a qualified option disposes of those shares, the participant will generally realize taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the share on the date of exercise or the amount realized on the subsequent disposition of the shares, and that amount will generally be deductible by us for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections. Finally, if an otherwise qualified option becomes first exercisable in any one year for shares having an aggregate value in excess of $100,000 (based on the grant date value), the portion of the qualified option in respect of those excess shares will be treated as a nonqualified stock option for federal income tax purposes. No income will be realized by a participant upon grant of a nonqualified stock option. Upon the exercise of a nonqualified stock option, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying exercised shares over the option exercise price paid at the time of exercise, and the participant’s tax basis will equal the sum of the compensation income recognized and the exercise price. We will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections. In the event of a sale of shares received upon the exercise of a nonqualified stock option, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term gain or loss if the holding period for such shares is more than one year.

SARs. No income will be realized by a participant upon grant of a SAR. Upon the exercise of a SAR, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the payment received in respect of the SAR. We will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Restricted Stock. A participant will not be subject to tax upon the grant of an award of restricted stock unless the participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture, the participant will have taxable compensation equal to the difference between the fair market value of the shares on that date over the amount the participant paid for such shares, if any, unless the participant made an election under Section 83(b) of the Code to be taxed at the time of grant. If the participant made an election under Section 83(b), the participant will have taxable compensation at the time of grant equal to the difference between the fair market value of the shares on the date of grant over the amount the participant paid for such shares, if any. If the election is made, the participant will not be allowed a deduction for the value of any shares which may be subsequently forfeited. Special rules apply to the receipt and disposition of restricted shares received by officers and directors who are subject to Section 16(b) of the Exchange Act. We will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Restricted Stock Units. A participant will not be subject to tax upon the grant of a restricted stock unit award. Rather, upon the delivery of shares or cash pursuant to a restricted stock unit award, the participant will have taxable compensation equal to the fair market value of the number of shares (or the amount of cash) the participant actually receives with respect to the award. We will be able to deduct the amount of taxable compensation to the participant for U.S. federal income tax purposes, but the deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Stock Bonus Awards. A participant will have taxable compensation equal to the difference between the fair market value of the shares on the date the award is made over the amount the participant paid for such shares, if any. We will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Section 162(m). In general, as noted above, Section 162(m) of the Code denies a publicly held corporation a deduction for U.S. federal income tax purposes for compensation in excess of $1,000,000 per year per person to its chief executive officer, chief financial officer and its three other officers whose compensation is required to be disclosed in its proxy statement. The Tax Reform Act eliminated the “performance-based compensation” exception to this deduction limitation, clarified that an individual serving as an organization’s chief financial officer would be subject to the deduction limitation, and made certain other changes. Moreover, the Tax Reform Act generally provides that any individual who becomes covered to Section 162(m) of the Code remain so covered, for the duration of their employment with our company and following their termination of employment. Interpretive guidance regarding the implementation of these changes has not yet been released and we will not know the full scope and impact of these changes for some time. Therefore, the Company cannot guarantee that any awards will in fact be deductible under such provisions.

New Plan Benefits. It is not possible at this time to determine the benefits that will be received by executive officers, by other employees or by outside directors under the New Plan if the plan is approved by the stockholders.

Such benefits will depend on future actions of the Compensation Committee or the Board, the fair market value of our common stock at various future dates, the extent to which performance goals set by the Compensation Committee are met, and/or the individual performance of the particular executive officer or employee.

Equity Compensation Plan Information

The following table provides information as of December 31, 2017 with respect to the shares of our common stock that may be issued under our existing equity compensation plans. For a description of our equity compensation plans, please see footnote 21 to our consolidated financial statements included in the 2017 Form 10-K.

Plan Category	Number of Securities to be Issued Upon Exercise/Vesting of Outstanding Options, Warrants and Rights*	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column 1)
Equity compensation plans approved by security holders	2,215,523	$18.03	1,509,976
Equity compensation plans not approved by security holders	—	—	—
Total	2,215,523	$18.03	1,509,976

*This includes outstanding options and unvested Restricted Stock, Restricted Stock Units and Performance Restricted Stock Units. Refer to Note 21 to our consolidated financial statements for further details.

As of March 15, 2018, 912,584 shares were still available for grant under the Prior Plan. As of March 15, 2018, options to purchase 246,563 shares of our common stock were issued and outstanding with a weighted average exercise price of $18.26 and an average term of options of 2.67 years, and we had outstanding 1,719,586 full value awards (i.e., restricted shares, restricted stock units, deferred stock units, etc.) of common stock under our Prior Plan.

Required Vote

The approval of the 2018 Omnibus Incentive Plan requires the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting. Unless marked to the contrary, proxies received will be voted “FOR” the proposal.

Our board recommends that you vote:
FOR	the approval of the 2018 Omnibus Incentive Plan

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
FOR THE 2019 ANNUAL MEETING

Stockholder proposals intended to be included in our proxy materials for the 2019 Annual Meeting of Stockholders (“2019 Annual Meeting”) must be received by the deadline calculated in accordance with SEC Rule 14a-8, which is 120 days before the anniversary of the date of this year’s proxy statement. This year’s deadline is Friday, December 28, 2018. Such proposals must include the information required by SEC rules, and should be sent in writing by courier or certified mail to the Corporate Secretary of the Company at 280 Park Avenue, 38th Floor, New York, New York 10017. Stockholder proposals that are sent to any other person or location or by any other means may not be received in a timely manner and thus ineligible for inclusion.

Stockholders who intend to submit proposals at the 2019 Annual Meeting but whose proposals are not included in the proxy materials for the meeting, and stockholders who intend to submit nominations for directors at the 2019 Annual Meeting, are required to notify the Corporate Secretary of the Company (at the address above) of their proposal or nominations not less than 90 days, nor more than 120 days, before the anniversary of this year’s Annual Meeting of Stockholders, in accordance with our by-laws. Such notices of proposals for the 2019 Annual Meeting must be delivered between February 15, 2019 and March 17, 2019. Special notice provisions apply under the by-laws if the date of the 2019 Annual Meeting is more than 30 days before or 70 days after the anniversary date of this year’s Annual Meeting of Stockholders.

Any notice of proposed business or nomination, whether or not included in our proxy statement, must include the information required under our by-laws, including Section 2.11.4, in order for the matter to be eligible for consideration at the 2019 Annual Meeting. The presiding officer of the 2019 Annual Meeting may refuse to acknowledge any matter or nomination not made in compliance with the procedures in our by-laws. Our by-laws can be found on our website and the current SEC rules for submitting stockholder proposals can be obtained from the SEC at: Division of Corporation Finance, 100 F. Street, N.E., Washington, DC 20549, or through the SEC’s Internet website at www.sec.gov.

MISCELLANEOUS

Delivery of Documents to Stockholders Sharing an Address

If you are the beneficial owner, but not the record holder, of shares of our common stock, your broker, bank, trust or other nominee may only deliver one copy of this proxy statement and the 2017 Form 10-K, which serves as our Annual Report to Stockholders under Regulation 14A (the “2017 Annual Report”), to multiple stockholders who share an address unless that nominee has received contrary instructions from one or more of the stockholders. We will deliver promptly, upon written or oral request, a separate copy of this proxy statement and the 2017 Annual Report to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of the proxy statement and annual report, now or in the future, should submit this request to our investor relations department through our website at www.exlservice.com. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and who wish to receive a single copy of such materials in the future will need to contact their broker, bank, trust or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

Electronic Access to Proxy Statement and Annual Report

This proxy statement and our 2017 Annual Report may be viewed on our website at www.exlservice.com and at www.proxyvote.com by following the instructions provided in the Internet Notice. If you are a stockholder of record, you can elect to access future annual reports and proxy statements electronically by marking the appropriate box on your proxy form. If you choose this option, you will receive a proxy form in mid-May listing the website locations and your choice will remain in effect until you notify us by mail that you wish to resume mail delivery of these documents. If you hold your common stock through a bank, broker or another holder of record, refer to the information provided by that entity for instructions on how to elect this option.

OTHER MATTERS

Our board of directors does not know of any other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, your proxy holders will vote on it as they think best unless you direct them otherwise in your proxy instructions.

Whether or not you intend to be present at the Annual Meeting, we urge you to submit your signed proxy promptly.

By Order of the Board of Directors,

Nancy Saltzman
Executive Vice President,
General Counsel and
Corporate Secretary

New York, New York
April 27, 2018

We will furnish without charge to each person whose proxy is being solicited, upon the written request of any such person, a copy of the 2017 Form 10-K, as filed with the SEC, as well as copies of exhibits to the 2017 Form 10-K, but for copies of exhibits will charge a reasonable fee per page to any requesting stockholder. Stockholders may make such request in writing to ExlService Holdings, Inc., 280 Park Avenue, 38th Floor, New York, New York 10017, Attention: Investor Relations. The request must include a representation by the stockholder that as of April 23, 2018, the stockholder was entitled to vote at the Annual Meeting.

Annex A

ExlService Holdings, Inc.

2018 OMNIBUS INCENTIVE PLAN

1.Purpose

The purpose of the Plan is to provide a means through which the Company and its Affiliates may attract able persons to enter and remain in the employ of the Company and its Affiliates and to provide a means whereby employees, directors and consultants of the Company and its Affiliates can acquire and maintain Common Stock ownership, or be paid incentive compensation measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company and its Affiliates and promoting an identity of interest between stockholders and these persons.

This Plan document is an omnibus document which includes, in addition to the Plan, separate sub-plans (“Sub Plans”) that permit offerings of grants to employees of certain Designated Foreign Subsidiaries. Offerings under the Sub Plans may be made in particular locations outside the United States of America and shall comply with local laws applicable to offerings in such foreign jurisdictions. The Plan shall be a separate and independent plan from the Sub Plans, but the total number of shares of Stock authorized to be issued under the Plan applies in the aggregate to both the Plan and the Sub Plans.

So that the appropriate incentive can be provided, the Plan provides for granting Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Phantom Stock Awards, Stock Bonuses and Cash Bonus Awards, or any combination or variation of the foregoing.

The Plan replaces and supersedes the 2015 Amendment and Restatement of the ExlService Holdings, Inc. 2006 Omnibus Award Plan (the “Prior Plan”) and is effective upon the date approved by the Company’s stockholders. Upon approval of the Plan by the Company’s stockholders, no new awards shall be made under the Prior Plan, although outstanding awards previously made under the Prior Plan shall continue to be governed by the terms of the Prior Plan. Shares of Stock that are subject to outstanding awards under the Prior Plan that expire, are forfeited or otherwise terminate unexercised may be subjected to new Awards under the Plan, as provided in Section 5.

2.Definitions

The following definitions shall be applicable throughout the Plan.

(a)“Affiliate” means (i) any entity that directly or indirectly is controlled by, controls or is under common control with the Company and (ii) to the extent provided by the Committee, any entity in which the Company has a significant equity interest.

(b)“Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Phantom Stock Award, Stock Bonus or Cash Bonus Award granted under the Plan.

(c)“Award Agreement” means an agreement pursuant to which an Award is granted.

(d)“Board” means the Board of Directors of the Company.

(e)“Cash Bonus Award” means an Award of a cash bonus pursuant to Section 11(a) of the Plan.

(f)“Cause” shall mean, unless in the case of a particular Award the applicable Award Agreement states otherwise, the Company or an Affiliate having “cause” to terminate a Participant’s employment or service, as defined in any existing employment, consulting or any other agreement between the Participant and the Company or an Affiliate in effect at the time of such termination or, in the absence of such an employment, consulting or other agreement, upon (i) the good faith determination by the Committee that the Participant has ceased to perform his duties to the Company or an Affiliate (other than as a result of his incapacity due to physical or mental illness or injury), which failure amounts to an intentional and extended neglect of his duties to such party, provided that no such failure shall constitute Cause unless the Participant has been given notice of such failure (if cure is reasonably possible) and has not cured such act or omission within 15 days following receipt of such notice, (ii) the Committee’s good faith determination that the Participant has engaged or is about to engage in conduct materially injurious to the Company or an Affiliate, (iii) the Participant having been convicted of, or plead guilty or no contest to, a felony or any crime involving as a material element fraud or dishonesty, (iv) the consistent failure of the Participant to follow the lawful instructions of the Board or his direct superiors, which failure amounts to an intentional and extended neglect of his duties to such party, or (v) in the case of a Participant who is a non-employee director, the Participant ceasing to be a member of the Board in connection with the Participant engaging in any of the activities described in clauses (i) through (iv) above.

(g)“Change in Control” shall, unless in the case of a particular Award the applicable Award Agreement states otherwise or contains a different definition of “Change in Control,” be deemed to occur upon:

(i)the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% (on a fully diluted basis) of either (A) the then outstanding shares of Common Stock of the Company, taking into account as outstanding for this purpose such Common Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Common Stock (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Plan, the following acquisitions shall not constitute a Change in Control: (I) any acquisition by the Company or any Affiliate, (II) any acquisition by any employee benefit plan sponsored or maintained by the Company or any Affiliate, (III) any acquisition which complies with clauses (A), (B) and (C) of subsection (v) of this Section 2(f) or (IV) in respect of an Award held by a particular Participant, any acquisition by the Participant or any group of persons including the Participant (or any entity controlled by the Participant or any group of persons including the Participant);

(ii)individuals who, on the date hereof, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of a registration statement of the Company describing such person’s inclusion on the Board, or a proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(iii)the dissolution or liquidation of the Company;

(iv)the sale, transfer or other disposition of all or substantially all of the business or assets of the Company; or

(v)the consummation of a reorganization, recapitalization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (A) more than 50% of the total voting power of (x) the entity resulting from such Business Combination (the “Surviving Company”), or (y) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the members of the board of directors (or the analogous governing body) of the Surviving Company (the “Parent Company”), is represented by the Outstanding Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which the Outstanding Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Outstanding Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no Person (other than any employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company, or one or more Designated Holders), is or becomes the beneficial owner, directly or indirectly, of more than 50% of the total voting power of the outstanding voting securities eligible to elect members of the board of directors of the Parent Company (or the analogous governing body) (or, if there is no Parent Company, the Surviving Company) and (C) at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Business Combination were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination.

(h)“Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

(i)“Committee” means the Compensation Committee of the Board, or if the Board is acting as the Committee, the individuals constituting Eligible Directors of the Board.

(j)“Common Stock” means the Series B Common Stock, par value $0.001 per share, of the Company and any stock into which such common stock may be converted or into which it may be exchanged.

(k)“Company” means ExlService Holdings, Inc. and any successor thereto.

(l)“Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization or, if there is no such date, the date indicated on the applicable Award Agreement.

(m)“Designated Foreign Subsidiaries” means all Affiliates organized under the laws of any jurisdiction or country other than the United States of America that may be designated by the Board or the Committee from time to time.

(n)“Disability” means, unless in the case of a particular Award the applicable Award Agreement states otherwise, the Company or an Affiliate having cause to terminate a Participant’s employment or service on account of “disability,” as defined in any existing employment, consulting or other similar agreement between the Participant and the Company or an Affiliate or, in the absence of such an employment, consulting or other agreement, a condition entitling the Participant to receive benefits under a long-term disability plan of the Company or an Affiliate, or, in the absence of such a plan, the complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which a Participant was employed or served when such disability commenced, as determined by the Committee based upon medical evidence acceptable to it.

(o)“Effective Date” means the date on which this Plan is approved by the Company’s stockholders.

(p)“Eligible Director” means a person who is (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, or a person meeting any similar requirement under any successor rule or regulation, and (ii) an “independent director” under the rules of the stock exchange on which the Stock is listed or the National Association of Securities Dealers Automated Quotation System (the “Nasdaq”), as applicable;.

(q)“Eligible Person” means any (i) individual regularly employed by the Company or Affiliate who satisfies all of the requirements of Section 6; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) director of the Company or an Affiliate or (iii) consultant or advisor to the Company or an Affiliate who may be offered securities pursuant to Form S-8.

(r)“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(s)“Fair Market Value,” on a given date, means (i) if the Stock is listed on a national securities exchange, the closing price reported as having occurred on the primary exchange with which the Stock is listed and traded on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the Stock is not listed on any national securities exchange but is quoted in the Nasdaq National Market on a last sale basis, the last sale price on such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (iii) if the Stock is not listed on a national securities exchange nor quoted in the Nasdaq on a last sale basis, the amount determined by the Committee to be the fair market value based upon a good faith attempt to value the Stock accurately and computed in accordance with applicable regulations of the Internal Revenue Service.

(t)“Incentive Stock Option” means an Option granted by the Committee to a Participant under the Plan which is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth herein.

(u)“Nonqualified Stock Option” means an Option granted by the Committee to a Participant under the Plan which is not designated by the Committee as an Incentive Stock Option.

(v)“Option” means an Award granted under Section 7 of the Plan.

(w)“Option Period” means the period described in Section 7(c) of the Plan.

(x)“Option Price” means the exercise price for an Option as described in Section 7(a) of the Plan.

(y)“Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award pursuant to Section 6 of the Plan.

(z)“Parent” means any parent of the Company, as defined in Section 424(e) of the Code.

(aa)“Performance Criteria” shall mean the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Award under the Plan. The Performance Criteria that may be used to establish the Performance Goal(s) may be based on the achievement of specific levels of performance of the Company (or Affiliate, division or operational unit of the Company). Performance Criteria, may include, without limitation, any of the following: (i) net earnings or net income (before or after taxes); (ii) basic or diluted earnings per share (before or after taxes); (iii) net revenue or net revenue growth; (iv) gross revenue; (v) new client revenue; (vi) gross profit or gross profit growth; (vii) net operating profit (before or after taxes; (viii) return measures (including, but not limited to, return on assets, capital, invested capital, equity or sales); (ix) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital); (x) earnings before or after taxes, interest, depreciation and/or amortization; (xi) share price (included, but not limited to, growth measures and total stockholder return); and (xii) any other objective or subjective criterion or criteria that the Committee may select from time to time.

Without limiting the Committee’s authority to select any Performance Criteria as it determines appropriate, any Performance Criteria may be used on an absolute or relative basis to measure the performance of the Company and/or an Affiliate as a whole or any business unit of the Company and/or an Affiliate or any combination thereof, as the Committee may deem appropriate, or any Performance Criteria as compared to the performance of a group of comparable companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Criterion as compared to a selected peer group or published index. Performance goals may also be based on individual performance goals. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria.

(bb)“Performance Goals” shall mean, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria. The Committee is authorized at any time during a Performance Period, in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period based on the occurrence of any of following events: (i) asset write downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported result; (iv) any reorganization or restructuring programs; (v) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor pronouncement thereto) or unusual or infrequently occurring items pursuant to Accounting Standards Update 2015-01 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial conditions and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (vi) acquisitions or divestitures; (vii) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains or losses; (ix) a change in the Company’s fiscal year; or (x) any other event or circumstance the Committee deems appropriate.

(cc)“Performance Period” shall mean the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of an Award.

(dd)“Phantom Stock Award” shall mean a cash award whose value is determined based on the change in the value of the Company Common Stock from the Effective Date.

(ee)“Plan” means this ExlService Holdings, Inc. 2018 Omnibus Incentive Plan, as may be amended from time to time.

(ff)“Prior Plan” has the meaning given to it in Section 1 of this Plan.

(gg)“Restricted Period” means, with respect to any Award of Restricted Stock or any Restricted Stock Unit, the period of time determined by the Committee during which such Award is subject to the restrictions set forth in Section 9 or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

(hh)“Restricted Stock” means shares of Stock issued or transferred to a Participant subject to forfeiture and the other restrictions set forth in Section 9 of the Plan.

(ii)“Restricted Stock Unit” means a hypothetical investment equivalent to one share of Stock granted in connection with an Award made under Section 9.

(jj)“Securities Act” means the Securities Act of 1933, as amended.

(kk)“Senior Participant” means each of the Chief Executive Officer and the President of the Company and an employee of the Company or an Affiliate that is designated as a member of the Executive Committee.

(ll)“Stock” means the Common Stock or such other authorized shares of stock of the Company as the Committee may from time to time authorize for use under the Plan.

(mm)“Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.

(nn)“Stock Bonus” means an Award granted under Section 10 of the Plan.

(oo)“Stock Option Agreement” means any agreement between the Company and a Participant who has been granted an Option pursuant to Section 7 which defines the rights and obligations of the parties thereto.

(pp)“Strike Price” means, (i) in the case of a SAR granted in tandem with an Option, the Option Price of the related Option, or (ii) in the case of a SAR granted independent of an Option, the Fair Market Value on the Date of Grant.

(qq)“Subsidiary” means any subsidiary of the Company, as defined in Section 424(f) of the Code.

(rr)“Substitute Award” means an Award granted or issued to a Participant in assumption or substitution of outstanding awards by an entity acquired by the Company or any Affiliate or Subsidiary or with which the Company, an Affiliate or a Subsidiary combines.

(ss)“Vested Unit” shall have the meaning ascribed thereto in Section 9(d).

(tt)“Vice President Participant” means an employee of the Company or an Affiliate holding the office of vice president or any office senior or the office of vice president.

3.Effective Date, Duration and Stockholder Approval

The Plan is effective as of the Effective Date. No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the stockholders of the Company in a manner intended to comply with the stockholder approval requirements of Section 422(b)(i) of the Code; provided, that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained.

The expiration date of the Plan, on and after which no Awards may be granted hereunder, shall be the tenth anniversary of the Effective Date; provided, however, that the administration of the Plan shall continue in effect until all matters relating to Awards previously granted have been settled.

4.Administration

(a)The Committee shall administer the Plan. The majority of the members of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee.

(b)Subject to the provisions of the Plan and applicable law, the Committee shall have the power, and in addition to other express powers and authorizations conferred on the Committee by the Plan, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of shares of Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, shares of Stock, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, Stock, other securities, other Options, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) accelerate the exercisability of any option or SAR and to remove any restriction on any Award; (viii) interpret, administer, reconcile any inconsistency, correct any defect and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (ix) establish, amend, suspend, or waive such rules and regulations; (x) appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c)Notwithstanding the foregoing, the Committee may delegate to any officer or officers of the Company or any Affiliate the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Committee herein, and which may be so delegated as a matter of law, except for grants of Awards to persons subject to Section 16 of the 1934 Act.

(d)Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all parties, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any stockholder.

(e)No member of the Board, Committee or any officer or employee to whom authority has been delegated administrative authority shall be liable for any action or determination made in good faith with respect to the Plan or any Award hereunder.

5.Grant of Awards; Shares Subject to the Plan

The Committee may, from time to time, grant Awards of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Phantom Stock Awards, Stock Bonuses and/or Cash Bonus Awards to one or more Eligible Persons; provided, however, that:

(a)Subject to Section 13, the aggregate number of shares of Stock in respect of which Awards may be granted under the Plan as of the Effective Date is (i) 3,175,000 shares of Stock, minus (ii) one (1) share of Stock for every one (1) share of Stock subject to an award granted under the Prior Plan after March 15, 2018. Any shares of Stock subject to an award under the Prior Plan and that expires, is forfeited, otherwise terminates, or is settled in cash, after March 15, 2018, shall be added to the shares of Stock reserved for issuance under the Plan.

(b)Shares of Stock shall not be deemed to have been used in settlement of Awards in the event the Award is settled in cash. Shares of Stock delivered (either directly or by means of attestation) in full or partial satisfaction of applicable tax withholding obligations or withheld by the Company in full or partial satisfaction of applicable tax withholding obligations for any Award, other than an Option or a SAR, shall be deducted from the number of shares of Stock delivered to a Participant pursuant to such Award for purposes of determining the number of shares of Stock acquired pursuant to the Plan. If and to the extent an Award under the Plan expires, terminates or is canceled for any reason whatsoever without the Participant having received any benefit therefrom, the shares covered by such Award shall again become available for future Awards under the Plan. For purposes of the foregoing sentence, a Participant shall not be deemed to have received any “benefit” (i) in the case of forfeited Restricted Stock Awards by reason of having enjoyed voting rights and dividend rights prior to the date of forfeiture or (ii) in the case of an Award canceled pursuant to Section 5(e) by reason of a new Award being granted in substitution therefor. Notwithstanding any to the contrary contained herein, the following shares of Stock shall not be added to the shares of Stock authorized for grant under this Section 5(a): (A) shares of Stock tendered by the Participant or withheld by the Company in payment of the purchase price of an Option or, after March 15, 2018, an option under the Prior Plan; (B) shares of Stock tendered by the Participant or withheld by the Company to satisfy applicable tax withholding obligations with respect to Options or SARS, or after March 15, 2018, options or SARs under the Prior Plan; (C) shares of Stock subject to a SAR, or after March 15, 2018, a stock appreciation right under the Prior Plan that are not issued in connection with its stock settlement or exercise thereof; and (D) shares of Stock reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options or, after March 15, 2018, options under the Prior Plan.

(c)Stock delivered by the Company in settlement of Awards may be authorized and unissued Stock, Stock held in the treasury of the Company, Stock purchased on the open market or by private purchase, or a combination of the foregoing.

(d)Subject to Section 13, (i) no person may be granted Options or SARs under the Plan during any calendar year with respect to more than 500,000 shares of Stock, (ii) the maximum number of time-based Restricted Stock, Restricted Stock Units, Phantom Stock Awards or Stock Bonuses that may be granted to any one Participant under the Plan in a calendar year is 500,000 shares of Stock or, in the event such Award is paid in cash, the equivalent cash value thereof on the date of vesting, and (iii) the maximum number of performance-based Restricted Stock, Restricted Stock Units, Phantom Stock Awards or Stock Bonuses that may be granted to any one Participant under the Plan in a calendar year is 500,000 shares of Stock or, in the event such Award is paid in cash, the equivalent cash value thereof on the date of vesting. The maximum amount that can be paid in any calendar year to any Participant pursuant to a Cash Bonus Award described in Section 11 shall be $10,000,000.

(e)Without limiting the generality of the preceding provisions of this Section 5, the Committee may, but solely with the Participant’s consent, agree to cancel any Award under the Plan and issue a new Award in substitution therefor upon such terms as the Committee may in its sole discretion determine, provided that the substituted Award satisfies all applicable Plan requirements as of the date such new Award is granted.

(f)Substitute Awards shall not be counted against the shares of Stock available for granting Awards under the Plan.

(g)In the event the Company or any Subsidiary or Affiliate acquires or combines with a company that has shares available under a pre-existing plan, such shares shall be available for grant of Awards under this Plan, subject to applicable listing exchange requirements and shall not be counted against the shares of Stock available for granting Awards under the Plan.

(h)Notwithstanding any other provision in the Plan to the contrary, the maximum number of shares of Stock subject to Awards granted during a single calendar year to any Eligible Director, taken together with any cash fees paid during the calendar year to the Eligible Director in respect of the Eligible Director’s service as a member of the Board during such year (including service as a member or chair of any committees of the Board), shall not have an aggregate Fair Market Value on the Date of Grant (computed as of the Date of Grant in accordance with applicable financial accounting rules) in excess of $500,000. The independent members of the Board may make exceptions to this limit for a non-executive chair of the Board, provided that the Eligible Director receiving such additional compensation may not participate in the decision to award such compensation.

6.Eligibility

Participation shall be limited to Eligible Persons who have entered into an Award Agreement or who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan.

7.Options

The Committee is authorized to grant one or more Incentive Stock Options or Nonqualified Stock Options to any Eligible Person; provided, however, that no Incentive Stock Option shall be granted to any Eligible Person who is not an employee of the Company or a Parent or Subsidiary. Each Option so granted shall be subject to the conditions set forth in this Section 7, or to such other conditions as may be reflected in the applicable Stock Option Agreement.

(a)Option Price. Except with respect to an Option that is a Substitute Award, the exercise price (“Option Price”) per share of Stock for each Option shall be set by the Committee at the time of grant but shall not be less than the Fair Market Value of a share of Stock on the Date of Grant.

(b)Manner of Exercise and Form of Payment. No shares of Stock shall be delivered pursuant to any exercise of an Option until payment in full of the Option Price therefor is received by the Company. Options which have become exercisable may be exercised by delivery of written notice of exercise to the Committee accompanied by payment of the Option Price. The Option Price shall be payable (i) in cash, check, cash equivalent and/or shares of Stock valued at the Fair Market Value at the time the Option is exercised (including by means of attestation of ownership of a sufficient number of shares of Stock in lieu of actual delivery of such shares to the Company), (ii) in the discretion of the Committee, either (A) in other property having a fair market value on the date of exercise equal to the Option Price or (B) by delivering to the Committee a copy of irrevocable instructions to a stockbroker to deliver promptly to the Company an amount of loan proceeds, or proceeds from the sale of the Stock subject to the Option, sufficient to pay the Option Price or (iii) by such other method as the Committee may allow. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in the manner described in clause (ii) or (iii) of the preceding sentence if the Committee determines that exercising an Option in such manner would violate the Sarbanes-Oxley Act of 2002, any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter dealer quotation system on which the securities of the Company or any Affiliates are listed or traded.

(c)Vesting, Option Period and Expiration. Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “Option Period”); provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any Option, which acceleration shall not affect the terms and conditions of such Option other than with respect to exercisability. If an Option is exercisable in installments, such installments or portions thereof which become exercisable shall remain exercisable until the Option expires.

(d)Automatic Exercise. Unless otherwise provided in the Award Agreement, if on the last day of the Option Period, the Fair Market Value exceeds the Strike Price, the Participant has not exercised the Option, and the Option has not expired, such Option shall be deemed to have been exercised by the Participant on such last day and the Company shall make the appropriate payment therefor.

(e)Stock Option Agreement - Other Terms and Conditions. Each Option granted under the Plan shall be evidenced by a Stock Option Agreement. Except as specifically provided otherwise in such Stock Option Agreement, each Option granted under the Plan shall be subject to the following terms and conditions:

(i)Each Option or portion thereof that is exercisable shall be exercisable for the full amount or for any part thereof.

(ii)Each share of Stock purchased through the exercise of an Option shall be paid for in full at the time of the exercise. Each Option shall cease to be exercisable, as to any share of Stock, when the Participant purchases the share or exercises a related SAR or when the Option expires.

(iii)Subject to Section 12(l), Options shall not be transferable by the Participant except by will or the laws of descent and distribution and shall be exercisable during the Participant’s lifetime only by him.

(iv)Each Option shall vest and become exercisable by the Participant in accordance with the vesting schedule established by the Committee and set forth in the Stock Option Agreement.

(v)At the time of any exercise of an Option, the Committee may, in its sole discretion, require a Participant to deliver to the Committee a written representation that the shares of Stock to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof and any other representation deemed necessary by the Committee to ensure compliance with all applicable federal and state securities laws. Upon such a request by the Committee, delivery of such representation prior to the delivery of any shares issued upon exercise of an Option shall be a condition precedent to the right of the Participant or such other person to purchase any shares. In the event certificates for Stock are delivered under the Plan with respect to which such investment representation has been obtained, the Committee may cause a legend or legends to be placed on such certificates to make appropriate reference to such representation and to restrict transfer in the absence of compliance with applicable federal or state securities laws.

(vi)Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition of any Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including any sale) of such Stock before the later of (A) two years after the Date of Grant of the Incentive Stock Option or (B) one year after the date the Participant acquired the Stock by exercising the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by it, retain possession of any Stock acquired pursuant to the exercise of an Incentive Stock Option as agent for the applicable Participant until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Stock.

(vii)An Option Agreement may, but need not, include a provision whereby a Participant may elect, at any time before the termination of the Participant’s employment with the Company, to exercise the Option as to any part or all of the shares of Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Stock so purchased may be subject to a share repurchase option in favor of the Company or to any other restriction the Committee determines to be appropriate. The Company shall not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following the exercise of the Option unless the Committee otherwise specifically provides in an Stock Option Agreement.

(f)Incentive Stock Option Grants to 10% Stockholders. Notwithstanding anything to the contrary in this Section 7, if an Incentive Stock Option is granted to a Participant who owns stock representing more than ten percent of the voting power of all classes of stock of the Company or of a Subsidiary or Parent, the Option Period shall not exceed five years from the Date of Grant of such Option and the Option Price shall be at least 110 percent of the Fair Market Value (on the Date of Grant) of the Stock subject to the Option.

(g)$100,000 Per Year Limitation for Incentive Stock Options. To the extent the aggregate Fair Market Value (determined as of the Date of Grant) of Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.

8.Stock Appreciation Rights

Any Option granted under the Plan may include SARs, either at the Date of Grant or, except in the case of an Incentive Stock Option, by subsequent amendment. The Committee also may award SARs to Eligible Persons independent of any Option. A SAR shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose, including, but not limited to, the following:

(a)Vesting, Transferability and Expiration. A SAR granted in connection with an Option shall become exercisable, be transferable and shall expire according to the same vesting schedule, transferability rules and expiration provisions as the corresponding Option. A SAR granted independent of an Option shall become exercisable, be transferable and shall expire in accordance with a vesting schedule, transferability rules and expiration provisions as established by the Committee and reflected in an Award Agreement.

(b)Automatic Exercise. Unless otherwise provided in the Award Agreement, if on the last day of the Option Period (or in the case of a SAR independent of an option, the period established by the Committee after which the SAR shall expire), the Fair Market Value exceeds the Strike Price, the Participant has not exercised the SAR or the corresponding Option, and neither the SAR nor the corresponding Option has expired, such SAR shall be deemed to have been exercised by the Participant on such last day and the Company shall make the appropriate payment therefor.

(c)Payment. Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of shares subject to the SAR multiplied by the excess, if any, of the Fair Market Value of one share of Stock on the exercise date over the Strike Price. The Company shall pay such excess in cash (taking into consideration any adverse tax consequences to the Participant under Section 409A of the Code), in shares of Stock valued at Fair Market Value, or any combination thereof, as determined by the Committee. Fractional shares shall be settled in cash.

(d)Method of Exercise. A Participant may exercise a SAR at such time or times as may be determined by the Committee at the time of grant by filing an irrevocable written notice with the Committee or its designee, specifying the number of SARs to be exercised, and the date on which such SARs were awarded.

(e)Expiration. Except as otherwise provided in the case of SARs granted in connection with Options, a SAR shall expire on a date designated by the Committee which is not later than ten years after the Date of Grant of the SAR.

(f)Tax Considerations. The Committee shall take into account Section 409A of the Code and applicable regulatory guidance thereunder before granting a SAR.

9.Restricted Stock and Restricted Stock Units

(a)Award of Restricted Stock and Restricted Stock Units.

(i)The Committee shall have the authority (A) to grant Restricted Stock and Restricted Stock Units to Eligible Persons, (B) to issue or transfer Restricted Stock to Participants, and (C) to establish terms, conditions and restrictions applicable to such Restricted Stock and Restricted Stock Units, including the Restricted Period and any applicable Performance Goals, as applicable, which may differ with respect to each grantee, the time or times at which Restricted Stock or Restricted Stock Units shall be granted or become vested and the number of shares or units to be covered by each grant.

(ii)Each Participant granted Restricted Stock shall execute and deliver to the Company an Award Agreement with respect to the Restricted Stock setting forth the restrictions and other terms and conditions applicable to such Restricted Stock. If the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (A) an escrow agreement satisfactory to the Committee, if applicable, and (B) the appropriate blank stock power with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and stock power, the Award shall be null and void. Subject to the restrictions set forth in Section 9(b), the Participant generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock.

(iii)Upon the grant of Restricted Stock, the Committee shall cause a stock certificate registered in the name of the Participant to be issued and, if it so determines, deposited together with the stock powers with an escrow agent designated by the Committee. If an escrow arrangement is used, the Committee may cause the escrow agent to issue to the Participant a receipt evidencing any stock certificate held by it, registered in the name of the Participant.

(iv)The terms and conditions of a grant of Restricted Stock Units shall be reflected in a written Award Agreement. No shares of Stock shall be issued at the time a Restricted Stock Unit is granted, and the Company will not be required to set aside a fund for the payment of any such Award. At the discretion of the Committee and subject to Section 12(b), each Restricted Stock Unit (representing one share of Stock) may be credited with cash and stock dividends paid by the Company in respect of one share of Stock (“dividend equivalents”).

(b)Restrictions.

(i)Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions, including and without limitation, the satisfaction of any applicable Performance Goals during such period, as may be set forth in the applicable Award Agreement: (A) if an escrow arrangement is used, the Participant shall not be entitled to delivery of the stock certificate; (B) the shares shall be subject to the restrictions on transferability set forth in the Award Agreement; (C) the shares shall be subject to forfeiture to the extent provided in Section 9(c) and the applicable Award Agreement; and (D) to the extent such shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect to such shares shall terminate without further obligation on the part of the Company.

(ii)Restricted Stock Units awarded to any Participant shall be subject to (A) forfeiture until the expiration of the Restricted Period, and satisfaction of any applicable Performance Goals during such period, to the extent provided in the applicable Award Agreement, and to the extent such Restricted Stock Units are forfeited, all rights of the Participant to such Restricted Stock Units shall terminate without further obligation on the part of the Company and (B) such other terms and conditions as may be set forth in the applicable Award Agreement.

(iii)The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock and Restricted Stock Units whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Restricted Stock or Restricted Stock Units are granted, such action is appropriate.

(c)Restricted Period. With respect to Restricted Stock and Restricted Stock Units, the Restricted Period shall commence on the Date of Grant and end at the time or times set forth on a schedule established by the Committee in the applicable Award Agreement.

(d)Delivery of Restricted Stock and Settlement of Restricted Stock Units. Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in Section 9(b) and the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his beneficiary, without charge, the stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share) and any cash dividends or stock dividends credited to the Participant’s account with respect to such Restricted Stock and the interest thereon, if any.

Subject to the applicable Award Agreement, upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his beneficiary, without charge, one share of Stock for each such outstanding Restricted Stock Unit (“Vested Unit”) and cash equal to any dividend equivalents credited with respect to each such Vested Unit in accordance with Section 9(a)(iv) hereof and the interest thereon or, at the discretion of the Committee, in shares of Stock having a Fair Market Value equal to such dividend equivalents and interest thereon, if any; provided, however, that, the Committee may, in its sole discretion, elect to (i) pay cash or part cash and part Stock in lieu of delivering only shares of Stock for Vested Units or (ii) delay the delivery of Stock (or cash or part Stock and part cash, as the case may be) beyond the expiration of the Restricted Period. If a cash payment is made in lieu of delivering shares of Stock, the amount of such payment shall be equal to the Fair Market Value of the Stock as of the date on which the Restricted Period lapsed with respect to such Vested Unit.

(e)Stock Restrictions. Each certificate representing Restricted Stock awarded under the Plan shall bear a legend substantially in the form of the following until the lapse of all restrictions with respect to such Stock as well as any other information the Company deems appropriate:

Transfer of this certificate and the shares represented hereby is restricted pursuant to the terms of the ExlService Holdings, Inc. 2018 Omnibus Incentive Plan and a Restricted Stock Award Agreement, dated as of _____________, between ExlService Holdings, Inc. and __________________. A copy of such Plan and Agreement is on file at the offices of ExlService Holdings, Inc.

Stop transfer orders shall be entered with the Company’s transfer agent and registrar against the transfer of legended securities.

10.Stock Bonus Awards

The Committee may issue unrestricted Stock, or other Awards denominated in Stock, including and without limitation, fully-vested deferred stock units, under the Plan to Eligible Persons, alone or in tandem with other Awards, in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine. A Stock Bonus Award under the Plan shall be granted as, or in payment of, a bonus, or to provide incentives or recognize special achievements or contributions.

11.Cash Bonus Awards and Certain Limitations

The Committee shall have the authority to make an Award of a cash bonus to any Participant. Any such Award may be subject to a Performance Period, Performance Goals or such other terms and conditions as the Committee may designate in the applicable Award Agreement.

12.General

(a)Additional Provisions of an Award. Awards to a Participant under the Plan also may be subject to such other provisions (whether or not applicable to Awards granted to any other Participant) as the Committee determines appropriate, including, without limitation, provisions to assist the Participant in financing the purchase of Stock upon the exercise of Options (provided, that the Committee determines that providing such financing does not violate the Sarbanes-Oxley Act of 2002), adding dividend equivalent rights or other protections to Participants in respect of dividends paid on Stock underlying any Award (in addition to and subject to those provisions of Section 9, including the prohibition on currently paying dividends or dividend equivalents prior to the release of restrictions or settlement of the corresponding Restricted Stock or Restricted Stock Units), provisions for the forfeiture of or restrictions on resale or other disposition of shares of Stock acquired under any Award, provisions giving the Company the right to repurchase shares of Stock acquired under any Award in the event the Participant elects to dispose of such shares, provisions allowing the Participant to elect to defer the receipt of payment in respect of Awards for a specified period or until a specified event, and provisions to comply with Federal and state securities laws and Federal and state tax withholding requirements; provided, however, that any such deferral does not result in acceleration of taxability of an Award prior to receipt, or tax penalties, under Section 409A of the Code. Any such provisions shall be reflected in the applicable Award Agreement.

(b)Treatment of Dividends and Dividend Equivalents on Unvested Awards. In no event shall dividends or dividend equivalents (whether paid in cash or shares of Stock) be paid with respect to Options or Stock Appreciation Rights. Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that provides for or includes a right to dividends or dividend equivalents, if dividends are declared during the period that an Award is outstanding, such dividends (or dividend equivalents) shall either (i) not be paid or credited with respect to such Award or (ii) be accumulated but remain subject to vesting requirement(s) to the same extent as the applicable Award and shall only be paid at the time or times such vesting requirement(s) are satisfied and the Award is settled (as applicable).

(c)Privileges of Stock Ownership. Except as otherwise specifically provided in the Plan, no person shall be entitled to the privileges of ownership in respect of shares of Stock which are subject to Awards hereunder until such shares have been issued to that person.

(d)Government and Other Regulations. The obligation of the Company to settle Awards in Stock shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Stock to be offered or sold under the Plan. If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

(e)Tax Withholding.

(i)A Participant may be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any shares of Stock or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, Stock or other property) of any required income tax withholding and payroll taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such withholding and taxes.

(ii)Without limiting the generality of clause (i) above, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding (at a tax withholding rate that will not result in adverse accounting implications for the Company) by (A) the delivery of shares of Stock owned by the Participant having a Fair Market Value equal to such withholding liability or (B) having the Company withhold from the number of shares of Stock otherwise issuable pursuant to the exercise or settlement of the Award a number of shares with a Fair Market Value equal to such withholding liability.

(f)Claim to Awards and Employment Rights. No employee of the Company or an Affiliate, or other person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or an Affiliate.

(g)Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one or more persons as the beneficiary who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon his death. A Participant may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate.

(h)Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(i)No Liability of Committee Members. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(j)Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware.

(k)Funding. No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

(l)Nontransferability.

(i)Each Award shall be exercisable only by a Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(ii)Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards other than Incentive Stock Options to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award Agreement to preserve the purposes of the Plan, to:

A.any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 (collectively, the “Immediate Family Members”);

B.a trust solely for the benefit of the Participant and his or her Immediate Family Members;

C.a partnership or limited liability company whose only partners or stockholders are the Participant and his or her Immediate Family Members; or

D.other transferee as may be approved either (a) by the Board or the Committee in its sole discretion, or (b) as provided in the applicable Award Agreement;

(each transferee described in clauses (A), (B), (C) and (D) above is hereinafter referred to as a “Permitted Transferee”); provided that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.

(iii)The terms of any Award transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Award Agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the shares of Stock to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award Agreement, that such a registration statement is necessary or appropriate, (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise, and (D) the consequences of the termination of the Participant’s employment by, or services to, the Company or an Affiliate under the terms of the Plan and the applicable Award Agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award Agreement.

(m)Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company and its Affiliates and/or any other information furnished in connection with the Plan by any person or persons other than himself.

(n)Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

(o)Expenses. The expenses of administering the Plan shall be borne by the Company and Affiliates.

(p)Pronouns. Masculine pronouns and other words of masculine gender shall refer to both men and women.

(q)Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

(r)Termination of Employment. Unless an applicable Award Agreement provides otherwise, for purposes of the Plan, a person who transfers from employment or service with the Company to employment or service with an Affiliate or vice versa shall not be deemed to have terminated employment or service with the Company or an Affiliate.

(s)Severability. If any provision of the Plan or any Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(t)Compliance with Applicable Law. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that it in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

13.Changes in Capital Structure

Awards granted under the Plan and any agreements evidencing such Awards, the maximum number of shares of Stock subject to all Awards stated in Section 5(a) and the maximum number of shares of Stock with respect to which any one person may be granted Awards during any period stated in Sections 5(d) or 11(b) shall be subject to adjustment or substitution, as determined by the Committee in its sole discretion, as to the number, price or kind of a share of Stock or other consideration subject to such Awards or as otherwise determined by the Committee to be equitable (i) in the event of changes in the outstanding Stock or in the capital structure of the Company by reason of stock or extraordinary cash dividends, stock splits, reverse stock splits, recapitalization, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the Date of Grant of any such Award or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan. Any adjustment in Incentive Stock Options under this Section 13 shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 13 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

Notwithstanding the above, if the Company is merged or consolidated with another corporation or entity and, in connection therewith, consideration is received by stockholders of the Company in a form other than stock or other equity interests of the surviving entity then the Committee may, in its discretion and upon at least 10 days advance notice to the affected persons, cancel any outstanding Awards and cause the holders thereof to be paid, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of Stock received or to be received by other stockholders of the Company in the event.

The terms of this Section 13 may be varied by the Committee in any particular Award Agreement.

14.Effect of Change in Control

(a)The Committee may, but is not required to, provide in any particular Award Agreement:

(i)In the event of a Change in Control, notwithstanding any provision of the Plan or any applicable Award Agreement to the contrary, and either in or not in combination with another event such as a termination of the applicable Participant by the Company without Cause, all Options and SARs subject to such Award shall become immediately exercisable with respect to 100 percent of the shares subject to such Option or SAR, and/or that the Restricted Period shall expire immediately with respect to 100 percent of such shares of Restricted Stock or Restricted Stock Units subject to such Award (including a waiver of any applicable Performance Goals) and, to the extent practicable, such acceleration of exercisability and expiration of the Restricted Period (as applicable) shall occur in a manner and at a time which allows affected Participants the ability to participate in the Change in Control transaction with respect to the Stock subject to their Awards.

(ii)In the event of a Change in Control, all incomplete Performance Periods in respect of such Award in effect on the date the Change in Control occurs shall end on the date of such change, and the Committee shall (A) determine the extent to which Performance Goals with respect to each such Award Period have been met based upon such audited or unaudited financial information then available as it deems relevant, (B) cause to be paid to the applicable Participant partial or full Awards with respect to Performance Goals for each such Award Period based upon the Committee’s determination of the degree of attainment of Performance Goals, and (C) cause the Award, if previously deferred, to be settled in full as soon as possible.

(b)In addition, in the event of a Change in Control, the Committee may in its discretion and upon at least 10 days’ advance notice to the affected persons, cancel any outstanding Awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of Stock received or to be received by other stockholders of the Company in the event.

(c)The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. The Company agrees that it will make appropriate provisions for the preservation of Participants’ rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

(d)If (i) within 12 months following a Change in Control or (ii) in contemplation of a Change in Control, a Senior Participant’s employment with the Company or any Affiliate is terminated by the Company or an Affiliate without Cause, all Awards held by such Senior Participant, irrespective of the vesting schedule, shall become fully vested and immediately exercisable and, if applicable, the Restricted Period shall end at the time of such termination.

(e)Upon a Change in Control the vesting and exercisability of all Awards outstanding under the Plan held by Vice President Participants shall be such that any Award that would have vested in the one calendar year period following the Change in Control shall automatically become fully vested and exercisable and, if applicable, the Restricted Period shall end immediately prior to the Change in Control.

15.Nonexclusivity of the Plan

Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

16.Amendments and Termination

(a)Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including as necessary to comply with any applicable stock exchange listing requirement); and provided, further that any such amendment, alteration, suspension, discontinuance or termination that would impair the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary. The termination date of the Plan, following which no Awards may be granted hereunder, the tenth anniversary of the Effective Date; provided, that such termination shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.

(b)Amendment of Award Agreements. The Committee may, to the extent consistent with the terms of any applicable Award Agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award Agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would impair the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary; and provided further that, other than in connection with an equitable adjustment under Section 13 or a Change in Control, without stockholder approval, (i) no amendment or modification may reduce the Option Price of any Option or the Strike Price of any SAR, (ii) the Committee may not cancel any outstanding Option or SAR and replace it with a new Option or SAR (with a lower Option Price or Strike Price, as the case may be) in a manner which would either (A) (if the Company is subject to the reporting requirement of the Exchange Act) be reportable on the Company’s proxy statement as Options which have been “repriced” (as such term is used in Item 402 of Regulation S-K promulgated under the Exchange Act), or (B) result in any Option being accounted for under the “variable” method for financial statement reporting purposes and (iii) the Committee may not take any other action which is considered a “repricing” for purposes of the stockholder approval rules of the applicable stock exchange on which the Stock is listed, if any. In no event may the Company buyout for cash any Option or SAR whose Option Price or Strike Price (as applicable) on the date of purchase exceeds the Fair Market Value of the Company’s Stock.

17.Compliance with Section 409A.

(a)It is intended that any amounts payable under this Plan shall either be exempt from or comply with Section 409A of the Code (including the Treasury regulations and other published guidance relating thereto) so as not to subject a Participant to payment of any interest or additional tax imposed under Section 409A of the Code. To the extent that any amount payable under this Agreement would trigger the additional tax, penalty or interest imposed by Section 409A of the Code, this Plan shall be modified to avoid such additional tax, penalty or interest yet preserve (to the nearest extent reasonably possible) the intended benefit payable to the Participant. In no event shall the Company, any member of the Board of Directors, or any employee, agent or other service provider have any liability to any Participant for any tax, fine or penalty associated with any failure to comply with the requirements of Section 409A of the Code.

(b)To the extent a payment or benefit is nonqualified deferred compensation subject to Section 409A of the Code, a termination of employment shall not be deemed to have occurred for purposes of any provision of this Plan or any Award Agreement providing for the payment of any amounts upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Section 409A of the Code and, for purposes of any such provision of this Plan and any Award Agreement, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.” If a Participant is deemed on the date of a separation from service (within the meaning of Section 409A of the Code) to be a “specified employee” (within the meaning of that term under Section 409A(a)(2)(B) of the Code and determined using any identification methodology and procedure selected by the Company from time to time, or, if none, the default methodology and procedure specified under Section 409A of the Code), then with regard to any payment or the provision of any benefit that is “nonqualified deferred compensation” within the meaning of Code Section 409A and which is paid as a result of the Participant’s “separation from service,” such payment or benefit shall not be made or provided prior to the date which is the earlier of (A) the expiration of the six-month period measured from the date of such “separation from service” of the Executive, and (B) the date of the Executive’s death (the “Delay Period”). Upon the expiration of the Delay Period, all payments and benefits delayed pursuant to this clause (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or reimbursed to the Participant in a lump sum, and any remaining payments and benefits due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein.

(c)For purposes of Section 409A of the Code, the Participant’s right to receive any installment payments pursuant to this Plan or any Award Agreement shall be treated as a right to receive a series of separate and distinct payments. Whenever a payment under the Plan or any Award Agreement specifies a payment period with reference to a number of days (e.g., “payment shall be made within thirty days following the date of termination”), the actual date of payment within the specified period shall be within the sole discretion of the Company.

(d)With regard to any provision herein that provides for reimbursement of costs and expenses or in-kind benefits, except as permitted by Section 409A of the Code, (i) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit; (ii) the amount of expenses eligible for reimbursement, or in-kind benefits, provided during any taxable year shall not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year, provided, that the foregoing clause (ii) shall not be violated with regard to expenses reimbursed under any arrangement covered by Section 105(b) of the Code solely because such expenses are subject to a limit related to the period the arrangement is in effect; and (iii) such payments shall be made on or before the last day of the Participant’s taxable year following the taxable year in which the expense was incurred.

18.Forfeiture and Recoupment.

Without limiting in any way the generality of the Committee’s power to specify any terms and conditions of an Award consistent with law, and for greater clarity, the Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award, including any payment of Shares received upon exercise or in satisfaction of an Award under the Plan shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions, without limit as to time. Such events shall include, but not be limited to, failure to accept the terms of the Award Agreement, termination of service under certain or all circumstances, violation of material Company policies, misstatement of financial or other material information about the Company, fraud, misconduct, breach of noncompetition, confidentiality, nonsolicitation, noninterference, corporate property protection, or other agreements that may apply to the Participant, or other conduct by the Participant that the Committee determines is detrimental to the business or reputation of the Company and its Affiliates, including facts and circumstances discovered after termination of service. Awards granted under the Plan shall be subject to any compensation recovery policy or minimum stock holding period requirement as may be adopted or amended by the Company from time to time.

19.Whistleblower Provisions.

Nothing contained herein prohibits the Participant from: (1) reporting possible violations of federal law or regulations, including any possible securities laws violations, to any governmental agency or entity; (2) making any other disclosures that are protected under the whistleblower provisions of federal law or regulations; or (3) otherwise fully participating in any federal whistleblower programs, including but not limited to any such programs managed by the U.S. Securities and Exchange.

*     *     *

As adopted by the Board of Directors of
ExlService Holdings, Inc. as of April 12, 2018.

EXLSERVICE HOLDINGS, INC. 280 PARK AVENUE, 38TH FLOOR NEW YORK, NY 10017

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 14, 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 14, 2018. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E45468-P02573	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

EXLSERVICE HOLDINGS, INC.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors
	Nominees:	For	Against	Abstain

	1a. Deborah Kerr	☐	☐	☐

	1b. Nitin Sahney	☐	☐	☐

	1c. Garen Staglin	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.				For	Against	Abstain

2.	The ratification of the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for fiscal year 2018			☐	☐	☐

3.	The approval, on a non-binding advisory basis, of the compensation of the named executive officers of the Company			☐	☐	☐

4.	The approval of the 2018 Omnibus Incentive Plan			☐	☐	☐

NOTE: The proxies are authorized to act upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E45469-P02573

EXLSERVICE HOLDINGS, INC.
Annual Meeting of Shareholders
June 15, 2018 8:30 A.M. EDT
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Vishal Chhibbar and Nancy Saltzman, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of EXLSERVICE HOLDINGS, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 8:30 A.M., Eastern Daylight Time on June 15, 2018, at 280 Park Avenue, 38th Floor, New York, NY 10017, and any adjournment or postponement thereof.

The undersigned hereby also authorize(s) the proxy, in his or her discretion, to vote on any other business that may properly be brought before the meeting or any adjournment or postponement thereof to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations, and accordingly, will be voted FOR each of the Board of Directors’ nominees for director specified in Proposal 1, and FOR Proposals 2, 3 and 4, unless a contrary choice is specified, in which case the proxy will be voted as specified.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, dated on or about April 27, 2018, and the Proxy Statement furnished therewith.

Continued and to be signed on reverse side